Exhibit 10.1

SECOND AMENDED AND RESTATED LOAN AGREEMENT

among

AURORA CONVENTION CENTER HOTEL, LLC,

as Borrower,

AURORA CONVENTION CENTER HOTEL LESSEE, LLC,

as Operating Lessee

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

THE FINANCIAL INSTITUTIONS NOW OR HEREAFTER SIGNATORIES HERETO AND THEIR ASSIGNEES PURSUANT TO SECTION 13.13, as Lenders

WELLS FARGO SECURITIES, LLC,

as Left Lead Arranger and Sole Bookrunner

BANK OF AMERICA, N.A.,

as Syndications Agent

BofA SECURITIES, INC.,

as Joint Lead Arranger

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Joint Lead Arranger

THE BANK OF NOVA SCOTIA,

as Document Agent

SUMITOMO MITSUI BANKING CORPORATION,

as Document Agent

Entered into as of July 2, 2019

WFB LOAN NO. 1013851

Loan No. 1013851

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Loan No. 1013851

4.4	CONSTRUCTION AGREEMENT	45

4.5	ARCHITECT’S AGREEMENT	45

4.6	PLANS AND SPECIFICATIONS	45

4.7	CONTRACTOR/CONSTRUCTION INFORMATION	46

4.8	PROHIBITED CONTRACTS	47

4.9	LIENS AND LIEN AFFIDAVITS AND STOP PAYMENT NOTICES	47

4.10	ASSESSMENTS AND IMPROVEMENT DISTRICTS	47

4.11	CONSTRUCTION RESPONSIBILITIES	47

4.12	DELAY	48

4.13	INSPECTIONS	48

4.14	SURVEYS	48

4.15	PERMITS	48

4.16	SUBGUARD INSURANCE	48

4.17	IN-BALANCE PAYMENTS	49

4.18	INCENTIVE PAYMENTS.	49

ARTICLE 5	INSURANCE	49

5.1	TITLE INSURANCE	49

5.2	PROPERTY INSURANCE	49

5.3	FLOOD HAZARD INSURANCE	50

5.4	LIABILITY INSURANCE	50

5.5	BUSINESS INTERRUPTION INSURANCE	50

5.6	OTHER COVERAGE	50

5.7	GENERAL	51

ARTICLE 6	REPRESENTATIONS AND WARRANTIES	51

6.1	AUTHORITY/ENFORCEABILITY	51

6.2	BINDING OBLIGATIONS	51

6.3	FORMATION AND ORGANIZATIONAL DOCUMENTS	51

6.4	NO VIOLATION	51

6.5	COMPLIANCE WITH LAWS; USE	52

6.6	LITIGATION	52

6.7	FINANCIAL CONDITION	52

6.8	NO MATERIAL ADVERSE CHANGE	53

6.9	INTENTIONALLY OMITTED	53

6.10	ACCURACY	53

6.11	TAX LIABILITY	53

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Loan No. 1013851

6.12	TITLE TO ASSETS; NO LIENS	53

6.13	MANAGEMENT AGREEMENT; FRANCHISE AGREEMENT	53

6.14	UTILITIES	53

6.15	COMPLIANCE	54

6.16	AMERICANS WITH DISABILITIES ACT COMPLIANCE	54

6.17	BUSINESS LOAN	54

6.18	LEASES	54

6.19	NO CONSTRUCTION LIENS	54

6.20	PROJECT INFORMATION	54

6.21	REAFFIRMATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES	55

6.22	NO SUBORDINATION	55

6.23	PERMITS; FRANCHISES	55

6.24	MATERIAL CONTRACTS	55

6.25	EMPLOYEES	56

6.26	VEHICLES	56

6.27	COLLECTIVE BARGAINING AGREEMENT	56

6.28	PROJECT DOCUMENTS	56

6.29	PERSONAL PROPERTY	57

6.30	[INTENTIONALLY OMITTED]	57

6.31	SANCTIONS, ANTI-CORRUPTION AND ANTI-MONEY LAUNDERING LAWS	57

6.32	EEA FINANCIAL INSTITUTIONS	58

ARTICLE 7	HAZARDOUS MATERIALS	58

7.1	SPECIAL REPRESENTATIONS AND WARRANTIES	58

7.2	HAZARDOUS MATERIALS COVENANTS	59

7.3	INSPECTION BY ADMINISTRATIVE AGENT	59

7.4	HAZARDOUS MATERIALS INDEMNITY	59

7.5	LEGAL EFFECT OF SECTION	61

ARTICLE 8	INTENTIONALLY OMITTED	61

ARTICLE 9	COVENANTS OF BORROWER	61

9.1	EXPENSES	61

9.2	ERISA COMPLIANCE	61

9.3	LEASING	62

9.4	APPROVAL OF LEASES	62

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Loan No. 1013851

9.5	EXISTENCE AND ORGANIZATIONAL DOCUMENTS	62

9.6	SUBDIVISION MAPS	63

9.7	OPINION OF LEGAL COUNSEL	63

9.8	FURTHER ASSURANCES; CORRECTION OF DEFECTS	63

9.9	ASSIGNMENT	64

9.10	MANAGEMENT AGREEMENT AND FRANCHISE AGREEMENT	64

9.11	REQUIREMENTS OF LAW	66

9.12	SPECIAL COVENANTS; SINGLE PURPOSE ENTITY	66

9.13	LIMITATIONS ON DISTRIBUTIONS, ETC	69

9.14	MERGER, CONSOLIDATION AND TRANSFER OF ASSETS	69

9.15	PROHIBITED TRANSFERS	69

9.16	INTEREST RATE PROTECTION AGREEMENTS	76

9.17	TAXES AND OTHER LIABILITIES	77

9.18	PERSONAL PROPERTY	77

9.19	FF&E AND INVENTORY	78

9.20	CONSTRUCTION	78

9.21	MANAGER FF&E CONTROL AGREEMENT	78

9.22	INTENTIONALLY OMITTED	79

9.23	MANAGER’S PAYMENTS TO OPERATING LESSEE & BORROWER	79

9.24	LITIGATION	79

9.25	PROJECT DOCUMENTS	79

9.26	LIQUOR LICENSE	80

9.27	BROKERS	80

9.28	DEVELOPMENT AGREEMENT	81

9.29	INCENTIVE AGREEMENT	81

9.30	SANCTIONS	81

9.31	BORROWER’S FUNDS ACCOUNT	82

9.32	NO DELAWARE DIVISION	82

9.33	DSCR AND DEBT YIELD REPORTING; CASH SWEEP	82

ARTICLE 10	REPORTING COVENANTS	84

10.1	FINANCIAL INFORMATION	84

10.2	BOOKS AND RECORDS	84

10.3	ANNUAL BUDGET	84

10.4	MONTHLY REPORTING REQUIREMENTS	85

10.5	PROJECT AGREEMENT REPORTING	85

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Loan No. 1013851

10.6	KNOWLEDGE OF DEFAULT; ETC	85

10.7	LITIGATION, ARBITRATION OR GOVERNMENT INVESTIGATION	85

10.8	ENVIRONMENTAL NOTICES	86

10.9	CERTIFICATE OF BORROWER	86

10.10	OTHER INFORMATION	86

10.11	FORM; WARRANTY	86

ARTICLE 11	DEFAULTS AND REMEDIES	87

11.1	DEFAULT	87

11.2	ACCELERATION UPON DEFAULT; REMEDIES	90

11.3	DISBURSEMENTS TO THIRD PARTIES	90

11.4	ADMINISTRATIVE AGENT’S COMPLETION OF CONSTRUCTION	91

11.5	ADMINISTRATIVE AGENT’S CESSATION OF CONSTRUCTION	91

11.6	REPAYMENT OF FUNDS ADVANCED	91

11.7	RIGHTS CUMULATIVE, NO WAIVER	91

ARTICLE 12	ADMINISTRATIVE AGENT	92

12.1	APPOINTMENT AND AUTHORIZATION; CO-LENDER PROVISIONS	92

12.2	WELLS FARGO AS LENDER	93

12.3	LOAN DISBURSEMENTS	94

12.4	DISTRIBUTION AND APPORTIONMENT OF PAYMENTS; DEFAULTING LENDERS	94

12.5	PRO RATA TREATMENT	96

12.6	SHARING OF PAYMENTS, ETC	96

12.7	COLLATERAL MATTERS; PROTECTIVE ADVANCES	97

12.8	POST-FORECLOSURE PLANS	98

12.9	APPROVALS OF LENDERS	99

12.10	NOTICE OF DEFAULTS	99

12.11	ADMINISTRATIVE AGENT’S RELIANCE, ETC	99

12.12	INDEMNIFICATION OF ADMINISTRATIVE AGENT	100

12.13	LENDER CREDIT DECISION, ETC	101

12.14	SUCCESSOR ADMINISTRATIVE AGENT	101

12.15	TITLED AGENTS	102

12.16	FLOOD COMPLIANCE	102

ARTICLE 13	MISCELLANEOUS PROVISIONS	103

13.1	INDEMNITY	103

13.2	FORM OF DOCUMENTS	104

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Loan No. 1013851

13.3	NO THIRD PARTIES BENEFITED	104

13.4	NOTICES	104

13.5	ATTORNEY-IN-FACT; POWERS OF ATTORNEY	105

13.6	ACTIONS	105

13.7	RIGHT OF CONTEST	105

13.8	RELATIONSHIP OF PARTIES	106

13.9	DELAY OUTSIDE ADMINISTRATIVE AGENT’S AND LENDERS’ CONTROL	106

13.10	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT	106

13.11	IMMEDIATELY AVAILABLE FUNDS	106

13.12	AMENDMENTS AND WAIVERS	106

13.13	SUCCESSORS AND ASSIGNS	108

13.14	ADDITIONAL COSTS; CAPITAL ADEQUACY	111

13.15	SIGNS	114

13.16	LENDERS’ AGENTS	114

13.17	TAX SERVICE	114

13.18	TAXES	114

13.19	WAIVER OF RIGHT TO TRIAL BY JURY	118

13.20	SEVERABILITY	118

13.21	TIME	118

13.22	HEADINGS	118

13.23	GOVERNING LAW	119

13.24	USA PATRIOT ACT NOTICE; COMPLIANCE	120

13.25	ELECTRONIC DOCUMENT DELIVERIES	120

13.26	INTEGRATION; INTERPRETATION	120

13.27	ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS	121

13.28	ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS	121

13.29	COUNTERPARTS	122

13.30	NO WAIVER	122

13.31	ELECTRONIC TRANSMISSION OF DATA	122

13.32	ADDITIONAL BORROWER AND OPERATING LESSEE WAIVERS	123

13.33	AMENDMENT AND RESTATEMENT

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Loan No. 1013851

EXHIBITS AND SCHEDULES

SCHEDULE 1.1	–	PRO RATA SHARES
SCHEDULE 9.33	–	FORM OF DSCR COMPLIANCE CERTIFICATE

EXHIBIT A	–	DESCRIPTION OF PROPERTY
EXHIBIT B	–	DOCUMENTS
EXHIBIT C	–	[Intentionally Omitted]
EXHIBIT D	–	[Intentionally Omitted]
EXHIBIT E	–	FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT F	–	FORM OF PROMISSORY NOTE
EXHIBIT G	–	DISBURSEMENT INSTRUCTION AGREEMENT
EXHIBIT H-1	–	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOR FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
EXHIBIT H-2	–	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOR FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
EXHIBIT H-3	–	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
EXHIBIT H-4	–	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOR FOREIGN LENDERS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
EXHIBIT I	–	OPERATING LEASE DOCUMENTS
EXHIBIT J	–	BENCHMARK REPLACEMENT PROVISIONS
EXHIBIT K		MATERIAL CONTRACTS
EXHIBIT L	–	ITEMIZED REQUISITION
EXHIBIT M	–	FORM OF COMPLETION GUARANTY

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Loan No. 1013851

SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”), dated as of July 2, 2019, by and among AURORA CONVENTION CENTER HOTEL, LLC, a Delaware limited liability company (“Borrower”), AURORA CONVENTION CENTER HOTEL LESSEE, LLC, a Delaware limited liability company (“Operating Lessee”), each of the financial institutions initially a signatory hereto together with their assignees under Section 13.13 (collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”) as contractual representative of the Lenders to the extent and in the manner provided in Article 12 (in such capacity, together with its successors and assigns, “Administrative Agent”).

R E C I T A L S

A. Borrower owns certain real property described in Exhibit A hereto (the “Land”) on which is located certain improvements consisting of an approximately 1,501 room Gaylord Rockies Hotel together with all appurtenances, fixtures, and hotel facilities and amenities now or hereafter located on the Land including approximately 409,000 square feet of meeting space (collectively, the “Improvements”, together with the Land, the “Property”).

B. Borrower and Operating Lessee have previously entered into the Operating Lease Documents (as such term is defined below) for the purpose of leasing the Property to Operating Lessee and transferring and assigning to Operating Lessee management and operation of the Property and certain other Collateral (as such term is defined below).

C. Borrower, Operating Lessee, Administrative Agent and Lenders previously entered into that certain Amended and Restated Building Loan Agreement, dated as of March 7, 2016, as amended by that certain First Modification to Loan Documents, dated as of December 31, 2018 (the “Original Loan Agreement”) pursuant to which the Lenders agreed to lend to Borrower an aggregate maximum principal amount of $500,000,000 (the “Original Loan”) in accordance with the terms and provisions contained therein.

D. Borrower and Operating Lessee have requested to amend and restate the terms of the Original Loan Agreement to, among other things, (i) increase the amount of the Original Loan to a new principal amount of up to $880,000,000, which increased amount will consist of (a) a term loan in the amount of $800,000,000 and (b) an additional allowance in an amount of up to $80,000,000 which, if disbursed, shall be used to construct certain additional improvements on the Property; (ii) extend the term of the Original Loan and (iii) make certain other modifications as described herein.

E. Lenders are willing to make the Loan subject to the terms of this Agreement, on the condition that the parties enter into this Agreement which amends, restates and replaces the Original Loan Agreement in its entirety, and that Borrower and Operating Lessee otherwise satisfy certain conditions as set forth herein.

NOW, THEREFORE, Borrower, Operating Lessee, Administrative Agent and Lenders agree as follows:

ARTICLE 1 DEFINITIONS.

1.1 DEFINED TERMS.

The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

Loan No. 1013851

“Acceptable Counterparty” – means Wells Fargo, any Lender, any of their Affiliates or another financial institution having a long term credit rating or issuer rating of no less than “A-”, by Standard & Poor’s Financial Services LLC and no less than “A3” by Moody’s Investor Services.

“Accounts” – means, collectively, each Account listed on Schedule 3.2 to the Disclosure Letter and any other account established by Borrower or Operating Lessee in connection with the Loan from time to time (but excluding the Manager’s Account and accounts maintained by Manager or Affiliates of Manager in connection with the MBS Systems).

“Account Collateral” – means and includes (i) all cash, instruments, securities and funds on deposit in the Accounts, (ii) all investments of funds in the Accounts and all certificates, securities and instruments evidencing any such investments of funds in or from the Accounts and (iii) all interest, dividends, cash, instruments and other property received as Proceeds or otherwise of, or in substitution or exchange for, any collateral described in (i) and (ii) above.

“ADA” – means the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq., as now or hereafter amended or modified from time to time.

“Adjusted NOI” – means, for the trailing twelve (12) months ending on the last day of the calendar quarter immediately preceding the date of determination, the amount by which (a) Gross Operating Revenues for such period exceed (b) the Adjusted Operating Expenses for such period.

“Adjusted Operating Expenses” – means, for any period of time, Gross Operating Expenses for such period, subject to the following adjustments:

(a) management fees shall be equal to the greater of (i) the actual Base Management Fees incurred with respect to such period (including, without limitation, accounting fees and the Incentive Management Fees) and (ii) an amount equal to three percent (3.0%) of Gross Operating Revenues for such period in each case exclusive of any additional payments to Manager;

(b) FF&E reserves shall be equal to the actual FF&E reserves provided for in the Management Agreement, if any, for such period.

“Administrative Agent” – means Wells Fargo Bank, National Association, or any successor Administrative Agent appointed pursuant to Section 12.14.

“Affiliate” – means, with respect to any Person, (a) in the case of any such Person which is a partnership, limited partnership, limited liability company, corporation or any other entity, any partner, member, shareholder or other Person owning twenty-five percent (25%) or more equity in such entity, respectively, (b) any other Person which is directly or indirectly controlled by, controls or is under common control with such Person or one or more of the Persons referred to in the preceding clause (a), (c) any other Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (a) through (b), and (d) any other Person that is a trust solely for the benefit of one or more Persons referred to in clause (c) and of which such Person is sole trustee; provided, however, in no event shall Administrative Agent and/or any Lender or any of their respective Affiliates be deemed an Affiliate of Borrower or Operating Lessee. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” – shall have the meaning given to such term in the preamble hereto.

Loan No. 1013851

“Amortization DSCR Hurdle” – means, (i) as of any applicable DSCR Test Date following the Original Maturity Date and prior to the First Extended Maturity Date, a DSCR of 1.375:1.00; and (ii) as of any applicable DSCR Test Date from and after the First Extended Maturity Date, a DSCR of 1.50:1.00, each as certified in accordance with Section 9.33 hereof.

“Annual Budget” – means the annual operating and capital budget submitted by Borrower and, if applicable, approved by Administrative Agent pursuant to Section 10.3 for the applicable calendar year.

“Anti-Corruption Laws” – means all laws, rules, and regulations of any jurisdiction applicable to the Borrower, Operating Lessee or any member of the Borrowing Group from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” – means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Application for Payment” – shall mean a written itemized statement, signed by Borrower setting forth (a) a description of the work performed, material supplied and/or costs incurred or due for which disbursement is requested with respect to any line item shown in the Disbursement Budget, (b) the total amount incurred, expended and/or due for each requested item less prior disbursements, and (c) the Funding Date.

“Appraisal” – means a written appraisal prepared by an independent MAI appraiser acceptable to Administrative Agent and subject to Administrative Agent’s customary independent appraisal requirements and prepared in compliance with all applicable regulatory requirements, including the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time.

“Appraised Value” – means the “as is” market value of the Property as reflected in the most recent Appraisal of the Property as the same may have been adjusted based upon Administrative Agent’s internal review of such Appraisal which is based on criteria and factors then generally used and considered by Administrative Agent in determining the value of similar real estate properties, which review shall be conducted prior to acceptance of such Appraisal by Administrative Agent.

“Approved Fund” – means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender and which is not engaged in the business of acquiring direct or indirect ownership interest in commercial real estate projects.

“Architect” – means any Person that is retained as an architect with respect to the Expansion and is a party to an Architect’s Agreement with Borrower or Operating Lessee.

“Architect’s Agreement” – means one or more agreements with respect to the design of, and the preparation of the Plans and Specifications for, the Expansion, by and between Borrower or Operating Lessee and Architect, as approved by Administrative Agent.

“Ares Entity Member” – means AREG Aurora Co-Invest Incentive, LLC, a Delaware limited liability company.

“Ares Member” – means any of Ares Entity Member or any Ares Rolling Member.

Loan No. 1013851

“Ares Rolling Member” – means any individual or non-charitable trust established for estate planning purposes holding, from time to time, an indirect interest in (A) Borrower, as a “Rolling Member” of Aurora Convention Center Hotel Investors, LLC, a Delaware limited liability company (“PropCo”), under and as defined in that certain Amended and Restated Limited Liability Company Agreement of PropCo dated as of December 31, 2018, a true and correct copy of which has been provided to Lender, and/or (B) Operating Lessee, as a “Rolling Member” of Aurora Convention Center Hotel Lessee Holdco, LLC, a Delaware limited liability company (“OpCo”), under and as defined in that certain Amended and Restated Limited Liability Company Agreement of Opco dated as of December 31, 2018, a true and correct copy of which has been provided to Lender.

“Assignee” – shall have the meaning given to such term in Section 13.13(c).

“Assignment and Assumption Agreement” – means an Assignment and Assumption Agreement among a Lender, an Assignee and Administrative Agent, substantially in the form of Exhibit E.

“Assignment and Assumption of Management Agreement” – means that certain Assignment and Assumption of Management Agreement (Springing), dated as of March 7, 2016, and effective as of December 14, 2018, by and among Borrower, Operating Lessee and Manager, pursuant to which all of Borrower’s rights, title and interest as “Owner” under the Management Agreement were assigned to Operating Lessee concurrently with the effectiveness of the Operating Lease.

“AURA” – means the Aurora Urban Renewal Authority.

“Bail-In Action” – means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” – means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” – means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.

“Base Management Fees” – means the fees payable under the Management Agreement that are calculated on the basis of a percentage of Gross Operating Revenues, not to exceed three percent (3.0%) of Gross Operating Revenues without the consent of Requisite Lenders.

“Base Rate” – means the sum of: (a) the per annum rate of interest equal to the Federal Funds Rate plus three-quarters of one percent (0.75%), plus (b) two hundred fifty basis points (2.50%).

“Base Rate Loan” means a portion of the Loan bearing interest at a rate based on the Base Rate.

“Base Rebates” – means the tax increment revenues collected from within the boundaries of the Aurora Conference Center Urban Renewal Area, as described in City Resolution No. R2015-35, and received by AURA for a collection period until at least June 30, 2037, which tax increment revenues are available under the Urban Renewal Law (§31-25-101, C.R.S., as amended) at the percentages described in the Incentive Agreement from: those real and personal property taxes imposed by the City of Aurora, Colorado, and certain other taxing jurisdictions levying property taxes within the Aurora Conference Center Urban Renewal Area, exclusive of those property taxes imposed by the Aurora Conference Center General Improvement District created by Ordinance No. 2011-17 and the Sable Altura Fire Protection District; the general sales taxes, lodgers taxes and admissions tax levied by the City of Aurora, exclusive of the enhanced lodger’s tax and enhanced sales tax on admissions authorized by City Ordinance No. 2011-16.

Loan No. 1013851

“Benchmark” – shall have the meaning given to such term in Exhibit J.

“Benchmark Loan” – means the portion of the Loan which is subject to a Calculated Rate. In the event Borrower is subject to a principal amortization schedule under the terms and conditions of the Loan Documents, the Benchmark Portion for any calendar month shall not include the amount of any principal prepayment required to be made during such calendar month pursuant to Section 2.12.

“Benchmark Price Adjustment” – shall have the meaning given to such term in Section 2.6(g).

“Benchmark Replacement” – shall have the meaning given to such term in Exhibit J.

“Benchmark Taxes” – means, as referred to herein, collectively, all withholdings, interest equalization , stamp, court or documentary, intangible, recording, filing or similar taxes or withholdings (other than Excluded Taxes) imposed by any domestic or foreign governmental authority that are attributable to Lenders having entered into the Loan Documents or the performance of Lenders’ obligations thereunder or to the interest rate being determined by reference to the Benchmark.

“Beneficial Ownership Certification” – means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, or any comparable non-U.S. regulation applicable to any Lender regarding the determination of beneficial ownership.

“Beneficial Ownership Regulation” – means 31 CFR § 1010.230.

“Borrower” – shall have the meaning given to such term in the preamble hereto.

“Borrower’s Funds” – means all funds of Borrower, if any, deposited with Administrative Agent, for the benefit of Lenders, pursuant to the terms and conditions of this Agreement.

“Borrower’s Funds Account” – means an account of Borrower with Wells Fargo, described more particularly in the Cash Management Agreement (including any redesignation or renumbering of any such account and such other account(s) with Wells Fargo as may be substituted for or replace or supersede any such account(s) from time to time, in each case with approval of Administrative Agent), which is a blocked account into which Borrower’s Funds shall be deposited from time to time pursuant to Section 3.3 and Section 4.17.

“Borrower’s Depository Account” – means an account of Borrower with Wells Fargo, described more particularly in the Cash Management Agreement (including any redesignation or renumbering of any such account and such other account(s) with Wells Fargo as may be substituted for or replace or supersede any such account(s) from time to time, in each case with approval of Administrative Agent), which is a blocked account into which Base Rebates and other proceeds payable to Borrower under the Incentive Agreement shall be deposited from time to time pursuant to Section 4.18.

“Borrower’s Operating Account” – means an account of Borrower with Wells Fargo, described more particularly in the Cash Management Agreement (including any redesignation or renumbering of any such account and such other account(s) with Wells Fargo as may be substituted for or replace or supersede any such account(s) from time to time, in each case with approval of Administrative Agent), which is pledged to Administrative Agent and Lenders and which is in the control (within the meaning of the applicable UCC) of Administrative Agent.

“Borrowing Group” – means, individually and collectively: (a) Borrower, (b) Operating Lessee, (c) any parent or subsidiary of Borrower or Operating Lessee, (d) any Guarantor, (e) any direct owner of any collateral securing any part of the Loan, any Guaranty, or this Agreement, and (f) any officer, director or other person or entity acting on behalf of any Borrower, Guarantor, or any such owner referred to in clause (e) above, in each case, with respect to the Loan, any Guaranty, or this Agreement.

Loan No. 1013851

“Business Day” – means: (a) for all purposes other than as set forth in clause (b) below, any day, except a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close; and (b) with respect to the determination of any LIBO Rate, any day that is a day for trading by and between banks in Dollar deposits in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Calculated Rate” – means the rate of interest, equal to the sum of: (a) two hundred fifty basis points (2.50%) plus (b) the Benchmark then in effect.

“Cash Flow Sweep Release Event” – means (a) in the event of a DSCR Failure, the DSCR Reporting Date as of which the Property shall have achieved a DSCR greater than or equal to the Minimum DSCR Hurdle for the two (2) immediately preceding DSCR Test Dates (calculated without deducting the amounts on deposit in the DSCR Reserve Account from the outstanding principal amount of the Loan) and Borrower shall have timely delivered to Administrative Agent the DSCR Compliance Certificates so certifying, or (b) in the event the Cash Sweep Requirement was caused solely by Borrower’s failure to deliver a DSCR Compliance Certificate to Administrative Agent as and when required pursuant to Section 9.33(a), receipt by Administrative Agent of the DSCR Compliance Certificate evidencing that a DSCR Failure had not occurred as of the date such delivery was required.

“Cash Flow Sweep Termination Event” – means (a) in the event of a DSCR Failure, the DSCR Reporting Date as of which the Property shall have achieved a DSCR greater than or equal to the Minimum DSCR Hurdle for the two (2) immediately preceding DSCR Test Dates (calculated after deducting the amounts on deposit in the DSCR Reserve Account from the outstanding principal amount of the Loan) and Borrower shall have timely delivered to Administrative Agent the DSCR Compliance Certificates so certifying, or (b) in the event the Cash Sweep Requirement was caused solely by Borrower’s failure to deliver a DSCR Compliance Certificate to Administrative Agent as and when required pursuant to Section 9.33(a), receipt by Administrative Agent of the DSCR Compliance Certificate evidencing that a DSCR Failure had not occurred as of the date such delivery was required.

“Cash Management Agreement” – means that certain Second Amended and Restated Cash Management Agreement, dated as of the Effective Date, by and between Borrower, Operating Lessee, Administrative Agent and Manager, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Cash Sweep Period” – shall have the meaning given to such term in Section 9.33(b).

“Cash Sweep Reconciliation” – shall have the meaning given to such term in Section 9.33(c).

“Cash Sweep Requirement” – shall have the meaning given to such term in Section 9.33(b).

“Chattel Paper” – shall have the meaning given to such term in the UCC.

“Collateral” – means the Property and any Personal Property or other collateral with respect to which a Lien or security interest was granted to Administrative Agent by Borrower or Operating Lessee, for the benefit of Lenders, pursuant to the Loan Documents.

“Commitment” – means, as to each Lender, such Lender’s obligation to make disbursements pursuant to Section 3.5 and Section 12.3, in an amount up to, but not exceeding the amount set forth for such Lender on Schedule 1.1 attached hereto as such Lender’s “Commitment Amount” or as set forth in the applicable Assignment and Assumption Agreement, as the same may be reduced from time to time pursuant to the terms of this Agreement or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 13.13.

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“Complete”, “Completed” or “Completion” – means completion of the Expansion free and clear of all liens, which shall be deemed to have occurred, at such time as either (a) all of the following have occurred: (i) Administrative Agent’s receipt of a written statement or certificate executed by the Architect designated or shown on the Plans and Specifications (or another architect or consultant acceptable to Administrative Agent in Administrative Agent’s reasonable discretion) certifying, with only customary qualifications and exceptions, that the Expansion is substantially completed, (ii) Administrative Agent’s receipt of a temporary certificate of occupancy permit(s) for all of the Expansion issued by the local government agency having jurisdiction and authority to issue same, (iii) no mechanic’s liens, materialman’s liens or stop notices (as defined in Section 4.9) having been recorded except with respect to (A) liens relating to obligations valued at less than $250,000 in the aggregate and (B), liens which have been bonded over in form, scope and substance reasonably satisfactory to Administrative Agent (and from a bonding company reasonably approved by Administrative Agent), or, alternatively, Administrative Agent’s receipt of valid releases thereof from those persons to the extent such persons are entitled to record said liens or serve said stop notices, (iv) Administrative Agent’s receipt of other close-out items as reasonably required and approved by Administrative Agent which are customarily delivered in connection with construction loan disbursements, and (v) Administrative Agent has received evidence that Manager has confirmed completion of the Expansion and the Management Agreement is effective (including, without limitation, any amendments thereto required in connection with adding the Expansion to the Hotel (as defined in the Management Agreement)) and no material default by Borrower or Operating Lessee, as applicable, exists under the Management Agreement (which default extends beyond any applicable cure period provided for therein and Manager has not waived said default prior to the expiration of such cure period); or (b) Administrative Agent’s receipt of such other evidence of lien free and defect free completion of the Expansion as Administrative Agent deems satisfactory in its reasonable discretion, but only to the extent the same are customarily available in Aurora, Colorado for a project similar to the Expansion.

“Completion Date” – means, if the Expansion is commenced, the Original Maturity Date.

“Construction Agreement” – means one or more agreements to construct the Expansion entered into by and between Borrower or Operating Lessee and one or more Contractors.

“Contractor” – means any Person that is a party to a Construction Agreement with Borrower or Operating Lessee regarding the Expansion, as approved by Administrative Agent.

“Contracts” – means all contracts, agreements, warranties and guaranties entered into by, or benefitting, Borrower or Operating Lessee and relating to or governing the use, occupancy, operation, management, franchising, hotel group, name or chain affiliation and/or guest reservation, repair and service of the Property, and all leases, occupancy agreements, concession agreements, and commitments to provide rooms or facilities in the future, including all amendments, modifications and supplements to any of the foregoing, other than ordinary course room rental and group sales agreements.

“Control” – means, including its correlative meanings, the terms “Controlling”, “Controlled By” and “under Common Control with”, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding anything contained in this Agreement to the contrary, a Person shall be deemed in Control of another Person, so long as major decisions and management policies of such Person require the approval or consent of that Person even though another person may also be required to approve or consent to one or more of such decisions or policies.

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“Customer in Good Standing” – means, as determined by Administrative Agent in its sole but good faith discretion:

(i) a Person that:

(a) is currently, either directly or indirectly (through a Person that it Controls or who is Controlled by it) a customer of Administrative Agent and/or any Affiliate thereof in a commercial real estate loan transaction;

(b) is not and has not been the subject of: (i) a Proceeding (either voluntary or involuntary, unless such involuntary Proceeding was dismissed within ninety (90) days of the filing thereof) within the prior twenty (20) year period, unless such Person is otherwise acceptable to Administrative Agent; or (ii) a workout or restructuring on account of its obligations and liabilities to Administrative Agent or such Affiliate thereof; provided, however, the provisions of the foregoing subclause (ii) shall not apply to any Person if Administrative Agent has, acting in good faith, determined that notwithstanding such workout or restructuring, such Person resolved its obligations to Administrative Agent and/or such Affiliate, as applicable, on terms and conditions reasonably satisfactory to Administrative Agent and/or such Affiliate, and during such workout or restructuring, such Person did not commence a lawsuit or any other action (including pursuant to a counterclaim or otherwise) against Administrative Agent and/or such Affiliate, as applicable, in connection with such workout or restructuring; and

(c) otherwise has paid and performed all of its obligations and liabilities to Administrative Agent and/or such Affiliate thereof, as applicable, in accordance with the respective terms thereof, or otherwise in a manner satisfactory to Administrative Agent and/or such Affiliate thereof, as applicable, in substantial accordance with the respective terms thereof; provided, however, the provisions of this clause (c) shall not apply to any Person if Administrative Agent and/or such Affiliate thereof, as applicable, has determined, acting in good faith, that notwithstanding such failure to pay and perform all of such Person’s material obligations and liabilities to Administrative Agent and/or such Affiliate thereof, as applicable, substantially in accordance with the respective terms thereof, such Person resolved its obligations to Administrative Agent and/or such Affiliate thereof, as applicable, on terms and conditions reasonably satisfactory to Administrative Agent and/or such Affiliate thereof, as applicable, and such Person did not commence a lawsuit or any other action (including pursuant to a counterclaim or otherwise) against Administrative Agent and/or such Affiliate thereof, as applicable, in connection therewith; or

(ii) a Person that is not currently a commercial real estate borrower of Administrative Agent, either directly or indirectly (through a Person that it Controls or is Controlled by it), but who otherwise meets Administrative Agent’s then applicable underwriting criteria (applied in a non-discriminatory manner by Administrative Agent in the use of its sole but good faith discretion) to be a commercial real estate borrower/customer of Administrative Agent and/or its Affiliates.

“Debt Service” – means, as of the last day of the calendar quarter immediately preceding the applicable date of determination, an amount equal to the greater of (i) the actual, annual debt service for the Loan for the relevant calculation period, and (ii) the amount obtained by multiplying the then outstanding principal balance of the Loan by the greater of (A) eight percent (8.00%), and (B) a debt service constant calculated using (1) an interest rate factor equal to the then prevailing rate on 10 Year U.S. Treasury Notes, plus two and one-half percent (2.50%) and (2) principal amortization based on a thirty (30) year amortization schedule.

“Default” – shall have the meaning given to such term in Section 11.1.

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“Default Rate” – means the lesser of (i) a rate of interest per annum five percent (5%) in excess of the applicable Effective Rate in effect from time to time or (ii) the Maximum Lawful Rate.

“Defaulting Lender” – means any Lender which, at any time, shall: (i) fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of five (5) Business Days after receipt of notice from Administrative Agent; (ii) notify Borrower, Administrative Agent, or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement; (iii) (A) become or be insolvent or have a parent company that has become or is insolvent, and/or (B) become the subject of a bankruptcy or insolvency proceeding, or have had a receiver, conservator, trustee, or custodian appointed for it, or have taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or have a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment and/or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company of such Lender by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under clauses (i) through (iv) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and any such Defaulting Lender.

“Delaware Divided LLC” – means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” – means any limited liability company formed under the laws of the State of Delaware.

“Delaware LLC Division” – means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.

“Disbursement Budget” – means the column titled “Funded by Bank” in the then current Expansion Budget.

“Disbursement Instruction Agreement” – means the Disbursement Instruction Agreement executed and delivered by Borrower on the Effective Date, or such other form as Administrative Agent may require from time to time.

“Disbursement Plan” – means, if the Expansion is commenced, a disbursement plan substantially in the form of the disbursement plan attached to the Original Loan Agreement and otherwise reasonably acceptable to Administrative Agent and Borrower, setting forth specific construction related requirements and conditions to disbursement of the Expansion Tranche, which Disbursement Plan shall be updated and revised from time to time to the extent there are changes in the Disbursement Budget.

“Disclosure Letter” means that certain Disclosure Letter, dated as of the Effective Date, executed and delivered by Borrower and Operating Lessee to Administrative Agent, for the benefit of the Lenders.

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“Dollars” and “$” – means the lawful money of the United States of America.

“DSCR” – means, as of any DSCR Test Date, (i) the Adjusted NOI for the twelve (12) consecutive calendar months ending on such DSCR Test Date, divided by (ii) the Debt Service as of such date.

“DSCR Compliance Certificate” – shall have the meaning given to such term in Section 9.33.

“DSCR Failure” – means the failure of the DSCR to be greater than or equal to the Minimum DSCR Hurdle as of any DSCR Test Date.

“DSCR Reporting Date” – means the twenty-fifth (25th) day after each DSCR Test Date.

“DSCR Reserve Account” – means, collectively, (i) an account of Borrower with Wells Fargo, described more particularly in the Cash Management Agreement (including any redesignation or renumbering of any such account and such other account(s) with Wells Fargo as may be substituted for or replace or supersede any such account(s) from time to time, in each case with approval of Administrative Agent)(the “Borrower’s DSCR Reserve Account”) and (ii) an account of Operating Lessee with Wells Fargo, described more particularly in the Operating Lessee Cash Management Agreement (including any redesignation or renumbering of any such account and such other account(s) with Wells Fargo as may be substituted for or replace or supersede any such account(s) from time to time, in each case with approval of Administrative Agent)(the “Operating Lessee’s DSCR Reserve Account”), each of which is a blocked account into which Excess Cash Flow shall be deposited from time to time pursuant to Section 9.33 (and in accordance with the Cash Management Agreement and Operating Lessee Cash Management Agreement, as applicable).

“DSCR Start Date” – means June 30, 2020.

“DSCR Test Date” – means, commencing on the DSCR Start Date and each March 31, June 30, September 30, and December 31 thereafter, and, with respect to the First Option to Extend, the Second Option to Extend and Third Option to Extend, March 31, 2024, March 31, 2025, and March 31, 2026, respectively.

“EEA Financial Institution” – means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” – means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” – means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” – means July 2, 2019.

“Effective Rate” – shall have the meaning given to such term in Section 2.6(e).

“Eligible Assignee” – means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) Administrative Agent and (ii) unless a Default exists, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, Operating Lessee or any of the Borrower’s or Operating Lessee’s Affiliates or Subsidiaries.

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“Equipment” – shall have the meaning given to such term in the UCC.

“ERISA” – means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“EU Bail-In Legislation Schedule” – means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Excess Cash Flow” – means, for any relevant period, (a) amounts received by Borrower and/or Operating Lessee from Manager plus (b) to the extent not utilized to pay Gross Operating Expenses or Taxes (including, without limitation, any payments made to Manager in accordance with the Management Agreement), amounts received by Borrower pursuant to the Incentive Agreement, less, to the extent not paid by Manager, required debt service payments and other amounts due and payable with respect to the Loan pursuant to the Loan Documents.

“Excluded Taxes” – means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to any applicable law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 13.18, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 13.18(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Expansion” – means a planned addition to the Property and Improvements consisting of approximately 300 additional rooms and associated improvements to be constructed (if at all) at Borrower’s option, subject to and in accordance with the terms herein, and which, if constructed, will be part of the Improvements.

“Expansion Budget” – means the budget for the construction of the Expansion (and any required offsite improvements, if any) to Completion, which shall be prepared by Borrower and approved by Requisite Lenders, together with any changes thereto approved by Administrative Agent or Requisite Lenders, as applicable, or otherwise permitted hereunder.

“Expansion Developer” – means Rida Realty Investments Corp., or such other developer reasonably acceptable to Administrative Agent.

“Expansion Development Agreement” – means one or more agreements to manage development of the Expansion entered into by and between Borrower or Operating Lessee and Expansion Developer.

“Expansion Tranche” – means the lesser of (i) Eighty Million Dollars ($80,000,000) and (ii) an amount equal to the total cost of Completing the Expansion pursuant to a final budget approved by Administrative Agent (such approval not to be unreasonably withheld or delayed).

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“FATCA” – means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” – means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal Funds brokers of recognized standing selected by Administrative Agent, provided, however, that if the Federal Funds Rate determined as provided above as of any determination date would be less than zero percent (0.0%), then the Federal Funds Rate for such period shall be deemed to be zero percent (0.0%).

“FF&E” – all furnishings, furniture, fixtures, machinery, apparatus, equipment, fittings, appliances, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware. silverware, food carts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, computers, monitors, printers, other computer equipment, wireless Internet equipment, in-room Internet equipment, fiber optic or other Internet cable, audio visual equipment, speakers, sound systems, entertainment systems, “disc jockey” systems, projectors, fitness equipment, free weights, treadmills, stationary bicycles, stair climbing machines, weight machines, spa equipment, massage tables, beauty treatment supplies, hair styling equipment, saloon equipment, sun beds, medical equipment, automobiles, tractors, trailers, golf carts, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning-waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), building supplies and materials, chattels, goods, consumer goods, inventory, other customary hotel equipment, warranties, chattel paper, documents, accounts, general intangibles, trade names, trademarks, service marks and logos owned by or licensed to Borrower or Operating Lessee and goodwill related thereto, and all other articles of personal property of every kind and nature whatsoever, tangible or intangible, now, heretofore or hereafter arising out of or related to the ownership of the Property, or acquired with proceeds of the Loan, or located in, on or about the Property, or used or intended to be used with or in connection with the construction, use, operation or enjoyment of the Property; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing. Notwithstanding the foregoing, FF&E shall not include: (a) any personal property owned, leased or licensed by the tenants of the Property (so long as not leased or licensed to such tenants by Borrower or Operating Lessee), (b) the personal property owned, leased or licensed by Manager (so long as not leased or licensed to Manager by Borrower or Operating Lessee), (c) the personal property of transient hotel guests, (d) the personal property of employees, invitees and licensees in, on or about the Property, (e) taxicabs, limousines or other vehicles for hire with a driver and (f) the personal property (including trade names, trademarks and other intellectual property) of Franchisor, if any.

“FF&E Expenses” – means the costs of FF&E actually incurred by Borrower, Operating Lessee or Manager in accordance with the Annual Budget, provided that Manager may incur expenses in accordance with the Management Agreement.

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“FF&E Reserve Account” – means an account of Operating Lessee with Wells Fargo, described more particularly in the Operating Lessee Cash Management Agreement (including any redesignation or renumbering of any such account and such other account(s) with Wells Fargo as may be substituted for or replace or supersede any such account(s) from time to time, in each case with approval of Administrative Agent), which is a blocked account into which Operating Lessee’s funds for FF&E Expenses shall be deposited from time to time as may be required by and pursuant to Section 3.7.

“Financial Statements” – means for each reporting party a balance sheet, income statement, statements of cash flows and a schedule of contingent liabilities and associated footnotes (provided that the schedule of contingent liabilities and associated footnotes will be required with respect to annual financial statements only), and a schedule of real estate assets (solely with respect to Rida Guarantor), and unless Administrative Agent otherwise consents, consolidated statements if the reporting party is a holding company, a parent of a subsidiary entity or a subsidiary of a parent entity. Each party for whom Financial Statements are required is a “reporting party” and a specified period to which the required Financial Statements relate is a “reporting period”. Ryman Guarantor is not a reporting party so long as Ryman publicly files reports with the Securities and Exchange Commission.

“First Extended Maturity Date” – means July 2, 2024.

“First Option to Extend” – means Borrower’s option, subject to the terms and conditions of Section 2.10, to extend the term of the Loan from the Original Maturity Date to the First Extended Maturity Date.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, and (c) the National Flood Insurance Reform Act of 1994, each as amended and together with any successor Law of such type.

“Foreign Lender” – means a Lender that is not a U.S. Person.

“Franchise Agreement” – means any franchise agreement (which shall be subject to the prior written approval of Requisite Lenders in their sole discretion) entered into with respect to the franchise branding of the Property, as any such franchise agreement may be amended, restated, supplemented, replaced or otherwise modified from time to time with Requisite Lender’s consent.

“Franchisor” – means the franchisor under any Franchise Agreement.

“Franchisor Comfort Letter” – means a letter agreement to be executed between Franchisor, Borrower and/or Operating Lessee, as the case may be, and Administrative Agent with respect to any Franchise Agreement.

“Fund” – means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Date” – means, subject to Section 12.3, the date on which Borrower requests that a disbursement be made, which date shall in no event be earlier than seven (7) Business Days following submittal by Borrower to Administrative Agent of the Application for Payment (together with all related supporting information and certificates) and the satisfaction by Borrower of each applicable condition to disbursement set forth in this Agreement.

“GAAP” – means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, as modified as appropriate by the Uniform System of Accounts.

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“General Intangibles” – shall have the meaning given to such term in the UCC.

“Governmental Authority” – means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Operating Expenses” – means, with respect to the Property for any period, without duplication, the sum of all of Borrower’s and Operating Lessee’s, and, to the extent paid out of Gross Operating Revenues or otherwise required to be paid or reimbursed by Borrower or Operating Lessee, Manager’s, costs and expenses of operating, maintaining, directing, licensing, managing and supervising the Property computed on an accrual basis (excluding (i) depreciation, amortization and any other similar expense of a non-cash nature, (ii) any debt service, (iii) any capital expenditures, (iv) income or similar taxes, and (v) the costs of any other things required by Administrative Agent or the Loan Documents to be done or provided at the Borrower’s, Operating Lessee’s or Manager’s sole expense) incurred by Borrower, Operating Lessee or the Manager pursuant to the Management Agreement or any Franchise Agreement, if applicable, or as otherwise specifically provided therein, which are properly attributable to the applicable period under the Borrower’s or Operating Lessee’s system of accounting, including without limitation: (a) the cost of all food and beverages sold or consumed and of all necessary chinaware, glassware, linens, flatware, uniforms, utensils and other items of a similar nature and paper supplies, cleaning materials and similar consumable items placed in use (other than reserve stocks thereof in storerooms); (b) salaries and wages of personnel of the Property, including costs of payroll taxes and employee benefits; (c) the cost of all other goods and services obtained by Borrower, Operating Lessee or the Manager in connection with its operation of the Property including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment, and all existing and any future installations necessary for the operation of the Property for hotel purposes (other than those of a capital nature as determined in accordance with GAAP); (d) the cost of repairs to and maintenance of the Property other than of a capital nature as determined in accordance with GAAP; (e) the cost of insurance premiums for the insurance required to be maintained by Borrower or Operating Lessee hereunder and losses arising from the operation of the Property and losses incurred on any self-insured risks of the foregoing types, provided that, Administrative Agent, Borrower, the Manager and any Franchisor, if required pursuant to any Franchise Agreement, have specifically approved in advance such self-insurance or insurance is unavailable to cover such risks; (f) all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof and other charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against Borrower or Operating Lessee with respect to the operation of the Property; (g) the allocated amount of legal fees and fees of any firm of independent certified public accounts designated from time to time only to the extent related to the operation of the Property; (h) the costs and expenses of technical consultants and specialized operational experts for specialized services in connection with non-recurring work on operational, legal, functional, decorating, design or construction problems and activities; (i) the allocated amount of all expenses for advertising the Property and all expenses of sales promotion and public relations activities; (j) the cost of any reservations system, any accounting services or other group benefits, programs or services from time to time made available to the Property; (k) the cost associated with any retail leases or operating leases; (l) any Base Management Fees, any Incentive Management Fees, and any other fees and reimbursables paid or payable to the Manager under the Management Agreement; (m) any franchise fees or other fees and reimbursables paid or payable to any Franchisor under any Franchise Agreement, if any; (n) assessments and other fees payable to the condominium association pursuant to the Project Documents, if any; and (o) all costs and expenses of owning, maintaining, conducting and supervising the operation of the Property to the extent such costs and expenses are not included above. Notwithstanding the foregoing, in no event shall Gross Operating Expenses include any amounts payable by Operating Lessee to Borrower (or vice-versa) under the Operating Lease Documents.

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“Gross Operating Revenues” – means with respect to the Property for any period, without duplication, all income and proceeds (whether in cash or on credit, and computed on an accrual basis) received by Borrower, Operating Lessee or Manager for the use, occupancy or enjoyment of the Property, or any part thereof, or received by Borrower, Operating Lessee or Manager for the sale of any goods, services or other items sold on or provided from the Property in the ordinary course of the Property’s operation, during such period including, without limitation: (a) all income and proceeds received from any lease, operating lease and rental of rooms, exhibit, sales, commercial, meeting, conference or banquet space within the Property, including parking revenue, and income from vending machines, spa treatments, health club fees, greens fees, cart rental, golf memberships and fees, country club and health club memberships, and fees and service charges; (b) all income and proceeds received from food and beverage operations and from catering services conducted from the Property and received by Borrower, Operating Lessee or Manager; (c) all income and proceeds from business interruption, rental interruption and use and occupancy insurance with respect to the operation of the Property (after deducting therefrom all costs and expenses incurred in the adjustment or collection thereof); (d) all awards for temporary use (after deducting therefrom all costs incurred in the adjustment or collection thereof and in restoration of the Property); (e) all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in this definition of “Gross Operating Revenues” if received in the ordinary course of the Property’s operation (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (f) interest on credit accounts, rent concessions or credits, and other required pass-throughs; and (g) any tax rebates accrued under the Incentive Agreement so long as neither Borrower nor Administrative Agent has a reasonable basis to believe that such amounts will not be received in the ordinary course of business and consistent with past practices, but excluding, (1) gross receipts received by lessees (other than Operating Lessee or Manager), licensees or concessionaires of the Property; (2) income and proceeds from the sale or other disposition of goods, capital assets and other items not in the ordinary course of the Property’s operation; (3) federal, state and municipal excise, sales and use taxes collected directly from patrons or guests of the Property as a part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes (other than those paid to Borrower pursuant to the Incentive Agreement), but only to the extent such taxes are not included in the definition of Gross Operating Expenses; (4) awards (except to the extent provided in clause (d) above); (5) refunds of amounts not included in Gross Operating Expenses at any time and uncollectible accounts as determined by Manager; (6) gratuities collected by employees at the Property; (7) the proceeds of any financing; (8) other income or proceeds resulting other than from the use or occupancy of the Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Property in the ordinary course of business; (9) any credits or refunds made to customers, guests or patrons in the form of allowances or adjustments to previously recorded revenues, and (10) any amounts payable to Borrower by Operating Lessee (or vice-versa) under the Operating Lease Documents.

“Group Bookings Pace Report” – means a Property-level worksheet generated monthly that tracks the number of group room nights, average rate charged per room night, and total expected rooms revenues (excluding food and beverage) that have been booked at the Property for each month of the current calendar year and the subsequent calendar year. The current pace of the bookings are then compared with the budgeted targets for each month of the current year and with the number of rooms booked for the same month during the prior year. For the months that have already passed, actual performance figures are compared to budget targets and the actual figures for the same month the prior year. Room nights are typically segregated into the following minimum categories: (1) “Definites” represent groups that have an executed contract and made a deposit and (2) “Tentatives” represent groups that have been provided a contract for review. Notwithstanding the foregoing, the Group Bookings Pace Report shall be in the format and contain the content provided by the Manager pursuant to the Management Agreement.

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“Guarantor” – means, collectively, the Rida Guarantor, the Ryman Guarantor and any other person or entity who, or which, in any manner, is or becomes obligated to Lenders under any guaranty now or hereafter executed in connection with the Loan (collectively or severally as the context thereof may suggest or require).

“Guaranty” – means, collectively, the Rida Guaranty, the Ryman Guaranty and any other guaranty now or hereafter executed by a Guarantor in connection with the Loan (collectively or severally as the context thereof may suggest or require).

“Hazardous Materials” – shall have the meaning given to such term in Section 7.1(a).

“Hazardous Materials Claims” – shall have the meaning given to such term in Section 7.1(c).

“Hazardous Materials Indemnity” – means that certain Second Amended and Restated Hazardous Materials Indemnity Agreement, dated as of the date hereof, executed by and between Ryman Guarantor and Rida Guarantor, as Indemnitor, and Administrative Agent.

“Hazardous Materials Laws” – shall have the meaning given to such term in Section 7.1(b).

“Immediate Family” – means the husband, wife, ex-wife, adult child, and adult grandchild, adult sister and adult brother and their respective children, provided, however, that the term shall include a trust for the benefit of any of the foregoing individuals and/or a family limited liability company comprised solely of any of the foregoing individuals, and in addition, a trust for a minor child or minor grandchild which provides for distribution of the member’s interest to such minor beneficiary of such trust upon such minor beneficiary attaining the age of 21 years or older.

“Improvements” – shall have the meaning given to such term in Recital A, and which, if Borrower elects to commence construction of the Expansion, shall include the Expansion.

“In-Balance” – means, if Borrower has requested an advance of funds from the Expansion Tranche or at any time thereafter and prior to the Completion of the Expansion, the Expansion Budget shall be at all times equal to or greater than the amount which Administrative Agent from time to time reasonably determines necessary to complete the Expansion.

“In-Balance Payments” – means all payments required under Section 4.17.

“Incentive Agreement” – means that certain Incentive Agreement dated as of June 20, 2011, as amended February 10, 2014, by and between the City of Aurora, AURA and Borrower, as successor to Gaylord Entertainment Company.

“Incentive Management Fees” – means, with respect to the Property, amounts denominated in the Management Agreement as “Incentive Management Fees,” or if there is no such designation, fees in the nature of incentive management fees (other than reimbursements due to Manager for operating expenses and other out-of-pocket costs and expenses in accordance with the Management Agreement) to be paid to the Manager under the Management Agreement that are in excess of the Base Management Fees.

“Indemnified Taxes” – means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

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“Indemnitees” – means Administrative Agent, Lead Arrangers, Lenders, and their respective parents, subsidiaries and Affiliates, any holder of or Participant in the Loan and all directors, officers, employees, agents, successors and permitted assigns of any of the foregoing.

“Independent Inspecting Architect” – means the architect, engineer, agent, consultant or other inspector selected and retained by Administrative Agent from time to time, at Borrower’s expense, to inspect the Expansion, if applicable, on behalf of Administrative Agent and Lenders.

“Infrastructure Agreement” – means that certain Infrastructure Acquisition and Reimbursement Agreement, dated as of December 18, 2015, as amended by that certain First Amendment to Infrastructure Acquisition and Reimbursement Agreement, dated as of April 18, 2019, by and between Colorado International Center Metropolitan District No. 4 and Borrower, with joinder for limited purposes by Aurora High Point Metropolitan District, High Point at DIA Investments, LLC and ACM High Point VI LLC, a Delaware limited liability company, as assignee of LNR CPI High Point, LLC, with respect to certain off-site improvements.

“Interest Period” – means a period commencing on the first (1st) Business Day of a calendar month and continuing to, but not including, the first (1st) Business Day of the next calendar month; provided, however, no Interest Period shall extend beyond the Maturity Date.

“Interest Rate Cap Agreement” – shall mean, collectively, one or more interest rate cap agreements (together with the confirmation and schedules relating thereto) reasonably acceptable to Administrative Agent, between an Acceptable Counterparty and Borrower obtained by Borrower as and when required pursuant to Section 9.16 hereof.

“Interest Rate Protection Agreement” – shall mean (a) an Interest Rate Cap Agreement or (b) a Swap Agreement.

“Inventory” – shall have the meaning given to such term in the UCC, together with and including within the term “Inventory” (a) items which would be entered on a balance sheet under the line items for “Inventory” and (b) “China, glassware, silver, linen and uniforms” under the Uniform Systems of Accounts.

“Land” – shall have the meaning given such term in Recital A.

“Lead Arrangers” shall mean, collectively, (i) Wells Fargo Securities, LLC, as left lead arranger, and (ii) BofA Securities, Inc., and Credit Agricole Corporate and Investment Bank, as joint lead arrangers.

“Lease” and “Leases” – means any and all present and future leases (other than the Operating Lease) of the Property or any portion thereof, all licenses and agreements for the use and occupancy of the Property or any portion thereof, other than ordinary course group sales agreements and other agreements with customers at the Property.

“Lender” – means each financial institution from time to time party hereto as a “Lender”, together with its respective successors and permitted assigns. With respect to matters requiring the consent or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, “all Lenders” shall be deemed to mean “all Lenders other than Defaulting Lenders”.

“Lending Office” – means, for each Lender, the office of such Lender specified in such Lender’s administrative questionnaire or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify Administrative Agent in writing from time to time.

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“Letter of Credit” – means an irrevocable standby evergreen letter of credit (and any amendment thereof) that (a) is issued by a bank acceptable to Administrative Agent in its reasonable discretion, (b) provides for a term of at least one year that automatically renews for additional one year periods until at least thirty (30) days after the issuing bank gives notice to Administrative Agent of termination of such letter of credit, and (c) may be drawn upon by presentation by Administrative Agent of a sight draft at a location satisfactory to Administrative Agent, and (d) is otherwise satisfactory to Administrative Agent in its reasonable discretion.

“LIBO Rate” – means the rate of interest per annum determined by Administrative Agent on the basis of the rate for United States dollar deposits for delivery on the first (1st) day of each Interest Period, for a period approximately equal to such Interest Period, as published by the ICE Benchmark Administration, a United Kingdom company, or a comparable or successor approved by Administrative Agent, at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of the Interest Period (or if not so reported, then as determined by Administrative Agent (consistent with Administrative Agent’s treatment of other LIBO-based loans to other similarly situated borrowers) from another recognized source or interbank quotation); provided, however, that if the LIBO Rate determined as provided above with respect to any Interest Period would be less than zero percent (0.0%), then the LIBO Rate for such Interest Period shall be deemed to be zero percent (0.0%).

“Licenses” – means, collectively, all certifications, permits, licenses and approvals, including certificates of completion, use and occupancy permits and any applicable liquor licenses or beverage permits, including the Liquor License, required for the legal use, occupancy and operation of the Property as described in the Recitals hereto.

“Lien” – means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a “true” lessor pursuant to Section 9-505 (or any successor section) of the UCC) naming the owner of the asset to which such Lien relates as debtor, under the UCC or other comparable law of any jurisdiction.

“Liquor License” – means, collectively, all liquor licenses and/or permits issued to and held by Manager and/or Borrower issued by the State of Colorado and/or the City of Aurora and/or an agency, board or division of either of them for the sale and consumption of alcoholic beverages at the Property, and any replacement therefor or renewals thereof.

“Loan” – means the aggregate principal sum of up to Eight Hundred Eighty Million Dollars ($880,000,000) which consists of (i) the Term Tranche and (ii) the Expansion Tranche, a portion of which Lenders agreed to lend and Borrower originally agreed to borrow pursuant to the Original Loan Agreement, and, as so increased by this Agreement, that Lenders continue to agree to lend and Borrower continues to agree to Borrower on the terms and conditions set forth in this Agreement.

“Loan Documents” – means those documents, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents, as amended by this Agreement and as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Loan Party” – means Borrower, Operating Lessee and Guarantor.

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“Loan-to-Value Percentage” – means, the amount, expressed as a percentage, obtained by dividing (i) the outstanding principal amount of the Loan by (ii) the Appraised Value of the Property (after adjustment for, but without duplication of, senior liens and regular and special tax assessments) as determined by Administrative Agent.

“Major Subcontractors” – means all subcontractors that are party to a subcontract in excess of $5,000,000.

“Management Agreement” – means collectively, that certain Management Agreement, dated as of December 18, 2015, by and between Manager and Operating Lessee (as successor-by-assignment to Borrower pursuant to the Assignment and Assumption of Management Agreement), or any replacement management agreement and/or owner agreement (the terms and conditions of which shall be subject to the prior written approval of Requisite Lenders in their sole discretion) entered into with respect to the management of the Property, as amended by that certain Side Letter to Management Agreement dated as of December 18, 2015, as further amended by that certain Key Money Side Letter dated as of December 18, 2015, as further amended by that certain Letter Agreement Regarding Implementation of Operating Lease Structure, dated as of March 7, 2016, as further amended by that certain Letter Agreement Regarding Closing of Equity and Loan Restructuring, dated as of March 7, 2016, as further amended by that certain Side Letter Regarding Pre-Opening Expenses and Owner’s Priority, dated November 2018, and as further amended by that certain Side Letter to Management Agreement (2018 Equity Restructuring) dated December 31, 2018, in each case as it may be further amended, restated, supplemented, replaced or otherwise modified from time to time, as permitted hereunder.

“Manager” – means Marriott Hotel Services, Inc., a Delaware corporation (and its permitted successors or assigns pursuant to the Management Agreement), or any replacement manager (which shall be subject to the prior written approval of Requisite Lenders in their sole discretion) engaged by Borrower to manage the Property.

“Manager’s Account” – means the accounts maintained by Manager pursuant to the Management Agreement (including the MBS Systems (as described in the Management Agreement)), into which all Gross Revenues (as defined in the Management Agreement) will be deposited.

“Material Contract” – means (a) the Management Agreement, (b) any Franchise Agreement, (c) any collective bargaining agreement with respect to the Property that Borrower or Operating Lessee has a right to approve pursuant to the Management Agreement, (d) the Project Documents, (e) the Operating Lease Documents and (f) unless Borrower or Operating Lessee, as applicable, has no approval right over such contract under the Management Agreement, any other contract for goods or services that (i) has a term of more than one (1) year or (ii) cannot be terminated without termination payment on notice of ninety (90) days or less, and imposes an annual payment obligation greater than One Million Dollars ($1,000,000).

“Maturity Date” – means the Original Maturity Date, subject to extension in accordance with Section 2.10.

“Maximum Lawful Rate” – means the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of New York (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under New York law), taking into account all charges made in connection with the transaction evidenced by the Note and the other Loan Documents.

“MBS Systems” – shall have the meaning given to such term in the Management Agreement.

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“Minimum DSCR Hurdle” – means the DSCR as of the particular DSCR Test Date in question is equal to or greater than the following:

Date	DSCR
June 30, 2020, September 30, 2020, December 31, 2020	1.00:1.00
March 31, 2021, June 30, 2021, September 30, 2021, December 31, 2021	1.125:1.00
March 31, 2022 and continuing on each DSCR Test Date until the Maturity Date	1.1875:1.00

“Monthly FF&E Deposit”– shall have the meaning given to such term in Section 3.8.

“Net Senior Distributions” – means, for the applicable calendar month, without duplication, the amount equal to the difference between (a) the sum of (i) all distributions to Borrower or Operating Lessee under the Management Agreement (after payment of any Incentive Management Fees), plus (ii) Base Rebates paid to Borrower plus (iii) all income received by Borrower or Operating Lessee from any other source minus (b) all debt service payments and any other payments due and payable on the Loan.

“Non-Pro Rata Advance” – means a Protective Advance or a disbursement under the Loan with respect to which fewer than all Lenders have funded their respective Pro Rata Shares in breach of their obligations under this Agreement.

“Note” or “Notes” – means each Amended and Restated Secured Promissory Note and Secured Promissory Note, dated as of the Effective Date, collectively in the original principal amount of the Loan, each executed by Borrower and payable to the order of a Lender, each substantially in the form of Exhibit F attached hereto, together with such other replacement notes as may be issued from time to time pursuant to Section 13.13, as hereafter may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“OFAC” – means the United States Treasury Department Office of Foreign Assets Control and any successor thereto.

“Operating Lease” – means that certain Lease Agreement, dated as of December 14, 2018, by and between Borrower, as landlord, and Operating Lessee, as tenant, and pursuant to which, inter alia, Operating Lessee operates the Property (subject to the Management Agreement) and owns all or a substantial portion of the FF&E at the Property.

“Operating Lease Documents” – means (a) the Operating Lease, and (b) the other instruments identified in Exhibit I attached hereto.

“Operating Lessee” – shall have the meaning given to such term in the introductory paragraph of this Agreement.

“Operating Lessee Cash Management Agreement” – means the Amended and Restated Cash Management Agreement, dated as of the Effective Date, by and among Operating Lessee, Borrower, Administrative Agent and Manager, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

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“Operating Lessee’s Operating Account” – means an account of Operating Lessee with Wells Fargo, described more particularly in the Operating Lessee Cash Management Agreement (including any redesignation or renumbering of any such account and such other account(s) with Wells Fargo as may be substituted for or replace or supersede any such account(s) from time to time, in each case with approval of Administrative Agent).

“Operating Statement” – shall have the meaning given to such term in Section 10.4(a).

“Options to Extend” – means the First Option to Extend, the Second Option to Extend and/or the Third Option to Extend, as applicable.

“Original Loan Agreement” – shall have the meaning given to such term in the Recitals.

“Original Maturity Date” – means July 2, 2023.

“Other Connection Taxes” – means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Related Documents” – means those documents properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Other Taxes” – means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Owner’s Agreement” – means that certain Owner Agreement, dated as of March 7, 2016, and effective as of December 14, 2018, among a Borrower, Operating Lessee and Manager, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time with the approval of Administrative Agent.

“Participant” – shall have the meaning given to such term in Section 13.13.

“Participant Register” – shall have the meaning given to such term in Section 13.13(b)(ii).

“Partners” – shall have the meaning given to such term in Section 9.15(d)(ix).

“PATRIOT Act” – means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Performing Defaulting Pfandbrief Lender” – means any Lender that (a) is a Defaulting Lender solely by reason of clause (iii) and/or clause (iv) of the definition thereof and, for the avoidance of doubt, is performing its funding and other obligations under the Loan Documents; and (b) has pledged or otherwise transferred its interest in the Loan to any Person which is a trustee, administrator or receiver (or their respective nominees, collateral agents or collateral trustees) of a mortgage pool securing covered mortgaged bonds issued by an eligible German bank (Pfandbriefbank), the bondholders (as a collective whole) thereof, or by any other Person otherwise permitted to issue covered mortgage bonds (Hypothekenpfandbriefe) under German Pfandbrief legislation, as such legislation may be amended and in effect from time to time, or any successor or substitute legislation, and any such Person shall have the right to be a “Lender” in lieu of Lender which assigned, pledged or otherwise transferred its interest to such Person (any such pledge or transfer of interest under (b) hereof shall be referred to as a “Pfandbrief Pledge”).

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“Permit” – means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

“Permitted Liens” – means:

(a) Liens for taxes (or payments in lieu of taxes), assessments or charges of any Governmental Authority for claims not yet due;

(b) any laws, ordinances or regulations affecting the Property or any documents required to be recorded by such applicable law;

(c) Liens imposed by laws, such as mechanics’ liens and other similar liens, arising in the ordinary course of business which secure payment of obligations not more than thirty (30) days past due or which otherwise are in compliance with Section 4.9;

(d) All matters shown on the Title Policy as exceptions to Lender’s coverage thereunder;

(e) Liens in favor of Administrative Agent, for the benefit of Lenders, under the Security Instrument;

(f) the Project Documents;

(g) purchase money Liens on FF&E and/or vehicles not to exceed $1,000,000 at any time; and

(h) customary easements and other similar agreements entered into by Borrower in connection with the development and operation of the Property subject to Administrative Agent’s approval which will not be unreasonably withheld, conditioned or delayed.

“Person” – means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority. With respect to any Sanctioned Person, “Person” shall also include any group, sector, territory or country.

“Personal Property” – means the Accounts, Chattel Paper, Contracts, Equipment, General Intangibles, Inventory, vehicles, cash and books, records and files on hand at the Property.

“Plans and Specifications” – means the plans and specifications for the construction of the Expansion heretofore or hereafter delivered to and approved by Administrative Agent, as amended in order to comply with the terms and conditions of this Agreement.

“Pledged Account Collateral” – means (a) each and all of the Accounts; (b) all of the Account Collateral; (c) all monies now or at any time hereafter deposited in any or all of the Accounts, all certificates, instruments and securities (whether certificated or uncertificated), if any, from time to time representing any or all of such Accounts or any interest therein and all claims, demands, general intangibles, choses in action and other rights or interests of Borrower or Operating Lessee in respect of the Accounts or any moneys now or at any time hereafter deposited therein; and any increases, renewals, extensions, substitutions and replacements thereto; (d) Borrower’s and/or Operating Lessee’s interest in any moneys now or at any time hereafter deposited in the Manager’s Account and all claims, demands, general

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intangibles, choses in action and other rights or interests of Borrower and Operating Lessee in respect of the Manager’s Account or any moneys now or at any time hereafter deposited therein; and any increases, renewals, extensions, substitutions and replacements thereto; (e) all notes, bonds, stocks, certificates of deposit, instruments and securities in which funds or other Account Collateral may be invested or deposited and all interest, dividends, instruments and other property from time to time received in respect of or upon the sale, exchange or other transfer of any or all of the Account Collateral; (f) all contract rights, instruments, documents, general intangibles and other rights which Borrower or Operating Lessee may now have or hereafter acquire with respect to any of the Account Collateral, including, without limitation, Borrower’s and Operating Lessee’s rights under any trust or other agreement with the depository bank relating in any manner to any of the Accounts; (g) all accessions, increases and additions on or to any or all of the property described in items (a)-(f) above, inclusive; and (h) all Proceeds of each and every item of property described hereinabove in items above, inclusive.

“Potential Default” – means an event, circumstance or condition which, with the giving of notice or the passage of time, or both, would constitute a Default.

“Principal Office” – means the office of Administrative Agent located at 608 Second Avenue S., 11th Floor, Minneapolis, Minnesota 55402-1916, or any other subsequent office that Administrative Agent shall have specified as the Principal Office by written notice to the Borrower and Lenders.

“Principal Payments” – shall have the meaning given to such term in Section 2.12.

“Pro Rata Share” – means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the Pro Rata Share of such Lender in effect immediately prior to such termination or reduction.

“Proceeding” – means any proceeding or other action, whether voluntary or involuntary, under any existing or future law of any jurisdiction, including the Bankruptcy Code, relating to bankruptcy, insolvency, reorganization or relief of debtors.

“Proceeds” – shall have the meaning given to such term in the UCC, and shall include, without limitation, whatever is receivable or received when Account Collateral or proceeds thereof is sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto (whether or not Administrative Agent is loss payee thereof) and all rights to payment with respect to any cause of action relating to any of the Account Collateral.

“Prohibited Equity Transfer” – shall have the meaning given to such term in Section 9.15(b).

“Prohibited Property Transfer” – shall have the meaning given to such term in Section 9.15(a).

“Project Documents” – means, collectively, (i) the Incentive Agreement pursuant to which the Base Rebates are provided to Borrower, (ii) the Infrastructure Agreement, (iii) that certain Declaration of Covenants Imposing and Implementing the Public Improvements Fee dated as of December 18, 2015, executed by Borrower, (iv) the Operating Lease, and (v) any agreement or instrument now or hereafter entered into by Borrower or Operating Lessee with respect to any of the foregoing subject to the terms of this Agreement, as applicable.

“Property” – shall have the meaning given to such term in Recital B.

“Protective Advance” – means any advances made by Administrative Agent in accordance with the provisions of Section 12.7(e) to protect the Collateral securing the Loan.

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“Qualified Transferee” – means a publically traded entity listed on the New York Stock Exchange or another recognized United States exchange (or an entity wholly owned and Controlled by a publically traded entity listed on the New York Stock Exchange or another recognized United States exchange) which is formed and domiciled in the United States and is, or is owned and Controlled by, an entity which: (a) will have, after the purchase of direct or indirect interests in Ryman, a total capitalization of at least Five Billion Dollars ($5,000,0000,000); (b) is not a Sanctioned Person; (c) is a Customer in Good Standing; (d) is able, at the time of transfer, to meet the Ryman Guarantor financial covenants relating to (i) Consolidated Funded Indebtedness to Total Asset Value Ratio and (ii) Consolidated Tangible Net Worth (as such terms are defined in Ryman’s corporate credit agreement); and (e) has, as its primary business, real estate investment, and a core component of such Person’s real estate investment includes the ownership of hotels and related hospitality assets.

“Recipient” – means (a) Administrative Agent and/or (b) any Lender, as applicable.

“Register” – shall have the meaning given to such term in Section 13.13(d).

“Regulatory Change” – means, with respect to any Lender, any change first effective after the Effective Date in applicable law (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of financial institutions, including such Lender, of or under any applicable law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued, provided that same has not been implemented prior to the date hereof. For purposes of clarification, any such interpretation, directive or request after the date hereof but made in connection with any applicable law existing prior to the date hereof is a “Regulatory Change.”

“Regulatory Costs” – means, collectively, future, supplemental, emergency or other increases in the Reserve Percentage or the FDIC assessment rates, or any other new or increased requirements or costs imposed by any domestic or foreign Governmental Authority to the extent that they are attributable to a Lender having entered into the Loan Documents or the performance of such Lender’s obligations thereunder, and which result in a reduction in such Lender’s rate of return from the Loan or any amount due and payable to such Lender under any Loan Document. Regulatory Costs shall not, however, include any requirements or costs that are incurred or suffered by Lender as a direct result of a Lender’s gross negligence or willful misconduct.

“Rents” – shall have the meaning given to such term in the Security Instrument.

“Repayment and Carry Guaranty Obligations” – shall have the meaning set forth in Section 9.15(d).

“Requirements of Law” – means, as to any entity, the charter and by-laws, partnership agreement or other organizational or governing documents of such entity, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such entity or any of its property or to which such entity or any of its property is subject, including without limitation, applicable securities laws and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

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“Requisite Lenders” – means, as of any date, Lenders (which must include the Lender then acting as Administrative Agent) having at least sixty-six and two-thirds percent (66-2/3%) of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the principal amount outstanding under the Loan, provided that (a) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of the Loan of Lenders shall be re-determined, for voting purposes only, to exclude the Pro Rata Shares of the Loan of such Defaulting Lenders, and (b) at all times when two or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.

“Reserve Percentage” – means at any time the percentage announced by Administrative Agent that is legally required as the reserve percentage for the Loan under Regulation D, or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities, as defined in Regulation D, from related institutions as though Administrative Agent were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.

“Rida Guarantor” – means Ira Mitzner.

“Rida Guaranty” – means the Third Amended and Restated Guaranty Agreement by Rida Guarantor dated as of even date herewith in favor of Administrative Agent for the benefit of Lenders, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Rida Member” – means Rida Aurora, LLC, a Delaware limited liability company.

“Ryman” – means Ryman Hospitality Properties, Inc., a Delaware corporation.

“Ryman Guarantor” – means individually and collectively, jointly and severally, RHP Hotel Properties, LP, a Delaware limited partnership, and Ryman.

“Ryman Guaranty” – means that certain Second Amended and Restated Guaranty Agreement executed by Ryman Guarantor dated as of even date herewith in favor of Administrative Agent for the benefit of Lenders, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Sanction” or “Sanctions” – means economic or financial sanctions or trade embargoes imposed (but specifically excluding tariffs), administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Sanctioned Country” – means at any time, a country or territory which is itself the subject or target of any Sanctions (including, without limitation, as of the date hereof, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” – means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

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“Second Extended Maturity Date” – means July 2, 2025.

“Second Option to Extend” – means Borrower’s option, subject to the terms and conditions of Section 2.10, to extend the term of the Loan from the First Extended Maturity Date to the Second Extended Maturity Date.

“Secured Interest Rate Protection Agreement” – means any Swap Agreement entered into by and between Borrower and Wells Fargo or any of its Affiliates in connection the Loan, which Swap Agreement shall be secured by the Security Instrument pursuant to the terms therein, provided that, Borrower may request, no later than the date such Swap Agreement is entered into, that certain Lenders are offered an opportunity to participate in such Swap Agreement, and, upon receipt of such request, Wells Fargo shall offer such Lenders a participation in such Swap Agreement, on terms and conditions reasonably acceptable to Wells Fargo. Any Secured Interest Rate Protection Agreement shall be secured only by the Secured Collateral (as defined in the Security Instrument) pursuant to the terms of the Security Instrument, and shall not be secured by any other collateral, guaranty, letter of credit or any other credit enhancements of any nature.

“Security Instrument” – means the Amended and Restated Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of as of the date hereof, and to be recorded in the Recorder’s Office of Adams County, Colorado, executed by Borrower and Operating Lessee, as Trustor, to the trustee named therein, for the benefit of Administrative Agent, for its benefit and the benefit of Lenders, as Beneficiary, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Separateness Provisions” – shall have the meaning given to such term in Section 9.12(c).

“Spread Maintenance Fee” – means the greater of:

(a) an amount equal to (i) from the Effective Date to July 2, 2020, one percent (1.00%) of the principal balance of the Loan being prepaid, and (ii) from July 2, 2020 to the expiration of the Spread Maintenance Period, one-half of one percent (0.50%) of the principal balance of the Loan being prepaid; and

(b) an amount calculated by multiplying (i) the principal balance of the Loan being prepaid by (ii) a percentage obtained by multiplying (A) the number of days between the date of such prepayment and the end of the Spread Maintenance Period by (B) the quotient of (x) two and one-half percent (2.50%), divided by (y) three hundred sixty (360).

“Spread Maintenance Period” – means the period commencing on the Effective Date and ending on January 2, 2021.

“Subdivision Map” – shall have the meaning given to such term in Section 9.6.

“Swap Agreement” – means a “swap agreement” as defined in Section 101 of the Bankruptcy Code, entered into by Borrower and an Acceptable Counterparty, together with all modifications, extensions, renewals and replacements thereof.

“Taxes” – means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Tranche” – means Eight Hundred Million Dollars ($800,000,000).

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“Third Extended Maturity Date” – means July 2, 2026.

“Third Option to Extend” – means Borrower’s option, subject to the terms and conditions of Section 2.10, to extend the term of the Loan from the Second Extended Maturity Date to the Third Extended Maturity Date.

“Title Company” – means Fidelity National Title Insurance Company.

“Title Policy” – means the ALTA Loan Policy of Title Insurance, policy number CO-FSTG-IMP-27307-1-15-F0531093, issued to Administrative Agent, for the benefit of Lenders, by the Title Company in connection with the Loan, together with any and all future endorsements attached thereto.

“Transfer” or “Transferred” – means any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise.

“Transfer Affiliate” – means, with respect to any Person, (a) in the case of an entity, any other Person which is directly or indirectly controlled by, controls or is under common control with the subject Person, and, (b) in the case of an individual, any entity controlled by such Person and any other Person who is a member of the Immediate Family of such Person, and any other Person that is a trust solely for the benefit of such Person and/or the Immediate Family of such Person and of which such Person or the Immediate Family of such Person is/are trustee with authority to act on behalf of the subject trust; provided, however, in no event shall Lender or any of its Affiliates be deemed an Affiliate of Operating Lessee or Borrower. For purposes of clause (a) of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means both the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person (subject to customary major decision approvals in favor of another Person), whether through the ownership of voting securities or by contract or otherwise and the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of a Person.

“U.S. Person” – means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” – shall have the meaning given to such term in Section 13.18(g)(ii)(B)(III).

“UCC” – means the Uniform Commercial Code in effect from time to time in the state where Borrower is organized and where the Property is located, as applicable, as now or hereafter amended or modified.

“Uniform System of Accounts” – means the Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, 2011, as published by the Educational Institute of the American Hotel & Lodging Association, as revised from time to time to the extent such revision has been or is in the process of being generally implemented within the System.

“Wells Fargo” – shall have the meaning given to such term in the preamble hereto.

“Withholding Agent” – means the Borrower, any other Loan Party and Administrative Agent.

“Write-Down and Conversion Powers” – means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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1.2 SCHEDULES AND EXHIBITS INCORPORATED.

Schedules 3.2, 6.3, 6.6 and 7.1 to the Disclosure Letter, and Schedules 1.1 and 9.33 and Exhibits A through P all attached hereto, are hereby incorporated into this Agreement. Unless otherwise specified herein, all references to preamble, recitals, schedules and exhibits in this Agreement shall refer to the preamble, recitals, schedules or exhibits attached hereto and/or the Disclosure Letter, as applicable.

1.3 AMENDMENT AND RESTATEMENT; NEW AND EXITING LENDERS.

(a) This Agreement constitutes an amendment and restatement of the Original Loan Agreement in its entirety effective from and after the Effective Date. The execution and delivery of this Agreement shall not constitute a novation, release, impairment or discharge of the Original Loan Agreement or any of the obligations existing under the Original Loan Agreement. On the Effective Date, the Loan and all other obligations of Borrowers outstanding as of such date under the Original Loan Agreement, as amended, shall be deemed to be the Loan and obligations outstanding under this Agreement, without any further action by any Person.

(b) Administrative Agent, Borrower, Operating Lessee and each Lender agree that upon the effectiveness of this Agreement, the amount of each of the Commitments of each Lender is as set forth on Schedule 1.1 attached hereto. Simultaneously with the effectiveness of this Agreement, the Commitments of each of the Lenders as in effect immediately prior to the effectiveness of this Agreement shall be reallocated among the Lenders pro rata in accordance with their respective Commitments as set forth on Schedule 1.1. To effect such reallocations, each Lender who either had no Commitment prior to the effectiveness of this Agreement or whose Commitment upon the effectiveness of this Agreement exceeds its Commitment immediately prior to the effectiveness of this Amendment (each an “Assignee Lender”) shall be deemed to have purchased at par all right, title and interest in, and all obligations in respect of, the Commitments from the Lenders whose Commitments are less than their respective Commitment immediately prior to the effectiveness of this Amendment (each an “Assignor Lender”), so that the Commitments of each Lender will be as set forth on Schedule 1.1 attached hereto. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumptions without the payment of any related assignment fee, and, except for Notes to be provided to the Assignor Lenders and Assignee Lenders in the principal amount of their respective Commitments, no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived). The Assignor Lenders, the Assignee Lenders and the other Lenders shall make such cash settlements among themselves, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to the making of any Loans to be made on the Effective Date and any netting transactions effected by the Administrative Agent) with respect to such reallocations and assignments so that the aggregate outstanding principal amount of the Loan shall be held by the Lenders pro rata in accordance with the amount of the Commitments. Notwithstanding the foregoing and any other provision of this Agreement to the contrary, the parties hereto agree that, in connection with any assignment of the Commitments under this Section, the Administrative Agent, and each relevant Assignee Lender and/or Assignor Lender shall endeavor (and Borrower shall at de minimis cost to Borrower, reasonably cooperate therewith) to make arrangements satisfactory to such parties to cause each such Assignee Lender and/or Assignor Lender to temporarily hold risk participations in the outstanding Loan with a view toward minimizing breakage costs and transfers of funds in connection with such increase of Commitments. On the Effective Date, the commitment of each Assignor Lender that is a party to the Original Loan Agreement, but not a party to this Agreement (an “Exiting Lender”), shall be terminated, all outstanding obligations owing to such Exiting Lenders under the Original Loan Agreement on the Effective Date shall be paid in full as provided

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in this Section, and each Exiting Lender shall cease to be a Lender under this Agreement; provided, however, that, notwithstanding anything else provided herein or otherwise, any rights of an Exiting Lender under the Loan Documents that are intended by their express terms to survive termination of the Commitments and/or the repayment, satisfaction or discharge of obligations under any Loan Document shall survive for such Exiting Lender.

ARTICLE 2 LOAN.

2.1 LOAN.

Lenders have agreed to lend to Borrower, and Borrower agrees to borrow from Lenders, the principal sum of up to Eight Hundred Eighty Million Dollars ($880,000,000), said sum to be evidenced by the Notes. The Notes shall be secured, in part, by the Security Instrument encumbering certain real property and improvements as legally defined therein. Amounts disbursed to or on behalf of Borrower pursuant to the Notes shall be used to refinance the Property and Improvements (including repayment of the indebtedness evidenced by that certain Amended and Restated Mezzanine Loan Agreement by and among, Aurora Convention Center Hotel Mezz, LLC, Aurora Convention Center Hotel Lessee Midco Member, LLC and Marriott International Capital Corporation), to finance the Expansion (if Borrower so elects), to return capital and for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents.

The Loan shall consist of two tranches: (i) the Term Tranche, to be disbursed by Administrative Agent to Borrower in a single advance on the Effective Date pursuant to the terms herein, and (ii) the Expansion Tranche, which, if Borrower has elected to commence the construction of the Expansion, will be disbursed by Administrative Agent to Borrower in multiple advances as provided herein. Borrower acknowledges that Administrative Agent shall have no obligation to advance, and Lenders shall have no obligation to lend, to Borrower more than $800,000,000 of the Loan unless and until the conditions precedent set forth in Section 3.2 have been satisfied.

2.2 LOAN FEES.

Borrower shall pay to Administrative Agent certain fees, each in the amount and at the times as set forth in a separate letter agreement between Borrower and Administrative Agent, dated as of May 1, 2019 (the “Fee Letter”).

2.3 LOAN DOCUMENTS.

Borrower and Operating Lessee, as applicable, shall execute and deliver to Administrative Agent (or cause to be executed and delivered) concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents; provided, however, Operating Lessee shall only be required to execute and deliver to Administrative Agent the Loan Documents and Other Related Documents to which Operating Lessee is named as a party in Exhibit B.

2.4 INTENTIONALLY OMITTED.

2.5 MATURITY DATE.

All sums due and owing under this Agreement and the other Loan Documents shall be repaid in full on or before the Maturity Date. All payments due to Administrative Agent and Lenders under this Agreement, whether at the Maturity Date or otherwise, shall be paid in Dollars in immediately available funds.

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2.6 INTEREST ON THE LOAN AND REPAYMENT OF PRINCIPAL.

(a) Principal and Interest Payments. Interest accrued on the outstanding principal balance of the Loan shall be due and payable, in the manner provided in Section 2.7, on the first day of each calendar month commencing with the first calendar month after the Effective Date. Required principal prepayments shall be made from time to time in accordance with Section 2.12. For the avoidance of doubt, the outstanding principal balance of the Loan shall not include any proceeds that have not been advanced until such time as the same are advanced pursuant to this Agreement.

(b) Default Interest. Notwithstanding the rates of interest specified in Sections 2.6(e) below and the payment dates specified in Section 2.6(a), at Requisite Lenders’ discretion at any time following the occurrence and during the continuance of any Default (except that in connection with a Default caused by the condemnation of a material portion of the Property or Improvements under Section 11.1(d)(i), in which case at any time following ninety (90) days after such Default), the principal balance of the Loan then outstanding and, to the extent permitted by applicable law, any accrued interest payments on the Loan not paid when due, shall bear interest payable upon demand at the Default Rate. All other amounts due Administrative Agent or Lenders (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within twelve (12) Business Days after demand, shall likewise, at the option of Requisite Lenders, bear interest from and after demand at the Default Rate.

(c) Late Fee. Borrower acknowledges that late payment to Administrative Agent will cause Administrative Agent and Lenders to incur costs not contemplated by this Agreement. Such costs include, without limitation, processing and accounting charges. Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Maturity Date (other than payment of the entire outstanding balance of the Loan on the Maturity Date), unless waived by Administrative Agent, a late charge of four cents ($.04) for each dollar of any such principal payment or interest due hereon and which is not paid within fifteen (15) days after such payment is due, shall be charged by Administrative Agent (for the benefit of Lenders) and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment. Borrower and Administrative Agent agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Administrative Agent and Lenders will incur by reason of late payment. Borrower and Administrative Agent further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Administrative Agent from exercising any of the other rights available hereunder or any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Administrative Agent.

(d) Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days on the principal balance of the Loan outstanding from time to time. In computing interest on the Loan, the date of the making of a disbursement under the Loan shall be included and the date of payment shall be excluded. Notwithstanding any provision in this Section 2.6, interest in respect of the Loan shall not exceed the maximum rate permitted by applicable law.

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(e) Effective Rate. The “Effective Rate” upon which interest shall be calculated for the Loan shall, from and after the Effective Date, be as follows:

(i) Provided no Default exists under this Agreement, for the initial disbursement of principal under the Note, and for any subsequent disbursements of principal during any calendar month, the Effective Rate on such principal amount shall be the lesser of (A) the Maximum Lawful Rate or (B) the Calculated Rate on the date of disbursement. Such Effective Rate shall apply to such principal amount from the date of disbursement through and including the date immediately preceding the first (1st) Business Day of the next calendar month. On the first (1st) Business Day of the next calendar month, any principal disbursed during the prior calendar month shall be added to (or become) the Benchmark Loan for purposes of calculation of the Effective Rate under clause (ii) immediately below.

(ii) Commencing with the first (1st) Business Day of the first (1st) calendar month after the initial disbursement of principal under the Note, and continuing thereafter on the first (1st) Business Day of each succeeding calendar month, the Effective Rate on the outstanding Benchmark Loans under the Note (i.e., all outstanding principal on such first (1st) Business Day) shall be reset to the lesser of (A) the Maximum Lawful Rate or (B) the Calculated Rate on each such first (1st) Business Day.

(f) Benchmark Taxes, Regulatory Costs and Reserve Percentages. Within twelve (12) Business Days after Administrative Agent’s demand, Borrower shall pay to Administrative Agent for the account of each Lender, in addition to all other amounts which may be, or become, due and payable under this Agreement and the other Loan Documents, any and all Benchmark Taxes and Regulatory Costs, to the extent they are not internalized by calculation of the Calculated Rate. Further, at Administrative Agent’s option, the Calculated Rate shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Administrative Agent in its prudent banking judgment, from the date of imposition (or subsequent date selected by Administrative Agent) of any such Regulatory Costs. Administrative Agent shall give Borrower notice of any Benchmark Taxes and Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any Benchmark Taxes and Regulatory Costs regardless of whether or when notice is so given. A certificate as to the amount of such Benchmark Taxes and Regulatory Costs, submitted to Borrower by Administrative Agent, shall be conclusive and binding for all purposes, absent manifest error.

(g) Benchmark Price Adjustment. Borrower acknowledges that prepayment or acceleration of a Benchmark Loan during an Interest Period shall result in Lenders incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a Benchmark Loan is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise (the “Price Adjustment Date”), Borrower will pay Lenders (in addition to all other sums then owing to Lenders) an amount (the “Benchmark Price Adjustment”) equal to the then present value of (a) the amount of interest that would have accrued on the Benchmark Loan for the remainder of the Interest Period at the Calculated Rate set on the first (1st) Business Day of the month in which such amount is prepaid or becomes due, less (b) the amount of interest that would accrue on the same Benchmark Loan for the same period if the Calculated Rate were set on the Price Adjustment Date at the Calculated Rate in effect on the Price Adjustment Date. The present value shall be calculated by using as a discount rate the Calculated Rate quoted on the Price Adjustment Date.

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(h) Purchase, Sale and Matching of Funds. Borrower understands, agrees and acknowledges the following: (a) Lenders have no obligation to purchase, sell and/or match funds in connection with the use of a Calculated Rate as a basis for calculating an Effective Rate or Benchmark Price Adjustment; (b) a Calculated Rate is used merely as a reference in determining an Effective Rate and Benchmark Price Adjustment; and (c) Borrower has accepted a Calculated Rate as a reasonable and fair basis for calculating an Effective Rate and a Benchmark Price Adjustment. Borrower further agrees to pay the Benchmark Price Adjustment, Benchmark Taxes and Regulatory Costs, if any, whether or not any Lender elects to purchase, sell and/or match funds.

(i) Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lenders at all times to comply strictly with the applicable New York law governing the maximum rate or amount of interest payable on the Notes or the Loan (or applicable United States federal law to the extent that it permits Lenders to contract for, charge, take, reserve or receive a greater amount of interest than under New York law). Accordingly, if applicable law (or any judicial interpretation thereof) renders usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Notes, any of the other Loan Documents or any other communication or writing by or between Borrower, Administrative Agent and Lenders related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Lenders’ exercise of the option to accelerate the maturity of the Notes and/or the Loan, or (iii) Borrower will have paid or Lenders will have received by reason of any voluntary prepayment by Borrower of the Notes and/or the Loan, then it is Borrower’s and Lenders’ express intent that all amounts charged in excess of the amount calculated at the Maximum Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the amount calculated at the Maximum Lawful Rate theretofore collected by Lenders shall be credited on the principal balance of the Notes and/or the Loan (or, if the Notes and the Loan have been or would thereby be paid in full, refunded to Borrower), and, to the fullest extent permitted under applicable law, the provisions of the Notes and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Notes have been paid in full before the end of the stated term of the Notes, then Borrower and Lenders agree that Lenders shall, with reasonable promptness after Administrative Agent or Lenders discover or are advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against the Notes and/or the Loan. To the fullest extent permitted under applicable law, Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lenders, Borrower will provide written notice to Administrative Agent and Lenders, advising Lenders in reasonable detail of the nature and amount of the violation, and Lenders shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Notes and/or the Loan then owing by Borrower to Lenders. All sums contracted for, charged or received by any Lender for the use, forbearance or detention of any debt evidenced by the Notes and/or the Loan shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Notes and/or the Loan (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Notes and/or the Loan does not exceed the Maximum Lawful Rate, or the amount calculated at the Maximum Lawful Rate, from time to time in effect and applicable to the Notes and/or the Loan for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lenders to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. To the fullest extent permitted under applicable law, Borrower and Lenders hereby agree that any and all suits alleging the contracting for, charging or receiving of usurious interest shall lie in New York County, New York, and each irrevocably waive the right to venue in any other county.

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2.7 PAYMENTS.

(a) Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Administrative Agent or Lenders shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Administrative Agent’s written wire transfer instructions) of immediately available funds, to Administrative Agent, for the account of each Lender as applicable, not later than 11:00 A.M. (San Francisco time) on the date due; and funds received by Administrative Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day.

(b) Intentionally Omitted.

(c) Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any fees due under this Agreement, as the case may be.

(d) Direct Debit. To the extent any of the following payments are not being paid from Loan proceeds, then in order to assure timely payment to Administrative Agent, for the benefit of Lenders, of accrued interest, principal, fees and late charges due and owing under the Loan, Borrower hereby irrevocably authorizes Administrative Agent to directly debit the Borrower’s Operating Account for payment when due of all such amounts payable to Administrative Agent or any Lender, unless Borrower delivers written notice to Administrative Agent electing to terminate the direct debit service in which event Administrative Agent shall cease direct debiting no later than thirty (30) days after delivery of the aforementioned notice. Borrower represents and warrants to Administrative Agent and Lenders that Borrower is the legal owner of the Borrower’s Operating Account in accordance with this Agreement. Written confirmation of the amount and purpose of any such direct debit shall be given to Borrower by Administrative Agent not less frequently than monthly. In the event any direct debit hereunder is returned for insufficient funds, Borrower shall pay Administrative Agent, for the benefit of Lenders, upon demand, in immediately available funds, all amounts and expenses due and owing, including without limitation any late fees incurred, to Administrative Agent or any Lender.

(e) Voluntary Prepayment. Borrower may, upon not less than three (3) Business Days’ prior written notice to Administrative Agent not later than 11:00 A.M. (San Francisco time) on the date given, at any time and from time to time, prepay all or any portion of the Loan without penalty, except as otherwise expressly set forth in this Section 2.7(e). Any notice of prepayment given to Administrative Agent under this Section 2.7(e) shall specify the date of prepayment and the principal amount of the prepayment. In connection with and as a condition of such prepayment, Borrower shall pay to Administrative Agent, on the prepayment date, (1) prior to the expiration of the Spread Maintenance Period, the Spread Maintenance Fee, (2) in connection with a prepayment of any Benchmark Loan, any applicable Benchmark Price Adjustment payable in respect thereof and (3) any amounts due and payable under any Secured Interest Rate Protection Agreement. Following the expiration of the Spread Maintenance Period, or at any time if permitted or required pursuant to the terms of the Loan Documents as a result of a casualty or condemnation, prepayments may be made without the payment of a Spread Maintenance Fee; provided, however, all such prepayments shall be subject to payment of any applicable Benchmark Price Adjustment (if any) and payment of any amounts due and payable under any Secured Interest Rate Protection Agreement. Any principal balance reduction shall reduce Lenders’ Commitments pro rata by an aggregate like amount, and any such amounts repaid by Borrower may not be re-borrowed. Any such notice may be revocable by Borrower at any time provided that Borrower shall pay, within twelve (12) Business Days of demand, for any Benchmark Price Adjustment incurred by any Lender resulting from such revocation.

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2.8 FULL REPAYMENT AND RELEASE.

Upon receipt of all sums owing and outstanding under the Loan Documents, and the full performance of all obligations under any Secured Interest Rate Protection Agreement, Administrative Agent shall issue a full release of the Property from the lien of the Security Instrument and shall release all other collateral pledged as security for the Loan; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such release: (a) Administrative Agent, for the benefit of Lenders, shall have received all customary escrow, closing and recording costs, the costs of preparing and delivering such release and any sums then due and payable under the Loan Documents, and the full performance of all obligations under any Secured Interest Rate Protection Agreement; and (b) Administrative Agent shall have received a written release reasonably satisfactory to Administrative Agent of any set aside letter, letter of credit or other form of undertaking which Administrative Agent or any Lender has issued to any surety, Governmental Authority or any other party in connection with the Loan and/or the Property. Lenders’ obligations to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such full release, and any commitment of Lenders to lend any undisbursed portion of the Loan shall be cancelled.

2.9 LENDERS’ ACCOUNTING.

Administrative Agent shall maintain a loan account (the “Loan Account”) on its books in which shall be recorded (a) the names and addresses and the Pro Rata Shares of the commitment of each of the Lenders, and principal amount of the Loan owing to each Lender from time to time, and (b) all repayments of principal and payments of accrued interest, as well as payments of fees required to be paid pursuant to this Agreement. All entries in the Loan Account shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time. Monthly, Administrative Agent will render a statement of the Loan Account to Borrower and will deliver a copy thereof to each Lender. Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error).

2.10 OPTION TO EXTEND.

Borrower shall have the Option to Extend the term of the Loan from the Original Maturity Date to the First Extended Maturity Date, the First Extended Maturity Date to the Second Extended Maturity Date and the Second Extended Maturity Date to the Third Extended Maturity Date, upon satisfaction of each and every one of the following conditions precedent:

(a) Borrower shall provide Administrative Agent with written notice of Borrower’s request to exercise the applicable Option to Extend not less than forty-five (45) days and not more than one hundred twenty (120) days prior to the then applicable Maturity Date.

(b) As of the date of Borrower’s delivery of notice of request to exercise the applicable Option to Extend, and as of the applicable Maturity Date, no Default shall exist, and Borrower shall so certify in writing.

(c) To the extent Borrower has commenced construction of the Expansion, lien free Completion of the Expansion.

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(d) Borrower and Operating Lessee shall execute or cause the execution of all customary documents reasonably required by Administrative Agent to exercise the applicable Option to Extend.

(e) As of the applicable Maturity Date, there shall exist no material “default” or “event of default” under any of the Project Documents.

(f) At Borrower’s sole cost and expense, the issuance by the Title Company, and Administrative Agent’s receipt, of any endorsements deemed necessary by Administrative Agent and available in Colorado (with respect to properties similar to the Property) for attachment to the Title Policy, insuring the priority and validity of the Security Instrument, or such other evidence of satisfactory title as required by Administrative Agent.

(g) Borrower shall have delivered evidence (in the form of the certificate required pursuant to Section 9.33) satisfactory to Administrative Agent that as of the applicable DSCR Test Date, the Property has achieved a DSCR of at least (i) with respect to the First Option to Extend, 1.3125 to 1.00, and (ii) with respect to the Second Option to Extend and the Third Option to Extend, 1.375 to 1.00; provided, however, in the event such required minimum DSCR is not achieved, then Borrower shall have the option to pay down the outstanding principal balance of the Loan in an amount such that the applicable minimum DSCR is achieved (such amount necessary to achieve the applicable minimum DSCR, the “DSCR Shortfall”). Any principal balance reduction shall reduce the aggregate Commitments by a like amount and may not be re-borrowed.

(h) Administrative Agent shall have received, at Borrower’s sole cost and expense, an updated Appraisal confirming to the reasonable satisfaction of Administrative Agent that the Loan-to-Value Percentage, as of the then applicable Maturity Date, does not exceed sixty-five percent (65.00%); provided, however, in the event such fair market value is not adequate to meet the required Loan-to-Value Percentage, then Borrower shall have the option to pay down the outstanding principal balance of the Loan in an amount such that said Loan-to-Value Percentage is achieved (such amount necessary to achieve the minimum Loan-to-Value Percentage, the “LTV Shortfall”). The valuation date of such updated Appraisal shall be within ninety (90) days of the then applicable Maturity Date. Any principal balance reduction shall reduce the aggregate Commitments by a like amount and may not be re-borrowed.

(i) Within twenty-four (24) hours of the Effective Date, Borrower shall have provided evidence to Administrative Agent that Borrower has obtained one or more Interest Rate Protection Agreements in accordance with Section 9.16 hereof covering in the aggregate a notional amount of at least the outstanding principal balance of the Loan as of the then applicable Maturity Date and continuing for a period of at least one (1) year (and in any case which shall terminate no sooner than the next applicable Maturity Date) and with a strike rate no greater than four and one-half percent (4.5%).

(j) On or before the Original Maturity Date, the First Extended Maturity Date and the Second Extended Maturity Date, as applicable, Borrower shall pay to Administrative Agent for the ratable benefit of Lenders an extension fee in the amount of one quarter of one percent (0.25%) of the total outstanding Commitment amount of the Loan, as determined on the Original Maturity Date, the First Extended Maturity Date and the Second Extended Maturity Date, as applicable, in immediately available funds.

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(k) Borrower shall pay all other reasonable costs and expenses incurred by Administrative Agent in connection with the exercise of the applicable Option to Extend, including appraisal fees, environmental audit and reasonable attorneys’ fees incurred by Administrative Agent; all such costs and expenses incurred up to the time of Administrative Agent’s written agreement to the extension shall be due and payable upon Administrative Agent’s execution of that agreement (or if the proposed extension does not become effective, then upon demand by Administrative Agent), and any future failure to pay such amounts shall constitute a Default under the Loan Documents if such amounts are not paid within five (5) days of notice from Administrative Agent.

Any undisbursed Commitments of Lenders shall be cancelled on the Original Maturity Date and shall not be used to calculate the extension fee payable by Borrower. Except as modified by the applicable Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Administrative Agent (or Requisite Lenders or Lenders, as required pursuant to the terms of this Agreement) shall remain unmodified and in full force and effect.

2.11 LETTERS OF CREDIT.

In lieu of making principal prepayments in the amount of a DSCR Shortfall or LTV Shortfall under Section 2.10(g) or Section 2.10 (h), or Section 11.1(w), as applicable, Borrower or any Guarantor may deliver to Administrative Agent a Letter of Credit in the amount of the DSCR Shortfall or LTV Shortfall, as applicable. If Administrative Agent is already in possession of a Letter of Credit, Borrower or any Guarantor may satisfy the provisions of the foregoing sentence by delivery of an amendment to such Letter of Credit in form and substance reasonably acceptable to Administrative Agent to the extent necessary to increase the amount thereof to an amount equal to such amount required hereunder. Administrative Agent may draw upon any Letter of Credit, including any Letter of Credit (or cash collateral) provided under Section 11.1(w), under which it is beneficiary (i) upon notice from Administrative Agent to the issuer of such Letter of Credit of the existence of a Default, or (ii) at any time that less than thirty (30) days remain until the expiry of such Letter of Credit (whether Administrative Agent received notice from the issuing bank of the termination or expiration of the Letter of Credit, or otherwise), and amounts so drawn shall be applied to the obligations of Borrower in such order as Administrative Agent may elect. At such time as Borrower has evidenced to Administrative Agent’s satisfaction that the Property has achieved the applicable minimum DSCR (or Minimum DSCR Hurdle, as applicable) and/or Loan-to-Value Percentage, as applicable, without taking into account the Letter of Credit and no Default exists, Administrative Agent shall return the Letter of Credit to Borrower promptly upon Borrower’s written request therefor.

2.12 PRINCIPAL REPAYMENTS.

Following extension of the Maturity Date in accordance with Section 2.10 above, if at any time thereafter the Property, as of any DSCR Test Date, fails to achieve the then-applicable Amortization DSCR Hurdle (or if Borrower fails to deliver a DSCR Compliance Certificate when and as required by Section 9.33 below), then commencing on the first day of the first calendar month following such DSCR Test Date, and continuing on the first date of each calendar month thereafter, Borrower shall repay principal outstanding under the Loan in monthly amounts equal to $1,000,000 (the “Principal Payments”), each in addition to any applicable Benchmark Price Adjustment which may be payable if any principal prepayment required by this Section is not made on the first day of the month. Such monthly Principal Payments shall continue until the earlier of (i) following any commencement of Principal Payments in accordance with this Section, provided no Default then exists, the Property achieving a DSCR equal to or greater than 1.50:1.00 on any two consecutive DSCR Test Dates and (ii) repayment of the Loan in full. Any principal balance reduction shall reduce the aggregate Commitments by a like amount and may not be re-borrowed.

2.13 RECOURSE.

The Loan shall be fully recourse to Borrower and all of its assets.

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2.14 RATES.

Neither Administrative Agent nor any Lender warrants or accepts responsibility for, and none of the foregoing shall have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate”, any Benchmark or any Benchmark Replacement.

ARTICLE 3 DISBURSEMENT AND ACCOUNTS.

3.1 CONDITIONS PRECEDENT TO FUND THE TERM TRANCHE.

Administrative Agent’s and Lenders’ obligation to disburse the Term Tranche or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent; provided that such conditions shall be deemed satisfied or waived upon initial funding of the Term Tranche:

(a) There shall exist no Default or Potential Default (except for a Potential Default which is to be cured from the Loan disbursement to which this condition precedent is applicable), as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents; and

(b) Administrative Agent shall have received all Loan Documents, Other Related Documents, the Project Documents, and all other documents, instruments, policies, and forms of evidence or other materials requested by Administrative Agent or any Lender under the terms of this Agreement or any of the other Loan Documents, including all estoppels requested by Administrative Agent with respect to the Project Documents and the legal opinions and other assurances requested by Administrative Agent with respect to the validity of the tax rebates, inclusive of any amounts available to Borrower under the Incentive Agreement pursuant to which the Base Rebates are provided to Borrower; and

(c) Administrative Agent shall have received and approved all Material Contracts; and

(d) The Security Instrument is a valid lien upon the Property and Improvements, prior and superior to all other liens and encumbrances thereon except Permitted Liens and any other Liens approved by Administrative Agent in writing; and

(e) Upon the reasonable request of any Lender made at least ten (10) days prior to the Effective Date, (i) each Loan Party shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of any Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations, and (ii) each Loan Party or subsidiary thereof that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to the Administrative Agent, and any Lender requesting the same, a Beneficial Ownership Certification in relation to such Loan Party or such subsidiary, in each case at least five (5) Business Days prior to the Effective Date.

(f) Borrower has complied with all insurance requirements pursuant to Article 5; and

(g) Administrative Agent shall have received from each Lender such Lender’s Pro Rata Share of such disbursement; and

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(h) Reimbursement to Administrative Agent by Borrower of Administrative Agent’s costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby to the extent reimbursement is required as a condition of closing, whether such services are furnished by Administrative Agent’s employees or agents or by independent contractors, including, without limitation, reasonable attorneys’ fees, and reasonable, directly allocated internal and out-of-pocket fees relating to review of the appraisal, environmental site assessment, property condition report and flood certification; and

(i) Administrative Agent shall have received and approved in form and substance reasonably satisfactory to Administrative Agent the following:

(i) [intentionally omitted];

(ii) an environmental site assessment with respect to the presence, if any, of Hazardous Materials on the Property or Improvements;

(iii) [intentionally omitted];

(iv) [intentionally omitted];

(v) copies of any initial study, negative declaration, mitigated negative declaration, environmental impact report (or equivalent), notice of determination or notice of exemption prepared, adopted, certified or filed by or with any Governmental Authority in connection with the Property and the Improvements;

(vi) an Appraisal of the Property;

(vii) at Borrower’s sole cost and expense, the issuance by Title Company of any endorsements reasonably required by Administrative Agent for attachment to the Loan Policy (including, without limitation, an ALTA 11-02.6 endorsement), together with any endorsements deemed necessary by Administrative Agent and available in Colorado (with respect to properties similar to the Property) for attachment to the Title Policy, insuring the principal amount of the Loan and the validity and the priority of the lien of the Security Instrument upon the Property, or such other evidence of satisfactory title as required by Administrative Agent;

(viii) a current “as-built” ALTA survey of the Property, certified to Administrative Agent, for the benefit of Lenders, and the title insurer, showing the boundaries of the Property by courses and distances, together with a corresponding metes and bounds description, the actual or proposed location of all improvements, encroachments and restrictions, the location and width of all easements, utility lines, rights-of-way and building set-back lines, and notes referencing book and page numbers for the instruments granting the same;

(ix) with respect to Borrower and Ryman Guarantor: (A) copies certified as true and complete of the following documents from the applicable Governmental Authority: (1) the articles or certificate of incorporation, formation or organization or certificate of limited partnership, as applicable; and (2) good standing certificates or certificates of existence from the jurisdictions in which each such Person is organized or qualified to do business dated not more than thirty (30) days prior to the date of this Agreement and (B) true and complete copies of the by-laws, partnership agreement or operating agreement, as applicable, of each such Person, certified as of the date of this Agreement as complete and correct copies thereof by the Secretary or an Assistant Secretary, general partner, managing member, manager or other authorized representative reasonably acceptable to Administrative Agent of such Person;

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(x) resolutions, substantially in the same form and substance as the resolutions delivered to Administrative Agent in connection with the Original Loan, of each Borrower and each Guarantor, authorizing the execution, delivery and performance of the Loan Documents and Other Related Documents to which such Person is a party and the transactions contemplated thereby, certified as of the date of this Agreement by the Secretary or an Assistant Secretary, general partner, managing member, manager or other authorized representative reasonably acceptable to Administrative Agent of such Person, which certificates shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

(xi) an opinion of legal counsel, substantially in the same form and content as the opinions previously delivered to Administrative Agent in connection with the Original Loan, and including such matters incident to the transactions contemplated hereby as Administrative Agent may reasonably request;

(xii) all Borrower and Guarantor financial information reasonably requested by Administrative Agent;

(xiii) Administrative Agent shall have reviewed and approved (to the extent not previously approved by Administrative Agent in connection with the Original Loan) all other diligence items related to the Property as Administrative Agent shall reasonably require, including, without limitation, leases, reciprocal easement agreements, covenants, conditions and restrictions, permits, licenses, operating agreements, parking agreements, material agreements and contracts, together with estoppels as requested by Administrative Agent with respect to any the foregoing; and

(xiv) such other information, documents, and instruments as Administrative Agent may reasonably request, provided that such request is of the type customarily delivered for hotel loans of a similar nature.

3.2 CONDITIONS PRECEDENT TO FUND THE EXPANSION TRANCHE.

Administrative Agent’s and Lenders’ obligation to disburse the Expansion Tranche shall be subject at all times to satisfaction (or waiver by Administrative Agent of non-material items) of each of the following conditions precedent (in addition to those set forth in the Disbursement Plan and in any other applicable provision hereof):

(a) On or before July 2, 2021, Borrower shall provide Administrative Agent with written notice of Borrower’s intent to commence construction of the Expansion; and

(b) There shall exist no Default or Potential Default (except for a Potential Default which is to be cured from the Loan disbursement to which this condition precedent is applicable), as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents; and

(c) The Security Instrument is a valid lien upon the Property and Improvements, prior and superior to all other liens and encumbrances thereon except Permitted Liens and any other Liens approved by Administrative Agent in writing; and

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(d) The Loan shall be In-Balance; and

(e) Administrative Agent shall have received from each Lender such Lender’s Pro Rata Share of such disbursement; provided, however, that if any Lender fails to fund such Lender’s Pro Rata share of any advance (the “Defaulting Lender Amount”) within the time permitted hereunder, Administrative Agent shall notify (such notice being referred to as the “Failure to Fund Notice”) Borrower within ten (10) days after the date of the Failure to Fund Notice, and Borrower shall have the right to replace the Defaulting Lender pursuant to Section 13.13(g) and/or deposit into the Borrower’s Funds Account an amount equal to the Defaulting Lender Amount plus such Defaulting Lender’s entire undisbursed Commitment amount with respect to the Expansion Tranche (the “Required Deposit”); provided, however, that during the ninety (90) day period following delivery of the Failure to Fund Notice to Borrower, Borrower shall be entitled to receive disbursements of the Loan prior to Borrower’s having replaced the Defaulting Lender in accordance with Section 13.13(g) or making the Required Deposit, provided all other conditions precedent thereto are satisfied, so long as Borrower shall, at least two (2) Business Days in advance of any such requested disbursement, fund into the Borrower’s Funds Account such Defaulting Lender Amount. Upon such deposit (the Required Deposit shall constitute Borrower’s Funds) or the replacement of such Defaulting Lender, Lenders shall resume funding in accordance with this Agreement. When qualified for disbursement, the Required Deposit shall be deposited into the Borrower’s Operating Account or otherwise disbursed to or for the benefit or account of Borrower under the terms of this Agreement prior to any additional advance of Expansion Tranche proceeds; and

(f) Borrower shall have delivered to Administrative Agent the information and documentation required pursuant to the Disbursement Plan; and

(g) Prior to the first disbursement of the Expansion Tranche:

(i) Administrative Agent shall have received and approved in form and substance satisfactory to Administrative Agent (such approval not to be unreasonably withheld or delayed):

(A) copies of all agreements which are material to completion of the Expansion;

(B) copies of all building permits and Permits required in connection with the development of the Expansion to the extent available for the then-applicable stage of construction;

(C) copies of any initial study, negative declaration, mitigated negative declaration, environmental impact report, notice of determination or notice of exemption prepared, adopted, certified or filed by or with any Governmental Authority in connection with the Expansion;

(D) if requested by Administrative Agent, the Contractor’s current financial statements, statement of qualifications and bank and bonding company checks; and

(E) if applicable, an Expansion Development Agreement; and

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(ii) Administrative Agent shall have received and approved (such approval not to be unreasonably withheld or delayed) (A) the final executed Construction Agreement, as approved by Administrative Agent pursuant to the terms herein; (B) two sets of the Plans and Specifications, certified as complete by the Architect, together with evidence of all necessary or reasonably appropriate approvals of governmental agencies; (C) Administrative Agent’s final approved project cost analysis for construction of the Expansion based on at least sixty percent (60%) of the Hard Costs (as defined in the Disbursement Plan) to construct the Expansion being successfully bid out to subcontractors, vendors and/or materialmen; and (D) the Expansion Budget; and

(iii) Administrative Agent and Borrower shall have agreed upon a Disbursement Plan based upon the approved Expansion Budget; and

(iv) Borrower shall have delivered or caused to be delivered to Administrative Agent, for its benefit and the benefit of Lenders, in fully executed form:

(A) a completion guaranty from each Guarantor, in the form attached hereto as Exhibit M;

(B) an assignment of the Construction Agreement, consented to by the Contractor, in a form to be reasonably agreed upon;

(C) an assignment of the Plans and Specifications and Architect’s Agreement, in a form to be reasonably agreed upon; and

(D) an assignment of the Expansion Development Agreement, consented to by the Expansion Developer, in a form to be reasonably agreed upon; and

(h) Prior to the final disbursement of the Expansion Tranche, Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that the Expansion has been Completed.

Notwithstanding anything above to the contrary, the Expansion Tranche will be permanently cancelled and Lenders will have no duty to disburse any amounts thereof if (x) at any time prior to the first disbursement of the Expansion Tranche, Borrower provides written notice to Administrative Agent requesting to cancel the Expansion Trance, (y) on or before July 2, 2021 the conditions set forth in subsection (g) above have not been fully satisfied, or (z) on or before January 2, 2022, Borrower has not submitted an Application for Payment to Administrative Agent requesting a disbursement from the Expansion Tranche. In the event all or a portion of the Expansion Tranche is cancelled, all subsequent DSCR calculations shall be made exclusive of any portion of such cancelled Expansion Tranche amounts.

3.3 ACCOUNTS, PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION.

The proceeds of the Loan and Borrower’s Funds, if any, when qualified for disbursement, shall be deposited into the Borrower’s Operating Account or otherwise disbursed to or for the benefit or account of Borrower under the terms of this Agreement; provided, however, that any direct disbursements from the Loan which are made by means of wire transfer, shall be subject to the provisions of any funds transfer agreement which is identified in Exhibit B hereto. Disbursements hereunder may be made by Administrative Agent upon the written request of any person who has been authorized by Borrower to request such disbursements until

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such time as written notice of Borrower’s revocation of such authority is received by Administrative Agent at the address shown in the Disbursement Plan. As additional security for Borrower’s and Operating Lessee’s performance under the Loan Documents, Borrower and Operating Lessee each hereby irrevocably pledge and assign to Administrative Agent, for the benefit of Lenders, all monies at any time deposited in each Account owned by such party and all the Pledged Account Collateral of such party. Neither Borrower nor Operating Lessee shall, without obtaining the prior written consent of Administrative Agent, further pledge, assign or grant any security interest in any Account, any subaccounts created thereunder or any funds on deposit in any Account, or permit any lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements to be filed thereon. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. While a Default exists, Administrative Agent may apply all or any part of the funds on deposit in any Account against the amounts outstanding under the Loan in any order and in any manner as Administrative Agent shall elect in Administrative Agent’s sole discretion (provided, however, that Administrative Agent shall endeavor to first apply funds in Borrower’s Accounts, if any, prior to applying funds from Operating Lessee’s Accounts but will incur no liability whatsoever for its failure to so endeavor) without seeking the appointment of a receiver and without adversely affecting the rights of Administrative Agent to foreclose the liens and security interests securing the Loan or exercise its other rights under the Loan Documents. While a Default exists, Borrower’s Funds shall not constitute trust funds and may be commingled with other monies held by Administrative Agent or Wells Fargo. All interest which accrues on any funds deposited in the Accounts, if any, shall be at a rate established by Administrative Agent, which may or may not be the highest rate then available, shall accrue for the benefit of Borrower or Operating Lessee, as applicable, and shall be taxable to Borrower or Operating Lessee, as applicable, and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of Borrower’s obligations under the Loan Documents, all remaining funds held in the Borrower’s and Operating Lessee’s Accounts, if any, shall be disbursed to Borrower or Operating Lessee, respectively, within ten (10) Business Days. Neither Borrower, Operating Lessee nor Manager shall have any accounts with respect to the Property or into which revenues from the Property are deposited other than the Accounts with Wells Fargo, except that Manager may deposit Gross Revenues (as defined in the Management Agreement) into Manager’s Account pursuant to the terms of the Management Agreement.

3.4 BORROWER’S FUNDS ACCOUNT.

Except as otherwise provided in this Agreement, all of the Borrower’s Funds which are deposited with Administrative Agent by Borrower pursuant to any provision of the Loan Documents, if any, shall be placed in the Borrower’s Funds Account with, and controlled by, Administrative Agent for disbursement pursuant to this Agreement.

3.5 DISBURSEMENTS GENERALLY.

(a) Subject to the conditions set forth in Section 3.2, the proceeds of the Expansion Tranche and Borrower’s Funds, if any, shall be disbursed in accordance with the terms and conditions of the then applicable Disbursement Plan. Disbursements made after the deposit of Borrower’s Funds, if any, shall be made first from the Borrower’s Funds Account until depleted. All disbursements shall be held by Borrower in trust and applied by Borrower solely for the purposes for which the funds have been disbursed. Administrative Agent and Lenders have no obligation to monitor or determine Borrower’s use or application of the disbursements.

(b) At its option, Administrative Agent may make disbursements to cover any expenses or charges of Administrative Agent which are to be borne by Borrower, including, but not limited to, the cost of any required legal fees, appraisals, inspections, certifications or surveys. At its sole option, Administrative Agent may make any disbursements by payment to Borrower or

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jointly to Borrower and any contractor, subcontractor, supplier, or other person performing work or furnishing materials in connection with the construction of the Expansion (and at Borrower’s election by written notice to Administrative Agent at least seven (7) Business Days prior to such requested disbursement, Administrative Agent shall pay jointly to Borrower and any such contractor, subcontractor, supplier or other person), provided that Administrative Agent shall only exercise this right in the absence of a request to do so by Borrower if Administrative Agent has reasonable concerns that a contractor, subcontractor, supplier or other person will not be paid on a timely basis (provided that Administrative Agent agrees that if Borrower notifies Administrative Agent of a dispute between Borrower and any such person and requests that no joint payments be made, then provided Administrative Agent approves such dispute in Administrative Agent’s reasonable discretion, Administrative Agent will not make joint payments of such disputed amounts to such person until the dispute is resolved or Administrative Agent notifies Borrower in writing that Administrative Agent no longer approves such dispute). All disbursements shall be applied by Borrower solely for the purposes for which the funds have been disbursed.

(c) All disbursements shall be made first from Borrower’s Funds, if any, and then from available Loan funds.

(d) If the outstanding principal balance of the Loan ever exceeds the maximum amount of the Loan, then all such amounts shall nonetheless be evidenced by the Note and secured by the Security Instrument; however, Borrower shall, within twelve (12) Business Days after Administrative Agent’s demand or Borrower’s earlier discovery of such advance, pay to Administrative Agent an amount equal to such excess principal amount and accrued but unpaid interest thereon.

(e) All requests for advances shall clearly identify any amounts requested for payment to a Related Person. Unless expressly set forth in the then effective Disbursement Budget or this Agreement, no developer’s, management, consulting or brokerage fee or commission, developer profit or other payment to any Related Person will be paid directly or indirectly from any proceeds of the Loan without Administrative Agent’s prior written approval. All amounts provided for in the Disbursement Budget shall be paid from advances of the Loan provided the conditions to advance have been satisfied.

3.6 FUNDS TRANSFER DISBURSEMENTS.

Borrower hereby authorizes Administrative Agent, to disburse the proceeds of all or any portion of the Loan made by Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement, and subject to the terms and conditions contained therein.

3.7 WITHHOLDING OF ADVANCES; RETENTION.

Administrative Agent may withhold advances from the Expansion Tranche under the following circumstances, in addition to any other circumstances described in the Loan Documents:

(a) Administrative Agent may withhold any advance if the conditions to advance provided for in the Disbursement Plan have not been satisfied.

(b) The retention may be withheld in accordance with the Disbursement Plan.

(c) Any one or more advances may be withheld in whole or in part if Administrative Agent determines that the requested advance(s) would cause the amount committed or advanced to exceed the limitations set forth in the then effective Disbursement Budget or the limitations in Section 3.5 above.

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3.8 FF&E ACCOUNT, RESERVES.

(a) Borrower shall and/or shall cause Operating Lessee to cause Manager to make monthly deposits into the FF&E Reserve Account as and when required and in the amounts required pursuant to the Management Agreement (the “Monthly FF&E Deposit”). In the event Manager fails to make any required Monthly FF&E Deposit as and when required hereunder, Borrower shall and/or shall cause Operating Lessee to make such Monthly FF&E Deposit on or before the twelfth (12th) Business Day of the calendar month with respect to which Manager failed to make the Monthly FF&E Deposit and neither Borrower nor Operating Lessee shall make any distributions to any other Person until such Monthly FF&E Deposit is made. Funds on deposit in the FF&E Reserve Account may be used by Manager as described in and as permitted by the Management Agreement. Notwithstanding the foregoing, to the extent Manager has reserved funds for FF&E in accordance with the Management Agreement and the Management Agreement does not require additional monthly deposits of FF&E, no monthly deposits shall be required pursuant to this Section 3.7.

(b) The FF&E Reserve Account shall be an interest bearing account with interest benefiting the Borrower or Operating Lessee, as applicable.

(c) So long as a Default exists, Administrative Agent shall have the right to apply all amounts on deposit, or subsequently deposited while such Default exists, in the FF&E Reserve Account, in its sole discretion and in any order Administrative Agent deems fit to the repayment of the Loan and other amounts owing to Lenders under the Loan Documents and/or to cure such Default.

ARTICLE 4 EXPANSION.

4.1 COMMENCEMENT AND COMPLETION.

If Borrower elects to commence construction of the Expansion, then Borrower shall Complete construction of the Expansion on or before the Completion Date, subject to force majeure as provided in Section 4.3. Borrower shall deliver to Administrative Agent, without delay after execution of the final Construction Agreement, the Construction Agreement and the final budget for construction of the Expansion, each as approved by Administrative Agent pursuant to the terms herein.

4.2 COMMENCEMENT AND COMPLETION OF OFFSITE IMPROVEMENTS.

Borrower shall notify Administrative Agent of any offsite improvements required by any Governmental Authority in connection with the construction of the Expansion, which offsite improvements shall be approved by Administrative Agent, in its reasonable discretion. Borrower shall Complete construction of any such offsite improvements on or before the earlier of (i) the date for completion required by such Governmental Authority and (ii) the Completion Date.

4.3 FORCE MAJEURE.

The time within which construction of the Expansion must be Completed shall be extended for a period of time equal to the period of any delay directly affecting construction which is caused by fire, earthquake or other acts of God, strike, lockout, acts of public enemy, riot, insurrection, or governmental regulation of the

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sale or transportation of materials, supplies or labor or any other delay beyond the reasonable control of Borrower; provided, however, that Borrower shall furnish Administrative Agent with written notice satisfactory to Administrative Agent evidencing any such delay within ten (10) days from the occurrence of any such delay. In no event shall the time for Completion of the Expansion be extended beyond the Original Maturity Date.

4.4 CONSTRUCTION AGREEMENT.

Borrower and Contractor shall enter into the Construction Agreement, in the form, and for no greater cost than, approved by Administrative Agent, pursuant to the terms and conditions of which Contractor is to construct the Expansion. Borrower shall require Contractor to perform in accordance with the terms of the Construction Agreement and shall not materially amend, modify or alter the responsibilities of Contractor under the Construction Agreement without Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall execute an assignment of Borrower’s rights under the Construction Agreement to Administrative Agent, for the benefit of Lenders, as additional security for Borrower’s obligations under this Agreement and the other Loan Documents and shall cause the Contractor to consent to any such assignment.

4.5 ARCHITECT’S AGREEMENT.

Borrower and Architect shall enter into the Architect’s Agreement in the form reasonably approved by Administrative Agent, pursuant to which Architect is to design the Expansion. Borrower shall require Architect to perform in accordance with the terms of the Architect’s Agreement and shall not materially amend, modify or alter the responsibilities of Architect under the Architect’s Agreement without Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall execute an assignment of the Architect’s Agreement and the Plans and Specifications to Administrative Agent, for the benefit of Lenders, as additional security for Borrower’s performance under this Agreement and the other Loan Documents and shall cause the Architect to consent to any such assignment.

4.6 PLANS AND SPECIFICATIONS.

(a) Changes; Administrative Agent Consent. Prior to the commencement of construction of the Expansion, Administrative Agent shall have reviewed and reasonably approved the Plans and Specifications. Except as otherwise provided in this Agreement, Borrower shall not make any changes in the Plans and Specifications without Administrative Agent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) if such change: (i) constitutes a material change in the building material or equipment specifications, or in the architectural or structural design, value or quality of any of the Improvements; (ii) would result in an increase of construction costs in excess of Two Million Five Hundred Thousand Dollars ($2,500,000.00) for any single change or in excess of Twelve Million Dollars ($12,000,000.00) for all such changes; or (iii) would adversely affect the structural integrity, or materially and adversely affect the quality of building materials, or overall efficiency of operating systems of the Expansion. Without limiting the above, Lenders agree that Borrower may make non-material changes in the Plans and Specifications without Administrative Agent’s or Requisite Lenders’, as applicable, prior written consent, provided that such changes do not violate any of the conditions specified herein. Borrower shall at all times maintain, for inspection by Administrative Agent and Lenders, a full set of working drawings of the Expansion. Notwithstanding the foregoing, any changes in the Plans and Specifications which would result in an increase of construction costs in excess of Five Million Dollars ($5,000,000.00) for any single change or in excess of Twenty-Five Million Dollars ($25,000,000.00) for all such changes shall require the prior written consent of Requisite Lenders.

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(b) Changes; Submission Requirements. Borrower shall submit any proposed change in the Plans and Specifications that requires the consent of Administrative Agent or Requisite Lenders to Administrative Agent at least ten (10) days prior to the commencement of construction relating to such proposed change, and shall submit any proposed change in the Plans and Specifications that does not require the consent of Administrative Agent or Requisite Lenders to Administrative Agent within three (3) days following the commencement of construction of the Expansion relating to such proposed change or Borrower’s first knowledge of such change, whichever is later to occur. Requests for any change which requires consent shall be accompanied by working drawings and a written description of the proposed change, submitted on a change order form reasonably acceptable to Administrative Agent, signed by Borrower and, if required by Administrative Agent, also by the Architect and the Contractor. Administrative Agent may also condition its consent to any proposed change on receipt of the Independent Inspecting Architect’s signature on any such change order form. At its option, Administrative Agent may require Borrower to provide: (i) evidence reasonably satisfactory to Administrative Agent of the cost and time necessary to complete the proposed change; and (ii) a deposit in the amount of any increased costs into Borrower’s Funds Account if such change will cause the Loan to no longer be In-Balance. Notwithstanding the foregoing, Administrative Agent’s prior written approval is not required for (y) any change orders resulting from matters of life or safety or (z) change orders of less than $2,000,000. If Administrative Agent has not responded to such proposed change within ten (10) Business Days after receiving all necessary documents regarding such change, Borrower may submit a second request in writing to Administrative Agent regarding such proposed change, and if Administrative Agent fails to respond within ten (10) Business Days of such second request, then Administrative Agent (and Requisite Lenders, if applicable) shall have been deemed to have consented to such proposed change.

(c) Consent Process. Borrower acknowledges that Administrative Agent’s and/or any Lender’s review of any changes and required consent may result in delays in construction and hereby consents to any such delays; provided that Administrative Agent and the Lenders, if applicable, comply with the processes set forth herein for disbursements of Loan proceeds.

(d) Final Plans and Specifications. Upon Completion of the Expansion, Borrower shall deliver to Administrative Agent within sixty (60) days a set of final Plans and Specifications.

4.7 CONTRACTOR/CONSTRUCTION INFORMATION.

Within ten (10) days of Administrative Agent’s written request, Borrower shall deliver to Administrative Agent, from time to time, in a form reasonably acceptable to Administrative Agent: (a) a list detailing the name, address and phone number of each contractor and proposed Major Subcontractor to be employed or used for construction of the Expansion together with the dollar amount, including changes, if any, of each contract and subcontract, and the portion thereof, if any, paid through the date of such list; (b) copies of each contract and subcontract identified in such list, including any changes thereto; (c) a cost breakdown of the projected total cost of constructing the Expansion, and that portion, if any, of each cost item which has been incurred; and (d) a construction progress schedule detailing the progress of construction and the projected sequencing and completion time for uncompleted work, all as of the date of such schedule.

Borrower agrees that Administrative Agent may disapprove any Major Subcontractor (which has not been previously approved by Administrative Agent whether prior to or after closing) which, in Administrative Agent’s good faith determination, is deemed financially or otherwise unqualified; provided, however, that the absence of any such disapproval shall not constitute a warranty or representation of qualification by Administrative Agent or any Lender. Administrative Agent or any Lender may contact any such contractor, subcontractor or material supplier to discuss the course of construction.

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4.8 PROHIBITED CONTRACTS.

Without Administrative Agent’s prior written consent, neither Borrower nor Operating Lessee shall contract for any materials, furnishings, equipment, fixtures or other parts or components of the Expansion, if any third party shall retain any ownership interest (other than Lien rights created by operation of law) in such items after their delivery to the Property unless otherwise approved by Administrative Agent. Borrower shall have thirty (30) days to effect the removal of any such retained interest.

4.9 LIENS AND LIEN AFFIDAVITS AND STOP PAYMENT NOTICES.

If a claim of Lien or lien affidavit is recorded which affects the Property or Improvements or a stop notice is served upon Administrative Agent or any Lender, Borrower shall, within twenty (20) Business Days of such recording or service or within twelve (12) Business Days of Administrative Agent’s demand, whichever occurs first: (a) pay and discharge the claim of Lien or stop notice; (b) effect the release or removal thereof by recording or delivering to Administrative Agent a surety bond in sufficient form and amount subject to Administrative Agent’s approval which shall not be unreasonably withheld, conditioned or delayed; or (c) provide Administrative Agent with other assurances which Administrative Agent deems, in its sole discretion, to be satisfactory for the payment of such claim of Lien or stop notice and for the full and continuous protection of Administrative Agent and Lenders from the effect of such Lien or stop notice.

4.10 ASSESSMENTS AND IMPROVEMENT DISTRICTS.

Without Administrative Agent’s prior written consent not to be unreasonably withheld, neither Borrower nor Operating Lessee shall consent to the formation of any assessment district, improvement district, community facilities district, special district, special improvement district, governmental district or other similar district that is not in existence on the Effective Date (any of the foregoing hereinafter referred to as a “District”); nor shall Borrower or Operating Lessee consent to the levying of special taxes or assessments against the Property by any such District. Each of Borrower and Operating Lessee shall promptly give notice to Administrative Agent of any written notification or written advice that Borrower or Operating Lessee, as applicable, may receive from any municipality or other third party of any intent or proposal to include the Property in any District or to levy any such special taxes or assessments. While a Default exists, Administrative Agent shall have the right to file a written objection to the inclusion of all or any part of the Property in any District, or to the levy of any such special taxes or assessments, either in its own name or in the name of Borrower or Operating Lessee, as applicable, and to appear at, and participate in, any hearing with respect to the formation of any such District or the levy or such special taxes or assessments.

4.11 CONSTRUCTION RESPONSIBILITIES.

If Borrower commences construction of the Expansion, Borrower shall construct the Expansion in a workmanlike manner according to the Plans and Specifications and the recommendations of any soils or engineering report approved by Administrative Agent. At all times prior to Completion of the Expansion, construction of the Expansion shall be managed by Contractor pursuant to the Construction Agreement. Each of Borrower and Operating Lessee shall in all material respects comply with all Requirements of Law, building restrictions, recorded covenants and restrictions, and requirements of all regulatory authorities having jurisdiction over the Property and/or Expansion. Borrower shall be solely responsible for the quality and suitability of the Plans and Specifications and their compliance with all governmental requirements, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, material suppliers, consultants and property managers, and the accuracy of all applications for payment and the proper application of all disbursements. Neither Administrative Agent nor any Lender is obligated to supervise, inspect or inform Borrower, Operating Lessee or any third party of any aspect of the construction of the Expansion or any other matter referred to above.

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4.12 DELAY.

Borrower shall promptly notify Administrative Agent in writing of any event causing delay or interruption of construction, or the timely Completion of the Expansion. The notice shall specify the particular work delayed, and the cause and period of each delay.

4.13 INSPECTIONS.

Administrative Agent and the Independent Inspecting Architect shall have the right to enter upon the portion of the Property where Expansion is being constructed at all reasonable times upon reasonable prior notice to inspect the Expansion and the construction work to verify information disclosed or required pursuant to this Agreement. Any such inspection or review of the Expansion by Administrative Agent or Independent Inspecting Architect is solely to determine whether Borrower and Operating Lessee are properly discharging their respective obligations under the Loan Documents and may not be relied upon by Borrower, Operating Lessee or by any third party as a representation or warranty of compliance with this Agreement or any other agreement. Neither Administrative Agent, Independent Inspecting Architect nor any Lender owe a duty of care to Borrower, Operating Lessee or any third party to protect against, or to inform Borrower, Operating Lessee or any third party of, any negligent, faulty, inadequate or defective design or construction of the Expansion as determined by Administrative Agent, the Independent Inspecting Architect or any Lender. Borrower and Operating Lessee shall have the right to have a representative present at all such inspections.

4.14 SURVEYS.

Promptly following Administrative Agent’s written request, Borrower shall deliver to Administrative Agent: (a) upon completion of the foundations of the Expansion, a survey showing the location of the Expansion on the Land and confirming that the Expansion is located entirely within the Property and does not encroach upon any easement, or breach or violate any governmental requirement; and (b) upon completion of the Expansion, an as-built survey acceptable to the Title Company for purposes of issuing a ALTA 25-06 or equivalent endorsement, together with any other endorsements reasonably required by Administrative Agent to evidence and insure the Expansion, to be attached to the Title Policy. All such surveys shall be performed and certified by a licensed engineer or surveyor acceptable to the Title Company, shall be prepared according to current ALTA/ACSM Minimum Standard Detail Requirements and any additional items reasonably required by Administrative Agent or the Title Company and customarily provided in similar transactions, and, in each such case, shall be certified to Administrative Agent, Lenders, their respective successors and assigns and the Title Company.

4.15 PERMITS.

Prior to the commencement of construction of any portion of the Expansion, Borrower shall obtain and at all times thereafter maintain, all building permits and Permits required in connection with the development of such portion of the Expansion, as applicable.

4.16 SUBGUARD INSURANCE.

Within five (5) calendar days of Administrative Agent’s written request, Borrower shall, or shall cause the Contractor to, procure from a surety acceptable to Administrative Agent, and deliver to Administrative Agent, Subguard insurance reasonably satisfactory to Administrative Agent with respect to the Major Subcontractors.

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4.17 IN-BALANCE PAYMENTS.

Borrower shall make all payments required from time to time hereunder so that the Loan remains In-Balance within twelve (12) Business Days of Administrative Agent’s written demand. From time to time upon Borrower’s request, Administrative Agent shall confirm in writing whether the Loan is In-Balance.

4.18 INCENTIVE PAYMENTS.

Borrower and Operating Lessee acknowledge that, pursuant to that certain Payment Direction Letter, dated as of December 14, 2018, Administrative Agent has directed AURA, in accordance with the Incentive Agreement, to deposit all Base Rebates and other proceeds payable to Borrower under the Incentive Agreement into the Borrower’s Depository Account.

ARTICLE 5 INSURANCE.

Borrower shall and/or shall cause Operating Lessee to, without duplication and while any obligation of Borrower, Operating Lessee or any Guarantor under any Loan Document or Other Related Document remains outstanding, maintain at Borrower’s and/or Operating Lessee’s sole expense, with licensed insurers approved by Administrative Agent, the following policies of insurance in form and substance satisfactory to Administrative Agent. Capitalized terms used in this Article shall have the same meaning as such terms are commonly and presently defined in the insurance industry. Administrative Agent agrees that its insurance requirements shall be applied to Borrower and the Project in a manner consistent with the application of its insurance requirements to other similarly situated borrowers and projects.

5.1 TITLE INSURANCE.

The Title Policy obtained by Borrower, effective as of December 18, 2015, together with any endorsements available in Colorado which Administrative Agent may reasonably require, insuring Administrative Agent, for the benefit of Lenders, in the principal amount of the Loan, of the validity and the priority of the lien of the Security Instrument upon the Property, subject only to Permitted Liens and matters approved by Administrative Agent in writing. During the term of the Loan, Borrower shall deliver to Administrative Agent, within ten (10) days of Administrative Agent’s written request, such other endorsements (to the extent the same are available in Colorado) to the Title Policy as Administrative Agent may reasonably require with respect to the Property, including, without limitation, if Borrower elects to commence construction of the Expansion, a title update endorsement concurrently with each advance of Loan proceeds and, following Completion of the Expansion, deletion of the mechanic’s lien exception from Schedule B to the Title Policy.

5.2 PROPERTY INSURANCE.

(a) An “All Risk” policy form, covering insurance risks no less broad than those covered under a special Multi Peril (SMP) policy form, which contains a commercial ISO “causes of loss-special form,” in the then current form, and such other risks as Administrative Agent may reasonably require, insuring Administrative Agent, for the benefit of Lenders against damage in an amount not less than one hundred percent (100%) of the full replacement cost of the Property. Administrative Agent, for the benefit of Lenders, shall be named on the policy as Mortgagee and named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) and Standard Mortgagee Clause Endorsement (in forms acceptable to Administrative Agent). With respect to any required wind/storm coverage, the maximum deductible may not exceed $15,000,000.

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(b) If Borrower elects to commence the construction of the Expansion, in addition to the “All Risk” policy required under clause (a) above, a Builders All Risk/Special Form Completed Value (Non-Reporting Form) Hazard Insurance policy, including, without limitation, theft coverage and such other coverages and endorsements as Administrative Agent may require, insuring Administrative Agent, for the benefit of Lenders against damage in an amount not less than one hundred percent (100%) of the full replacement cost of the Property at the time of Completion of the Expansion; provided that Borrower shall not be required to begin maintaining such Builders All Risk/Special Form Completed Value (Non-Reporting Form) Hazard Insurance policy until the day prior to commencement of construction of the Expansion (and shall maintain such coverage at all times thereafter). Such coverage should adequately insure any and all Loan collateral, whether such collateral is onsite, stored offsite or otherwise. Administrative Agent, for the benefit of Lenders, shall be named on the policy as Mortgagee and named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) and Standard Mortgagee Clause Endorsement (in forms acceptable to Administrative Agent). With respect to any required wind/storm coverage, the maximum deductible may not exceed $15,000,000.

5.3 FLOOD HAZARD INSURANCE.

A policy of flood insurance, as required by applicable governmental regulations, or as deemed necessary by Administrative Agent, in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable law and governmental regulation.

5.4 LIABILITY INSURANCE.

A policy of Commercial General Liability insurance on an occurrence basis, with coverages and limits as required by Administrative Agent, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Property and/or in the Improvements. During the period of any construction, including, without limitation, if Borrower elects to commence construction of the Expansion, Borrower may cause their contractors and/or subcontractors to maintain in full force and effect any or all of the liability insurance required hereunder. Administrative Agent may require that Borrower and/or Operating Lessee be named as an additional insured on any such policy. Whether Borrower employs a general contractor or performs as owner-builder, Administrative Agent may require that coverage include statutory workers’ compensation insurance.

5.5 BUSINESS INTERRUPTION INSURANCE.

A policy of business interruption insurance providing coverage for at least eighteen (18) months actual stabilized Gross Operating Revenues (or if the Property is not yet stabilized, projected stabilized gross operating revenues as approved by Administrative Agent).

5.6 OTHER COVERAGE.

Borrower and Operating Lessee shall provide to Administrative Agent evidence of such other amounts of coverage and/or other insurance in such amounts as Administrative Agent may from time to time request against such other insurable hazards which at the time are commonly required by Administrative Agent to be insured against for properties similar to the subject Property located in or around the region in which the subject Property is located. Such coverage requirements may include but are not limited to coverage for earthquake (if the Property is located in a seismic zone 3 or 4 and the probable maximum loss is twenty percent (20%) or greater), liquor liability, worker’s compensation, disability, vehicle coverage, delayed business income, rental loss, sink hole, soft costs, tenant improvement or environmental. If terrorism insurance is commercially available (in Administrative Agent’s reasonable discretion), Borrower shall maintain a terrorism insurance policy in an amount satisfactory to Administrative Agent.

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5.7 GENERAL.

Borrower and Operating Lessee shall provide to Administrative Agent insurance certificates or other evidence of coverage in form acceptable to Administrative Agent, with coverage amounts, deductibles, limits and retentions as required by Administrative Agent. All insurance policies shall provide that the coverage shall not be cancelable or materially changed without ten (10) days prior written notice to Administrative Agent of any cancellation for nonpayment of premiums, and not less than thirty (30) days prior written notice to Administrative Agent of any other cancellation or any modification (including a reduction in coverage). Administrative Agent, for the benefit of Lenders shall be named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) and Standard Mortgagee Clause Endorsement (in forms acceptable to Administrative Agent) on all insurance policies which Borrower and/or Operating Lessee actually maintains with respect to the Property. All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the Property is located and must have an A.M. Best Company financial rating and policyholder surplus acceptable to Administrative Agent.

ARTICLE 6 REPRESENTATIONS AND WARRANTIES.

As a material inducement to Administrative Agent and Lenders entering into this Agreement, each of Borrower and Operating Lessee represents, warrants and, with respect to Sections 6.5, 6.15, 6.16, 6.19, 6.23, 6.24, 6.25, 6.26, and 6.27, covenants to, Administrative Agent and each Lender as of the Effective Date and, subject to the terms of Section 6.21 below, continuing thereafter that:

6.1 AUTHORITY/ENFORCEABILITY.

(a) Each of Borrower and Operating Lessee is in compliance with all Requirements of Law applicable to its organization, existence and transaction of business, (b) Borrower has (with respect to the already constructed Improvements), and, if Borrower so elects, prior to commencement of the construction of the Expansion, will have as to that portion of the Property, all necessary rights and powers to own, improve, develop and operate the Property as contemplated by the Loan Documents, and (c) Operating Lessee has all necessary rights and powers to operate the Property as contemplated by the Loan Documents.

6.2 BINDING OBLIGATIONS.

Each of Borrower and Operating Lessee is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower and Operating Lessee.

6.3 FORMATION AND ORGANIZATIONAL DOCUMENTS.

Borrower and Operating Lessee have delivered to Administrative Agent all formation and organizational documents of Borrower, Operating Lessee and Ryman Guarantor, and all constituent entities required to authorize the transactions contemplated by the Loan Documents and Other Related Documents, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent in connection with the preparation of this Agreement. As of the Effective Date, the organizational chart attached as Schedule 6.3 to the Disclosure Letter is true and accurate with respect to the information contained therein.

6.4 NO VIOLATION.

Borrower’s and Operating Lessee’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) to the best of Borrower’s and Operating Lessee’s knowledge, violate any material Requirements of Law applicable to the Borrower, Operating Lessee, the Property or any other statute, law, regulation or ordinance or any order or ruling of any court or

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Governmental Authority; (c) to the best of Borrower’s and Operating Lessee’s knowledge, constitute a breach or default or permit the acceleration of obligations under any material agreement, contract, lease, or other document by which the Borrower, Operating Lessee, the Property or Collateral is bound or regulated; or (d) to the best of Borrower’s and Operating Lessee’s knowledge, violate in any material respect any statute, law, regulation or ordinance, or any order of any court or Governmental Authority which has a material adverse effect on Borrower, Operating Lessee or the Property.

6.5 COMPLIANCE WITH LAWS; USE.

Borrower shall and/or shall cause Operating Lessee to obtain and at all times maintain, or use commercially reasonable efforts to cause the Manager to obtain and at all times maintain, all permits, Licenses (including the Liquor License and any other applicable liquor licenses or beverage permits), exemptions, and approvals necessary to construct, occupy, operate and market the Property, and shall maintain compliance in all material respects with all Requirements of Law applicable to the Property and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business. If Borrower or Operating Lessee has received notice of any material violations of the aforesaid Requirements of Laws, applicable statutes, laws, regulations and ordinances, Borrower or Operating Lessee, as applicable, shall cure such violation within thirty (30) days of such notice provided that if such violation in not reasonably capable of being cured within such thirty (30) day period, Borrower or Operating Lessee, as applicable, shall have an additional ninety (90) days (for a total of 120 days) to cure such violation so long as Borrower or Operating Lessee, as applicable, commences the cure of such violation within such thirty (30) day period and diligently prosecutes, as determined by Administrative Agent, the cure of such violation. The Property is a separate legal parcel lawfully created in compliance in all material respects with all subdivision laws and ordinances, and is properly zoned for the stated use of the Property as disclosed to Administrative Agent at the time of execution hereof. Neither Borrower nor Operating Lessee shall initiate or acquiesce to a zoning change of the Property without prior notice to, and prior written consent (not to be unreasonably withheld, delayed or conditioned) from, Administrative Agent. Furthermore, neither Borrower nor Operating Lessee shall allow changes in the stated use of the Property from that disclosed to Administrative Agent at the Effective Date without prior notice to, and prior written consent from, Administrative Agent.

6.6 LITIGATION.

Except as disclosed on Schedule 6.6 to the Disclosure Letter, as the same may be updated from time to time, there are no claims, actions, suits, or proceedings pending, or to Borrower’s or Operating Lessee’s knowledge threatened, against Borrower or Operating Lessee or affecting the Property or other Collateral that would reasonably be expected to have a material adverse effect on Borrower’s or Operating Lessee’s ability to perform its respective obligations under the Loan Documents.

6.7 FINANCIAL CONDITION.

Subject to Section 10.12, all Financial Statements and information heretofore and hereafter delivered to Administrative Agent by Borrower and Operating Lessee, including, without limitation, information relating to the financial condition of Borrower, Operating Lessee, the Property, the Collateral, the partners, joint venturers or members of Borrower, Operating Lessee, Ryman Guarantor and/or Rida Guarantor, fairly and accurately represent the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with GAAP consistently applied (or other principles acceptable to Administrative Agent). Notwithstanding the foregoing, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Borrower and Operating Lessee acknowledge and agree that Administrative Agent and Lenders may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

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6.8 NO MATERIAL ADVERSE CHANGE.

There has been no material adverse change in the financial condition of Borrower, Operating Lessee, Rida Guarantor and/or Ryman Guarantor since the dates of the latest Financial Statements furnished to Administrative Agent and, except as otherwise disclosed to Administrative Agent in writing, neither Borrower nor Operating Lessee has entered into any material transaction which is not disclosed in such Financial Statements, it being agreed that a material adverse change in Rida Guarantor and/or Ryman Guarantor shall not be deemed to have occurred unless and until such Guarantor fails to meet the minimum net worth requirements provided for in the applicable Guaranty.

6.9 INTENTIONALLY OMITTED.

6.10 ACCURACY.

To the best of Borrower’s and Operating Lessee’s knowledge, all reports, documents, instruments, information and forms of evidence delivered to Administrative Agent and/or any Lender concerning the Loan or security for the Loan or required by the Loan Documents are materially accurate, correct and sufficiently complete to give Administrative Agent and Lenders true and accurate knowledge of their subject matter, and do not contain any material misrepresentation or omission.

6.11 TAX LIABILITY.

Borrower and Operating Lessee have filed all required material federal, state, county and municipal tax returns and has paid all taxes and assessments due and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

6.12 TITLE TO ASSETS; NO LIENS.

Borrower has good and indefeasible title to the Property, free and clear of all liens and encumbrances except Permitted Liens.

6.13 MANAGEMENT AGREEMENT; FRANCHISE AGREEMENT.

Borrower has provided to Administrative Agent a correct and complete copy of the Management Agreement in effect on and as of the Effective Date. As of the Effective Date, the Management Agreement has not been amended or modified (except as has been previously disclosed to Administrative Agent) and is in full force and effect and no default exists thereunder (nor has any event occurred that after the giving of notice or the passage of time (or both) would constitute a default). Except for the Management Agreement delivered to Administrative Agent, there is no other Management Agreement in effect with respect to the Property as of the Effective Date. There is no Franchise Agreement in effect with respect to the Property. Manager has paid to Borrower or Operating Lessee all Key Money (as defined in the Management Agreement) pursuant to the Management Agreement, other than $500,000.00.

6.14 UTILITIES.

All material utility services, including, without limitation, gas, water, sewage, electrical, cable television and telephone, necessary for the occupancy and operation of the Property are available at or within the boundaries of the Property, and, if Borrower elects to commence construction of the Expansion, Borrower will take all steps necessary to assure that all such services will be available for the development, occupancy and operation of the Expansion upon Completion.

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6.15 COMPLIANCE.

Borrower and Operating Lessee are each familiar with and, to the best of Borrower’s and Operating Lessee’s knowledge, is in compliance in all material respects with all Requirements of Law and Permits necessary for the development and operation of the Property and, if Borrower so elects, to commence construction of the Expansion and will use commercially reasonable efforts to conform to and comply in all material respects with all Requirements of Law and the Plans and Specifications.

6.16 AMERICANS WITH DISABILITIES ACT COMPLIANCE.

The Improvements are designed and shall be maintained in compliance in all material respects with all of the applicable requirements and regulations of the ADA to the extent applicable thereto. To the extent Borrower elects to commence construction of the Expansion, the Expansion will be designed and shall be constructed and Completed, and thereafter maintained, in compliance in all material respects with all of the applicable requirements and regulations of the ADA. Borrower shall be responsible for all ADA compliance costs.

6.17 BUSINESS LOAN.

The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes whatsoever.

6.18 LEASES.

As of the Effective Date, no Leases affect the Property (other than the Operating Lease), except for those appearing on Schedule 6.18 to the Disclosure Letter.

6.19 NO CONSTRUCTION LIENS.

As of the Effective Date, no construction work or activity is being conducted at the Property or with respect to the Improvements and no contractor, subcontractor or materialman will have performed any construction work or other services or delivered any materials to or for the benefit of Borrower, the Property or the Improvements, except for work that has been discharged in its entirety and for which the applicable contractor has provided a non-contingent lien release. Additionally, neither Borrower nor Operating Lessee have received any notice or have actual knowledge of any claims, disputes, charges or liens by any contractor, subcontractor or materialman with respect to the Property and Improvements, that are not being addressed in the ordinary course of business and, to the extent a lien has been filed, are bonded over.

6.20 PROJECT INFORMATION.

(a) The recitals described in this Agreement with respect to the Property and its operation are true and correct; (b) the Property includes access to adequate parking to comply with applicable legal requirements; (c) the Property currently abuts Himalaya Road and has paved access to 64th Avenue, each of which is a completed and dedicated public thoroughfare in both directions; (d) all water, sewer, natural gas (if applicable), electricity, refuse collection, cable television and telephone service, and police and fire protection, necessary for the operation of the Property are available, installed and connected to the Property; and (e) neither Borrower nor Operating Lessee has any knowledge, or reason to believe that any archaeological ruins, discoveries or specimens exist on the Property.

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6.21 REAFFIRMATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

Each request by Borrower for an advance under this Agreement, if any, shall constitute an affirmation (i) on the part of Borrower and Operating Lessee that the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects as of the date and time of such request, and (ii) on the part of each Guarantor that the representations and warranties contained in its respective Guaranty, are true and correct in all material respects as of the time of such request, in each case except to the extent any such representation or warranty (x) is no longer true and correct due to any changes of facts or circumstances which do not constitute a Default or (y) by its nature can only be made as of a specified date, in which case such representation or warranty shall have been true and correct on and as of such specified date, and that the relevant conditions precedent set forth in this Agreement have been satisfied or waived by Administrative Agent. All representations and warranties made herein shall survive the execution of this Agreement, the making of all advances hereunder and the execution and delivery of all other documents and instruments in connection with the Loan, so long as any Lender has any Commitment to lend to Borrower hereunder and until the Loan has been paid in full. Notwithstanding anything in this Section to the contrary, the representations and warranties contained in this Article are continuing representations and warranties as provided herein.

6.22 NO SUBORDINATION.

There is no agreement, indenture, contract or instrument to which Borrower or Operating Lessee is a party or to Borrower’s or Operating Lessee’s knowledge by which Borrower or Operating Lessee may be bound that requires the subordination in right of payment of any of Borrower’s or Operating Lessee’s obligations under this Agreement to any other obligation of Borrower or Operating Lessee.

6.23 PERMITS; FRANCHISES.

Borrower and Operating Lessee each possess, and will hereafter possess, all material permits, memberships, franchises, contracts and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary in any material respect to enable it to conduct the business in which it is now engaged.

6.24 MATERIAL CONTRACTS.

Exhibit K is a true and complete list, as of the Effective Date, of each Material Contract. Borrower shall deliver written notice to Administrative Agent no less frequently than quarterly (which notice may be included in Borrower’s quarterly reporting package delivered in accordance with Article 10) of any change in the accuracy of Exhibit K. Exhibit K accurately sets forth, with respect to each such agreement, (i) such agreement’s identity, including title and date of such agreement and any amendments or modifications of such agreement, and (ii) the parties to such agreement. A correct and complete copy in all material respects of each Material Contract specified on Exhibit K has been provided to Administrative Agent and each is unmodified (except as set forth on Exhibit K) and, with respect to Material Contracts listed on Exhibit K as of the Effective Date, in full force and effect as of the Effective Date, and, with respect to all Material Contracts listed on Exhibit K from time to time, in full force and effect thereafter unless disclosed to Administrative Agent in writing, and to Borrower’s and Operating Lessee’s knowledge, none of Borrower, Operating Lessee or any counterparty to such contracts, is in material default thereunder unless disclosed to Administrative Agent in writing. Promptly upon Borrower or Operating Lessee entering into any Material Contract, Borrower or Operating Lessee, as applicable, shall deliver a copy thereof to Administrative Agent (and shall obtain Administrative Agent’s prior written consent with respect thereto to the extent required hereunder).

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6.25 EMPLOYEES.

Neither Borrower nor Operating Lessee has any employees as of the Effective Date and shall not have any employees thereafter without the prior written consent of Administrative Agent.

6.26 VEHICLES.

As of the Effective Date, the vehicles listed on the Schedule 6.26 to the Disclosure Letter are the only vehicles used or proposed to be used in the operation of the Property, and neither Borrower nor Operating Lessee owns or leases any other vehicles. If at any time after the Effective Date, Borrower or Operating Lessee acquires any other vehicles (by purchase or lease) for use in the operation of the Property whereby the value of such vehicles hereafter acquired exceed, in the aggregate, $500,000 (as calculated on the fair market value of such vehicle and/or the contract value of the lease, as applicable), Borrower or Operating Lessee, as applicable, shall, within thirty (30) after such acquisition, provide notice to Administrative Agent, including the vehicle identification numbers, whether such vehicles are owned or leased, and describing any debt or lease obligation related to such vehicles and, to the extent any such vehicles are owned, at the request of Administrative Agent, shall take all action necessary to grant to Administrative Agent a lien on such vehicles and to perfect such lien.

6.27 COLLECTIVE BARGAINING AGREEMENT.

As of the Effective date, neither Borrower nor Operating Lessee has entered into or assumed any collective bargaining agreement or other similar labor agreement and, to Borrower’s and Operating Lessee’s knowledge, no collective bargaining agreement is in effect that is binding on Borrower, Operating Lessee or the Property, and neither Borrower nor Operating Lessee shall thereafter enter into any such agreement without prior written notice to Administrative Agent.

6.28 PROJECT DOCUMENTS.

(a) A true, correct and complete copy (in all material respects) of each of the Project Documents has been delivered to Administrative Agent by (or on behalf of) Borrower. To Borrower’s and Operating Lessee’s knowledge, each Project Document is in full force and effect and, as of the Effective Date, has not been modified or amended in any manner whatsoever except as disclosed to Administrative Agent. As of the Effective Date, to Borrower’s and Operating Lessee’s knowledge, there are no defaults under any of the Project Documents and no event has occurred, which but for the passage of time, or notice, or both, would constitute a material default under any of the Project Documents. As of the Effective Date, (i) no party to any of the Project Documents has commenced any action or given or received any notice for the purpose of terminating any Project Document to which it is a party, (ii) except for the Project Documents and for the Permitted Liens, there are no agreements between Borrower or Operating Lessee and the applicable counterparty (or counterparties) thereto in any way concerning the subject matter thereof or the occupancy or use of the Property and (iii) the interest of Borrower and/or Operating Lessee under the Project Documents has not been assigned or otherwise encumbered, except for any applicable assignments and/or pledges to Administrative Agent.

(b) Borrower further certifies that: (i) the obligations of Borrower under that certain Development Agreement for Gaylord Rockies Hotel and Conference Center dated as of December 27, 2013, between LNR CPI High Point, LLC, High Point at DIA Investments, LLC, and Borrower (as assignee of RIDA Development Corp. pursuant to that certain Assignment and Assumption Agreement dated as of December 18, 2015), as amended, terminated on the date the Project, as defined therein, has been completed; and (ii) Borrower has satisfied its obligations under that certain Amended and Restated Agreement of Capital Contribution and Joint Escrow Instructions dated as of December 27, 2013, by and between LNR CPI High Point, LLC, High Point at DIA Investments, LLC and Rida Development Corp., as amended.

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6.29 PERSONAL PROPERTY.

Other than the Personal Property and the property of transient hotel guests or the Manager, no personal property is located on or within the Property, or used or proposed to be used on the Property. The Manager does not, and will not own at any time that the Loan is outstanding, any FF&E, Inventory or Personal Property that is material to the operation of the Property. Borrower and/or Operating Lessee has good title to all Personal Property free and clear of all liens.

6.30 [INTENTIONALLY OMITTED].

6.31 SANCTIONS, ANTI-CORRUPTION AND ANTI-MONEY LAUNDERING LAWS.

(a) None of (i) the Borrower, Operating Lessee, any Person specifically included in the definition of Borrowing Group, or, to the knowledge of Borrower and Operating Lessee, any of their respective employees or Affiliates, or (ii) to the knowledge of Borrower and Operating Lessee, any agent or representative of the Borrower, Operating Lessee or any Person specifically included in the definition Borrowing Group that will act in any capacity in connection with or benefit from the Loan, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) is controlled by or acting on behalf of a Sanctioned Person, (C) is located, organized or resident in a Sanctioned Country, (D) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (E) directly or indirectly knowingly derives revenues from investments in, or transactions with, Sanctioned Persons.

(b) Each Person specifically included in the definition of Borrowing Group has implemented and maintains in effect policies and procedures designed to ensure compliance by such Person and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(c) Each of the Borrower, Operating Lessee, and each Person specifically included in the definition of Borrowing Group, each director, officer, and, to the knowledge of Borrower and Operating Lessee, employee, agent and Affiliate of Borrower, Operating Lessee and each Person specifically included in the definition of Borrowing Group, is in compliance in all material respects with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(d) No proceeds of any Loan have been used, directly or indirectly, by the Borrower, Operating Lessee, any Person specifically included in the definition of Borrowing Group or, to their knowledge, any of its or their respective directors, officers, employees and agents (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) in any manner that would cause any Person to be in violation of Sanctions.

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6.32 EEA FINANCIAL INSTITUTIONS.

No Loan Party is an EEA Financial Institution and no Loan Party may become an EEA Financial Institution without the written consent of all Lenders in their sole discretion.

ARTICLE 7 HAZARDOUS MATERIALS.

7.1 SPECIAL REPRESENTATIONS AND WARRANTIES.

Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, each of Borrower and Operating Lessee hereby specially represents and warrants to the best of Borrower’s and Operating Lessee’s knowledge (which knowledge is based solely on those reports listed on Schedule 7.1 to the Disclosure Letter) as of the date of this Agreement as follows:

(a) Hazardous Materials. Except as set forth in those certain reports listed on Schedule 7.1 to the Disclosure Letter, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, mold, toxic mold, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”). “Hazardous Materials” shall not include commercially reasonable amounts of such materials used in the ordinary course of construction, renovation, demolition or operation of the Property which are used and stored in accordance with all applicable environmental laws, ordinances and regulations.

(b) Hazardous Materials Laws. The Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials applicable to the Property (“Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, as amended 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Section 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; each as now and hereafter amended, and the regulations thereunder, and any other applicable local, state and/or federal laws or regulations that govern (i) the existence, cleanup and/or remedy of contamination on the Property; (ii) the protection of the environment from released, spilled, deposited or otherwise emplaced contamination; (iii) the control of hazardous wastes; or (iv) the use, generation, transport, treatment, removal or recovery of Hazardous Materials, including any and all building materials.

(c) Hazardous Materials Claims. There are no claims, actions, proceedings or investigations (“Hazardous Materials Claims”) pending or, to the best of Borrower’s or Operating Lessee’s knowledge, threatened against Borrower, Operating Lessee, the Property or Collateral by any Governmental Authority, governmental agency or by any other person or entity relating to Hazardous Materials or alleging any violation or liability pursuant to Hazardous Materials Laws.

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7.2 HAZARDOUS MATERIALS COVENANTS.

Each of Borrower and Operating Lessee agrees as follows:

(a) No Hazardous Activities. Neither Borrower nor Operating Lessee shall cause or knowingly permit the Property or Improvements to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

(b) Compliance. Each of Borrower and Operating Lessee shall comply in all material respects and cause the Property to comply in all material respects with all Hazardous Materials Laws.

(c) Notices. Each of Borrower and Operating Lessee shall promptly notify Administrative Agent in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property; (ii) any knowledge by Borrower or Operating Lessee that the Property does not comply with any Hazardous Materials Laws and (iii) any Hazardous Materials Claims initiated against Borrower or Operating Lessee.

(d) Remedial Action. In response to the presence of any Hazardous Materials on, under or about the Property and/or Improvements that is required by law to be remediated, Borrower shall and/or shall cause Operating Lessee to immediately take, at Borrower’s or Operating Lessee’s sole expense, all remedial action to the extent required by any applicable Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

7.3 INSPECTION BY ADMINISTRATIVE AGENT.

Upon reasonable prior notice to Borrower and at all reasonable times (except that the foregoing shall not be applicable during a Default or in the event of an emergency), Administrative Agent, its employees and agents, may from time to time (whether before or after the commencement of a non-judicial or judicial foreclosure proceeding) enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property. Borrower shall have the right to have a representative present at all such inspections.

7.4 HAZARDOUS MATERIALS INDEMNITY.

EACH OF BORROWER AND OPERATING LESSEE HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES FOR, FROM AND AGAINST ANY AND ALL ACTUAL LOSSES, ACTUAL DAMAGES (AS OPPOSED TO CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OTHER THAN CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR LOST PROFITS OWED BY AN INDEMNITEE TO A THIRD PARTY), ACTUAL LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER ACTUAL EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH INDEMNITEES MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF (A) THE USE, GENERATION, MANUFACTURE, STORAGE, TREATMENT, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, TRANSPORTATION OR PRESENCE OF ANY HAZARDOUS MATERIALS WHICH ARE

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FOUND IN, ON, UNDER, ABOUT OR MIGRATING FROM THE PROPERTY; (B) ANY VIOLATION OR CLAIM OF VIOLATION OF ANY HAZARDOUS MATERIALS LAWS WITH RESPECT TO THE PROPERTY; (C) ANY INDEMNITY CLAIM BY A THIRD PARTY AGAINST ONE OR MORE INDEMNITEES IN CONNECTION WITH ANY OF THE FOREGOING; OR (D) THE BREACH OF ANY COVENANTS (OR REPRESENTATIONS AND WARRANTIES) OF BORROWER OR OPERATING LESSEE UNDER THIS ARTICLE, EVEN IF SUCH DAMAGE, LIABILITY, CLAIM, ACTION, JUDGMENT, COST OR EXPENSE RESULTS FROM THE NEGLIGENCE OF THE INDEMNITEE. SUCH INDEMNITY SHALL INCLUDE, WITHOUT LIMITATION: (i) THE COSTS, WHETHER FORESEEABLE OR UNFORESEEABLE, OF ANY REPAIR, CLEANUP OR DETOXIFICATION OF THE PROPERTY, OR THE REMOVAL OR REMEDIATION OF ANY HAZARDOUS MATERIALS (REGARDLESS OF THE MEDIUM) FROM THE PROPERTY, OR THE TAKING OF ANY EMERGENCY ACTION, WHICH IS REQUIRED BY ANY GOVERNMENTAL ENTITY OR IS OTHERWISE NECESSARY TO RENDER THE PROPERTY IN COMPLIANCE WITH ALL HAZARDOUS MATERIALS LAWS AND REGULATIONS; (ii) ALL OTHER DIRECT OR INDIRECT CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY THIRD PARTY TORT CLAIMS OR GOVERNMENTAL CLAIMS, FINES OR PENALTIES AGAINST ANY AND ALL INDEMNITEES) OWED BY AN INDEMNITEE TO A THIRD PARTY; AND (iii) ALL COURT COSTS AND REASONABLE ATTORNEYS’ FEES AND EXPENSES PAID OR INCURRED BY ANY AND ALL INDEMNITEES. DURING THE CONTINUANCE OF A DEFAULT OR IF AN INDEMNITEE SHALL HAVE BEEN NAMED IN ANY ORDER OR CLAIM RELATED TO HAZARDOUS MATERIALS, EACH INDEMNITEE SHALL HAVE THE RIGHT AT ANY TIME TO APPEAR IN, AND TO PARTICIPATE IN AS A PARTY IF IT SO ELECTS, AND BE REPRESENTED BY COUNSEL OF ITS OWN CHOICE IN, ANY ACTION OR PROCEEDING INITIATED IN CONNECTION WITH ANY HAZARDOUS MATERIALS LAWS THAT AFFECT THE PROPERTY. PRIOR TO A DEFAULT, THE INDEMNITEES WILL USE COMMERCIALLY REASONABLE EFFORTS TO MINIMIZE THE FEES AND EXPENSES OF LEGAL COUNSEL FOR THE INDEMNITEES, WHICH ARE SUBJECT TO REIMBURSEMENT BY THE BORROWER OR OPERATING LESSEE HEREUNDER BY CONSIDERING THE USAGE OF ONE LAW FIRM TO REPRESENT THE INDEMNITEES, IF APPROPRIATE UNDER THE CIRCUMSTANCES. INDEMNITOR SHALL PAY TO THE APPLICABLE INDEMNITEES WITHIN TWELVE (12) BUSINESS DAYS AFTER DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTES. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE FOREGOING INDEMNITY SHALL NOT APPLY TO (A) MATTERS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE, (B) MATTERS RESULTING SOLELY FROM THE ACTIONS OF ANY INDEMNITEE PARTIES TAKEN AFTER SUCH PARTIES HAVE TAKEN TITLE TO, OR EXCLUSIVE POSSESSION OF THE PROPERTY, OR (C) ANY LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS OR LEGAL OR OTHER EXPENSES, RESULTING FROM OR IN CONNECTION WITH HAZARDOUS MATERIALS INTRODUCED ONTO THE PROPERTY BY ANY INDEMNITEE OR WHICH WERE INTRODUCED ONTO THE PROPERTY AFTER THE FORECLOSURE (WHETHER MADE BY JUDICIAL FORECLOSURE, PRIVATE SALE OR OTHER FORECLOSURE) OR CONVEYANCE IN LIEU OF FORECLOSURE.

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7.5 LEGAL EFFECT OF SECTION.

The term of the indemnity provided for herein will commence on the date hereof. Without in any way limiting the above, it is expressly understood that Borrower’s and Operating Lessee’s duty to defend and indemnify the Indemnitees hereunder shall survive: (1) any judicial or non-judicial foreclosure under the Security Instrument, or transfer of the Property in lieu thereof; (2) the cancellation of the Notes and the release, satisfaction or reconveyance or partial release, satisfaction or reconveyance of the Security Instrument; and (3) the satisfaction of all of Borrower’s and Operating Lessee’s obligations under the Loan Documents.

ARTICLE 8 INTENTIONALLY OMITTED.

ARTICLE 9 COVENANTS OF BORROWER.

9.1 EXPENSES.

Borrower shall pay Administrative Agent within twelve (12) Business Days after written demand therefor: (a) all reasonable costs and expenses incurred by Administrative Agent in connection with the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) all reasonable third party costs and expenses incurred by Administrative Agent in connection with the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan and Administrative Agent’s inspection costs in accordance with the terms of this Agreement; and (c) all costs of enforcement or satisfaction by Administrative Agent or Lenders of any of Borrower’s or Operating Lessee’s obligations under this Agreement, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Administrative Agent’s costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, recording and filing fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, and the cost to Administrative Agent of any title insurance premiums, title surveys, mortgage registration taxes (if applicable), release, reconveyance and notary fees. Each of Borrower and Operating Lessee recognizes and agrees that formal written Appraisals of the Property by a licensed independent appraiser may be required by Administrative Agent’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that, if Borrower elects to commence construction of the Expansion, Administrative Agent may, at its option, require inspection of the Property by an independent supervising architect and/or cost engineering specialist and/or Independent Inspecting Architect: (i) prior to each advance; (ii) at least once each month during the course of construction even though no disbursement is to be made for that month; (iii) upon Completion of the Expansion; and (iv) at least semi-annually thereafter. If any of the services described above are provided by an employee of Administrative Agent, Administrative Agent’s costs and expenses for such services shall be calculated in accordance with Administrative Agent’s standard charge for such services and be at market rates.

9.2 ERISA COMPLIANCE.

Each of Borrower and Operating Lessee shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower or Operating Lessee knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower or Operating Lessee has occurred, it shall furnish to Administrative Agent a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower or Operating Lessee proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation. Notwithstanding anything in this section to the contrary, neither Borrower nor Operating Lessee shall hire any employees or maintain any retirement or other employee benefit plans without Administrative Agent’s prior written consent.

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9.3 LEASING.

Except with respect to any guest rooms or conference space within the Property, and without limiting Manager’s rights under the Management Agreement, each of Borrower and Operating Lessee shall use its reasonable efforts to maintain all leasable space in the Property leased at no less than fair market rental rates.

9.4 APPROVAL OF LEASES.

All material leases (which shall not include rentals, licenses or other similar arrangements of the Property banquet space, meeting space or exhibition space to hotel guests or other group bookings of Property banquet space, meeting space or exhibition space) and all amendments to any material lease or converting any lease into a material lease (other than any amendment or modifications expressly contemplated by such lease), in each case, for any portion of the Property shall be upon terms and with tenants approved in writing by Administrative Agent prior to Borrower’s, Operating Lessee’s or Manager’s, as applicable, execution of any such lease, amendment or modification. All leases for any portion of the Property shall include estoppel, subordination, attornment and mortgagee protection provisions reasonably satisfactory to Administrative Agent. For the purposes of this Section, a lease will be deemed to be “material” if (a) the area covered by such lease equals or exceeds 2,500 square feet, and (b) the total term of such lease, license or concession is not cancelable without penalty on thirty (30) days’ notice by Borrower, Operating Lessee or Manager, as applicable, or will exceed one (1) calendar year (either based on the stated term, or as a result of an automatic renewal provision that is not cancelable by Manager, Operating Lessee or Borrower, as applicable). Neither Borrower nor Operating Lessee shall assign or sublease its interest (or any portion thereof) under the Operating Lease without the prior written consent of Administrative Agent.

9.5 EXISTENCE AND ORGANIZATIONAL DOCUMENTS.

Each of Borrower and Operating Lessee shall preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable to conduct its business. Neither Borrower nor Operating Lessee shall amend, modify or otherwise alter its operating agreement or any other organizational documents without Administrative Agent’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned. Each of Borrower and Operating Lessee shall immediately provide Administrative Agent with copies of any amendments or modifications of its formation or organizational documents.

Notwithstanding anything to the contrary contained herein, Administrative Agent and Lenders hereby approve (without the need of Borrower or Operating Lessee obtaining written consent of the same) (i) the Transfer of all the limited liability company membership interests in Borrower to PropCo; (ii) the Transfer of all the limited liability company membership interests in Operating Lessee to OpCo; (iii) the elimination of Aurora Convention Center Hotel Mezz, LLC, Aurora Convention Center Hotel Member, LLC, Aurora Convention Center Hotel Lessee MidCo Member, LLC and Aurora Convention Center Hotel Lessee MidCo, LLC by dissolution or merger into their owners; and (iv) PropCo entering into that certain Second Amended and Restated Limited Liability Company Agreement of Borrower and OpCo entering into that certain Amended and Restated Limited Liability Company Agreement of Operating Lessee, with respect to this clause (iv), copies of which were previously delivered to Administrative Agent, together with all other such documents to effectuate the re-organization contemplated in this sentence, subject to each Lender’s successful completion of all requirements of the PATRIOT Act or any other Anti-Money Laundering Laws to which each Lender is subject. In connection with the foregoing, Borrower and Operating Lessee shall (a) provide to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent and Lenders in order to comply with requirements of any Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations, and (b) each Loan Party or subsidiary thereof that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, after the request of Administrative Agent or any Lender, a Beneficial Ownership Certification in relation to such Loan Party or such subsidiary.

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9.6 SUBDIVISION MAPS.

Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (collectively, “Subdivision Map”), Borrower shall submit such Subdivision Map to Administrative Agent for Administrative Agent’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Within five (5) Business Days after Administrative Agent’s request, each of Borrower and Operating Lessee shall execute, acknowledge and deliver to Administrative Agent such amendments to the Loan Documents as Administrative Agent may reasonably require to reflect the change in the legal description of the Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to the Security Instrument recorded in connection with such amendments, Borrower shall deliver to Administrative Agent, for the benefit of Lenders, at Borrower’s sole expense, a title endorsement to the Title Policy in form and substance reasonably satisfactory to Administrative Agent insuring the continued first priority lien of the Security Instrument. Subject to the execution and delivery by Borrower and Operating Lessee of any documents required under this Section, Administrative Agent, on behalf of Lenders, shall, if required by applicable law, sign any Subdivision Map approved by Administrative Agent pursuant to this Section.

9.7 OPINION OF LEGAL COUNSEL.

Borrower shall provide, at Borrower’s expense, an opinion of legal counsel in form and content satisfactory to Administrative Agent to the effect that: (a) upon due authorization, execution and recordation or filing as may be specified in the opinion, each of the Loan Documents and Other Related Documents shall be legal, valid and binding instruments, enforceable against Borrower, Operating Lessee, Guarantor or any applicable Affiliates thereof in accordance with their respective terms; (b) Borrower, Operating Lessee and Guarantor are duly formed and have all requisite authority to enter into the Loan Documents and Other Related Documents; and (c) such other matters, incident to the transactions contemplated hereby, as Administrative Agent may reasonably request.

9.8 FURTHER ASSURANCES; CORRECTION OF DEFECTS.

(a) Borrower shall, if any Note is mutilated, destroyed, lost, or stolen, promptly deliver to Administrative Agent, in substitution therefore, a new promissory note containing the identical terms and conditions as the Note with a notation thereon of the unpaid principal and accrued and unpaid interest;

(b) Each of Borrower and Operating Lessee shall, upon Administrative Agent’s reasonable request, execute, deliver, record and furnish such documents as Administrative Agent may reasonably deem necessary or desirable solely to (i) perfect and maintain perfected as valid liens upon the Collateral and all other collateral given for the Loan the liens granted by Borrower and Operating Lessee to Administrative Agent for the benefit of Lenders under the Loan Documents, (ii) correct any errors of a typographical nature or inconsistencies which may be contained in any of the Loan Documents, and (iii) consummate fully the transaction contemplated under this Agreement; provided however, that such documentation shall not increase the duties, liabilities or obligations of Borrower or Operating Lessee hereunder or reduce the rights of Borrower or Operating Lessee hereunder.

(c) Intentionally omitted; and

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(d) Within a commercially reasonable period of time after Borrower or Operating Lessee acquires actual knowledge of or is given written notice of a material defect in the Collateral, Borrower shall and/or shall cause Operating Lessee to commence and continue with diligence to correct all such defects and departures (including, without limitation, any corrective action necessary to perfect and maintain perfected as valid liens upon the Collateral and all other collateral given for the Loan the liens granted by Borrower and Operating Lessee to Administrative Agent for the benefit of Lenders under the Loan Documents). Borrower or Operating Lessee, as applicable, shall complete such corrections within thirty (30) days after Borrower or Operating Lessee acquires such knowledge or is given such notice, or, if such corrections cannot reasonably be completed within thirty (30) days then within ninety (90) days in total so long as Borrower or Operating Lessee, as applicable, shall diligently pursue such correction and no material default beyond applicable notice and cure periods shall exist under any Project Document. Upon Borrower or Operating Lessee acquiring knowledge of such defect (other than as a result of written notice to Borrower or Operating Lessee from Administrative Agent), Borrower or Operating Lessee, as applicable, shall promptly advise Administrative Agent in writing of such matter and the measures being taken to make such corrections, along with an estimate of the time of completion.

9.9 ASSIGNMENT.

Without the prior written consent of Lenders, none of Operating Lessee, Borrower or Lender shall assign its interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, each of Borrower and Operating Lessee acknowledges that Lenders would not make this Loan except in reliance on Borrower’s expertise, reputation, prior experience in developing, operating and constructing commercial real property, Lenders’ knowledge of Borrower, and Lenders’ understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lenders would rely on security which already exists.

9.10 MANAGEMENT AGREEMENT AND FRANCHISE AGREEMENT.

(a) Neither Borrower nor Operating Lessee shall, without Requisite Lenders’ prior written consent (which may be withheld in Requisite Lenders’ sole discretion), surrender, terminate or cancel the Management Agreement or any Franchise Agreement, or otherwise replace the Manager or any Franchisor.

(b) Neither Borrower nor Operating Lessee shall, without Requisite Lenders’ prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), enter into any operating lease or franchise or management agreement with respect to the Property except the Management Agreement and the Operating Lease.

(c) Neither Borrower nor Operating Lessee shall reduce or consent to the reduction of or extension of the term of the Management Agreement or any Franchise Agreement, without Requisite Lenders’ prior written consent.

(d) Except as provided in the Management Agreement, neither Borrower nor Operating Lessee shall increase or consent (to the extent either has the right to consent) to the increase by any material amount of the amount of any fees under the Management Agreement or any Franchise Agreement, without Administrative Agent’s prior written consent, in each case to the extent periodic increases are not expressly contemplated by the Management Agreement or any Franchise Agreement, as applicable.

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(e) Neither Borrower nor Operating Lessee shall otherwise modify, change, supplement, alter or amend, or waive or release any of its material rights and remedies under the Management Agreement or any Franchise Agreement, in any material respect without Requisite Lenders’ prior written consent or in any other respects without Administrative Agent’s prior written consent.

(f) Each of Borrower and Operating Lessee shall duly perform and observe in all material respects all of the terms and conditions on its respective part, as applicable, to be performed and observed under the Management Agreement and any Franchise Agreement.

(g) Each of Borrower and Operating Lessee shall use commercially reasonable efforts to cause the Manager and any Franchisor to manage and operate the Property substantially in accordance with the Management Agreement and any Franchise Agreement, respectively, to the extent Borrower and/or Operating Lessee is a party to the Management Agreement and/or Franchise Agreement.

(h) Each of Borrower and Operating Lessee shall pay all management fees and other amounts required to be paid by Borrower and Operating Lessee, respectively, under (i) the Management Agreement in accordance with the Management Agreement and (ii) under the Franchise Agreement in accordance with any Franchise Agreement.

(i) Each of Borrower and Operating Lessee shall deliver to Administrative Agent a copy of each financial statement, business plan, capital expenditures plan, other material notices and material reports received by it under the Management Agreement together with the other monthly reports delivered by Borrower to Lender pursuant to the terms hereof.

(j) Borrower shall and/or shall cause Operating Lessee to cause any new Manager to enter into such agreements with Administrative Agent as Administrative Agent may reasonably request to subordinate the Management Agreement to the Loan.

(k) [Intentionally Omitted].

(l) Each of Borrower and Operating Lessee shall, and shall enforce its rights under the Management Agreement to cause Manager to: (i) keep all material Licenses in full force and effect and promptly comply in all material respects with all conditions thereof; and (ii) perform and use commercially reasonably efforts to cause Manager to perform, if applicable, all obligations of Borrower and/or Operating Lessee under the Liquor License, keep the Liquor License in full force and effect and to timely comply with all conditions thereof.

(m) Neither Borrower nor Operating Lessee shall enter into any Franchise Agreement without the prior written consent of Requisite Lenders’ in Requisite Lenders’ sole discretion. Upon Requisite Lenders’ consent and concurrently with the execution of any Franchise Agreement, Borrower shall deliver to Administrative Agent an executed Franchisor Comfort Letter acceptable to Administrative Agent. Additionally, while any Franchise Agreement exists, each of Borrower and Operating Lessee shall cause the Property to be operated in accordance with such Franchise Agreement and shall, or shall enforce its rights under the Management Agreement to cause Manager to,:

(i) pay all franchise fees and other amounts due to Franchisor under such Franchise Agreement in accordance with the Franchise Agreement;

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(ii) promptly perform and/or observe (or cause to be performed and/or observed) all of the covenants and agreements required to be performed and observed by it under such Franchise Agreement (including, without limitation, the requirements of any property improvement plan, as applicable) and do all things necessary to preserve and to keep unimpaired its rights thereunder;

(iii) promptly notify Administrative Agent of any written notice of default or written notice of non-compliance received or delivered in connection with such Franchise Agreement;

(iv) promptly deliver to Administrative Agent a copy of each financial statement, business plan, capital expenditures plan, property improvement plan and any notice of default or non-compliance and any other material notice, report and estimate delivered or received by it or Manager under such Franchise Agreement; and

(v) indemnify and hold Indemnitees harmless from and against all claims or liabilities in any way arising in connection with any termination payments under such Franchise Agreement, and costs or fees relating to any property improvement plan and liquidated damages, payable under such Franchise Agreement.

9.11 REQUIREMENTS OF LAW.

Each of Borrower and Operating Lessee shall, and shall use commercially reasonable efforts to cause the Manager to, comply and cause the Property and other Collateral to comply with all Requirements of Law and shall use commercially reasonable and good faith efforts to cause other persons or entities to comply with same in a timely manner.

9.12 SPECIAL COVENANTS; SINGLE PURPOSE ENTITY.

Each of Borrower and Operating Lessee hereby represents, warrants and covenants with regard to Borrower and Operating Lessee, respectively, as follows:

(a) Limited Purpose.

(i) The sole purpose to be conducted or promoted by Borrower since its organization and through the date the Loan is repaid in full is to engage in the following activities: (i) to acquire, own, hold, lease, maintain, develop and improve the Property and other Collateral and construct the Improvements, and, if applicable, construct the Expansion; (ii) to enter into and perform its obligations under the Loan Documents and the Project Documents and the prior Loan Documents; (iii) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property in accordance with the Loan Documents; and (iv) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

(ii) The sole purpose to be conducted or promoted by Operating Lessee since its organization and through the date the Loan is repaid in full is to engage in the following activities: (i) to acquire substantially all of the FF&E; (ii) to lease the Property pursuant to the Operating Lease; (iii) to enter into and perform its obligations under the Loan Documents and the prior Loan Documents; (iv) to accept and assume from Borrower, by assignment, all of Borrower’s rights and obligations under the Management Agreement; and (v) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

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(b) Limitations on Debt, Actions. Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of Borrower and Operating Lessee, neither Borrower nor Operating Lessee shall:

(i) Except as between Borrower and Operating Lessee, guarantee any obligation of any person or entity, including any Affiliate, or become obligated for the debts of any other person or entity or hold out its credit as being available to pay the obligations of any other person or entity;

(ii) engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section;

(iii) incur, create or assume any indebtedness or liabilities, secured or unsecured, direct or contingent, other than the Loan, the Interest Rate Protection Agreement, under the Operating Lease Documents, unsecured trade payables incurred in the ordinary course of its business (and if Borrower elects to commence construction of the Expansion, not in connection with the Construction Agreement) that are related to the ownership and operation of the Property, and equipment leases not to exceed $2,500,000 at any time outstanding;

(iv) except as contemplated by this Agreement, make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any person or entity;

(v) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of Borrower’s or Operating Lessee’s business except as permitted by this Agreement;

(vi) buy or hold evidence of indebtedness issued by any other person or entity;

(vii) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity;

(viii) own any asset or property other than the Property, the Operating Lease, the FF&E and other incidental personal property necessary for the ownership or operation of the Property; or

(ix) without the unanimous written approval of all members of Borrower and Operating Lessee, file for voluntary bankruptcy, petition for the appointment of a receiver for its property, make a general assignment for the benefit of its creditors or file for dissolution.

No debt other than the Loan may be secured by any direct or indirect interest in the Property, the Operating Lessee or the Borrower, whether senior, subordinate or pari passu, provided, however, that any Swap Agreement that is a Secured Interest Rate Protection Agreement shall be secured by the Security Instrument on a pari passu basis with the other Secured Obligations (as defined in the Security Instrument) pursuant to the terms therein.

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(c) Separateness Covenants. In order to maintain its status as a separate entity and with the intent to avoid consolidation with any Affiliate, each of Borrower and Operating Lessee represents and warrants that in the conduct of its operations since its organization it has and will continue through the date the Loan is repaid in full to observe the following covenants (collectively, the “Separateness Provisions”): (i) maintain books and records and bank accounts separate from those of any other person or entity; (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (iii) comply with all organizational formalities necessary to maintain its separate existence; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other person or entity except that Borrower’s or Operating Lessee’s assets may be included in a consolidated financial statement of its’ Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrower or Operating Lessee, as applicable, from such Affiliate and to indicate that Borrower’s or Operating Lessee’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other person or entity; (vi) prepare and file its own tax returns separate from those of any person or entity to the extent required by applicable law, and pay any taxes required to be paid by applicable law; (vii) allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates; (viii) not enter into any transaction with any Affiliate, except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties (which for the avoidance of doubt shall include the Operating Lease); (ix) conduct business in its own name, and use separate stationery, invoices and checks bearing its own name; (x) not commingle its assets or funds with those of any other person or entity except in accordance with the Management Agreement; (xi) not assume, guarantee or pay the debts or obligations of any other person or entity other than debts or obligations arising under the Loan Documents; (xii) use commercially reasonable efforts to correct any known misunderstanding as to its separate identity; (xiii) not permit any Affiliate to guarantee or pay its obligations (other than limited guarantees and indemnities pursuant to the Loan Documents); (xiv) not make loans or advances to any other person or entity; (xv) pay its liabilities and expenses out of and to the extent of its own funds; (xvi) [intentionally omitted]; (xvii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to Borrower or Operating Lessee nor shall the breach thereof create any liability for the Guarantors; and (xviii) use commercially reasonable efforts to cause the managers, officers, employees, agents and other representatives of Borrower and Operating Lessee to act with respect to Borrower and Operating Lessee, respectively, consistently and in furtherance of the foregoing.

(d) Delaware Division. Neither Borrower nor Operating Lessee shall (i) create or adopt a Plan of Division, or file a Certificate of Division with the Secretary of State of Delaware, or otherwise effectuate a Delaware LLC Division of any Person; (ii) be liquidated, terminated, dissolved, or merged or consolidated into another entity (including, in each case, without limitation, pursuant to a Delaware LLC Division); (iii) be divided into two or more Persons, including, without limitation, becoming a Delaware Divided LLC (whether or not the original Person survives such division); or (iv) be created, or reorganized into, one or more series pursuant to a Delaware LLC Division or otherwise.

Failure of Borrower or Operating Lessee to comply with any of the covenants contained in this Section or any other covenants contained in this Agreement shall not affect the status of Borrower or Operating Lessee as a separate legal entity.

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9.13 LIMITATIONS ON DISTRIBUTIONS, ETC.

For so long as a Default exists, neither Borrower nor Operating Lessee shall distribute any money or other property to any member of Borrower or Operating Lessee or any other Person, whether in the form of earnings, income, payments under the Operating Lease or other proceeds from the Property, nor shall Borrower or Operating Lessee repay any principal or interest on any loan or other advance made to Borrower or Operating Lessee by any member, nor shall Borrower or Operating Lessee loan or advance any funds to any such member; provided, however, that Operating Lessee shall not be prohibited from making any payment from funds otherwise available to Operating Lessee to Borrower that is due to Borrower under the Operating Lease. So long as no Default exists at the time of the proposed distribution, and no Default will result therefrom, and Borrower and Operating Lessee have made, to the extent applicable, all Monthly FF&E Deposits required under Section 3.7, Borrower and Operating Lessee may make distributions (i) to the extent permitted pursuant to the Cash Management Agreement and Operating Lessee Cash Management Agreement and (ii) of “Key Money” (as defined in the Management Agreement). Notwithstanding anything in this Agreement or in the Cash Management Agreement to the contrary and provided no Default exists, Borrower shall be permitted to convey the FF&E (or substantially all of the FF&E) and any working capital required under Section 4.09 of the Management Agreement to Operating Lessee. If a Default shall occur and be continuing, Operating Lessee shall not accept payment from Borrower of any fees owing under the Operating Lease for any period after the occurrence of such Default, and any such payments received by Operating Lessee shall be held by Operating Lessee as trustee for Administrative Agent and paid over to Agent on account of the indebtedness of Borrower to Administrative Agent under the Note, the Mortgage or the other Loan Documents.

9.14 MERGER, CONSOLIDATION AND TRANSFER OF ASSETS.

Neither Borrower nor Operating Lessee shall: (a) merge or consolidate with any other entity; (b) make any substantial change in the nature of Borrower’s or Operating Lessee’s business or structure; (c) acquire all or substantially all of the assets of any other entity; or (d) sell, lease, assign, encumber, pledge, hypothecate, mortgage or transfer or otherwise dispose of any of Borrower’s or Operating Lessee’s assets (except for non-real estate assets not critical to the operation of the Property disposed or replaced in the normal course of business), except with the prior written consent of Administrative Agent or as otherwise expressly permitted under this Agreement, including, without limitation Section 9.15 below.

9.15 PROHIBITED TRANSFERS.

(a) Prohibited Property Transfers. Neither Borrower nor Operating Lessee shall cause or permit any Transfer of all or any part of the Property (collectively, a “Prohibited Property Transfer”), including, without limitation, the Transfer of all or any part of Borrower’s or Operating Lessee’s right, title and interest in and to any revenue from the Property. Notwithstanding the foregoing, the following shall not be deemed a Prohibited Property Transfer: (i) a Transfer that is expressly permitted under Section 9.15(d) below, (ii) agreements with the Architect, Contractor, Manager and all other contractors performing services or providing materials in connection with the Improvements and/or Expansion, (iii) Permitted Liens, (iv) agreement with any transient persons or entities or groups for use of the hotel, (v) Leases in accordance with Section 9.4, (vi) the Operating Lease and (viii) such other matters with respect to the Property permitted pursuant to this Agreement or otherwise approved by Administrative Agent in writing.

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(b) Prohibited Equity Transfers. Except as permitted below, without the prior written consent of Requisite Lenders which may be withheld in Requisite Lenders’ sole discretion, neither Borrower nor Operating Lessee shall cause or permit any Transfers of any direct or indirect legal or beneficial interest in any of Borrower, Operating Lessee, Rida Guarantor and Ryman Guarantor (each, a “Restricted Party”) (collectively, a “Prohibited Equity Transfer”), including, without limitation the following Transfers:

(i) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Transfer of a non-managing membership interest or the creation or issuance of new non-managing membership interests, or

(ii) if a Restricted Party is a corporation, any merger, consolidation or other Transfer of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions, or

(iii) if a Restricted Party is a partnership, any merger or consolidation or the change, removal, resignation or addition of a general partner (or if no general partner, any partner) or any profits or proceeds relating to such partnership interest, or the Transfer of a non-general partnership interest or the creation or issuance of new non-general partnership interests.

(c) Permitted Equity Transfers; General Requirements. Notwithstanding anything to the contrary herein, so long as no Default exists, the transfers in Section 9.15(d) below may be consummated without the consent of Requisite Lenders (provided, however, to the extent Administrative Agent is provided notice of such Transfer from Borrower or Operating Lessee, Administrative Agent will provide such notice to Lenders) and without payment of any transfer fee, provided, that:

(i) after giving effect to such sale or transfer none of the transferees shall be a Sanctioned Person; and

(ii) Borrower and Operating Lessee shall be directly or indirectly managed and Controlled by any one or more of Rida Guarantor and/or the Immediate Family of Rida Guarantor, a Transfer Affiliate of Rida Guarantor, Ryman Guarantor or a Transfer Affiliate of Ryman Guarantor (or, to the extent permitted by subsection (d)(viii) below, a Qualified Transferee), and after giving effect to such sale or transfer, one or more of Rida Guarantor and/or the Immediate Family of Rida Guarantor, Ryman Guarantor and/or the respective Transfer Affiliates of any of the foregoing (or, to the extent permitted by subsection (d)(viii) below, a Qualified Transferee) shall collectively own at least fifty and one-tenth percent (50.1%) of the direct and/or indirect interests in each of Borrower and Operating Lessee; and

(iii) at all times when Borrower and Operating Lessee are directly or indirectly managed and Controlled by Ryman Guarantor or a Transfer Affiliate of Ryman Guarantor, there shall be no “Change in Control” of RHP Hotel Properties, LP as the borrower under (and as defined in) its principal bank credit facility referenced in Section 12 of the Ryman Guaranty, unless in connection with the acquisition of Ryman or its Transfer Affiliate by a Qualified Transferee.

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(d) Permitted Equity Transfer. Subject to compliance with Section 9.15(c) above and Section 9.15(g) below, so long as no Default exists the transfers in this subsection (d) may be consummated without the consent of Requisite Lenders, provided, that after giving effect to such sale or transfer none of the transferees shall be a Sanctioned Person:

(i) Transfers of up to forty-nine and nine tenths percent (49.9%) of the direct or indirect non-managing member interests (but subject to customary major decision approval rights) in the Borrower and Operating Lessee so long as:

(A) Ryman (or, to the extent permitted by subsection (viii) below, a Qualified Transferee) and Rida Member both remain direct or indirect owners of the Borrower and Operating Lessee and there are no changes to the Guarantors or Guaranties;

(B) Ryman (or, to the extent permitted by subsection (viii) below, a Qualified Transferee) and/or Rida Member collectively own at least fifty and one-tenth percent (50.1%) of the direct or indirect interests in the Borrower and the Operating Lessee;

(C) either or both of Rida Member and/or Ryman Member Control Borrower and the Operating Lessee; and

(D) any transferee that acquires more than twenty-five percent (25%) of the direct or indirect interests in the Borrower or Operating Lessee is a Customer in Good Standing.

(ii) In connection with a buy-out of Ryman’s interest in the Borrower and/or Operating Lessee, the acquisition by any Person (other than through Rida Member or a Transfer Affiliate of Rida Member), of up to forty-nine and nine tenths percent (49.9%) of the direct or indirect non-managing member interests (but subject to customary major decision approval rights) in the Borrower and Operating Lessee so long as:

(A) Rida Guarantor shall assume one hundred percent (100%) of the obligations under the repayment and carry obligations set forth in Section 1.1 and Section 1.2 of the Ryman Guaranty;

(B) Rida Guarantor and/or the Immediate Family of Rida Guarantor, collectively retains not less than the greater of (I) a twenty-five and one tenth percent (25.1%) ownership interest, directly or indirectly, in the Borrower and the Operating Lessee and (II) a fifty and one-tenth percent (50.1%) ownership interest on a combined basis, directly or indirectly, in the Rida Member and any Transfer Affiliate of Rida Guarantor (and/or the Immediate Family of Rida Guarantor);

(C) Rida Member and/or a Transfer Affiliate of Rida Guarantor (and/or the Immediate Family of Rida Guarantor) own, collectively, not less than a fifty and one-tenth percent (50.1%) ownership interest, directly or indirectly, in the Borrower and the Operating Lessee;

(D) Rida Member Controls Borrower and the Operating Lessee; and

(E) any transferee that acquires more than twenty-five percent (25%) of the direct or indirect interests in the Borrower or Operating Lessee is a Customer in Good Standing.

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(iii) In connection with a buy-out of Rida’s interest in the Borrower and/or Operating Lessee, the acquisition by any Person (other than through Ryman or a Transfer Affiliate of Ryman), of up to forty-nine and nine tenths percent (49.9%) direct or indirect non-managing member interests (but subject to customary major decision approval rights) in the Borrower and Operating Lessee so long as:

(A) Ryman Guarantor shall assume one hundred percent (100%) of the obligations under the repayment and carry obligations set forth in Section 1.1 and Section 1.2 of the Rida Guaranty;

(B) Ryman and/or a Transfer Affiliate of Ryman (or, to the extent permitted by subsection (viii) below, a Qualified Transferee) own, collectively, not less than a fifty and one-tenth percent (50.1%) ownership interest, directly or indirectly, in the Borrower and the Operating Lessee;

(C) Ryman Member Controls Borrower and the Operating Lessee; and

(D) any transferee that acquires more than twenty-five percent (25%) of the direct or indirect interests in the Borrower or Operating Lessee is a Customer in Good Standing.

(iv) Transfers of direct or indirect interests in Rida Member and/or a Transfer Affiliate of Rida Guarantor (and/or the Immediate Family of Rida Guarantor) to any Person so long as (A) such Person does not acquire greater than a ten percent (10%) direct or indirect interest in Rida Member and/or the Transfer Affiliate of Rida Guarantor (and/or the Immediate Family of Rida Guarantor), (B) the Immediate Family of Ira Mitzner and/or Ira Mitzner, collectively, retain at least a thirty-five percent (35%) ownership interest, directly or indirectly, in Rida Member (and, if applicable, the Transfer Affiliate of Rida Guarantor (and/or the Immediate Family of Rida Guarantor)) and Control Rida Member (and, if applicable, the Transfer Affiliate of Rida Guarantor (and/or the Immediate Family of Rida Guarantor)) (C) Ryman (or, to the extent permitted by subsection (viii) below, a Qualified Transferee) and the Rida Member (and, if applicable, the Transfer Affiliate of Rida Guarantor (and/or the Immediate Family of Rida Guarantor)), collectively owns at least fifty and one-tenth percent (50.1%) of the direct or indirect interests in the Borrower and the Operating Lessee and (D) either or both of Rida Member and/or Ryman Member Control Borrower and the Operating Lessee;

(v) either (i) a Transfer of any or all of Rida Member’s direct or indirect interest in Borrower and Operating Lessee to Ryman or a Transfer Affiliate of Ryman (or, to the extent permitted by subsection (viii) below, a Qualified Transferee) or (ii) a Transfer of any or all of Ryman’s direct or indirect interest in Borrower and Operating Lessee to Rida Member or a Transfer Affiliate of Rida Guarantor (and/or the Immediate Family of Rida Guarantor) or Rida Member;

(vi) a Transfer or sale of all (but not less than all) of Ryman’s direct or indirect interest in the Borrower and Operating Lessee to a Transfer Affiliate of RHP Hotel Properties, LP that is Controlled by RHP Hotel Properties, LP and is otherwise reasonably acceptable to Administrative Agent;

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(vii) a Transfer or sale of any or all of RHP Hotel Properties, LP’s direct or indirect interest in the Borrower or Operating Lessee to a direct or indirect wholly owned subsidiary of RHP Hotel Properties, LP;

(viii) a Transfer of any or all direct or indirect interests in Ryman Member or Ryman Member’s or Ryman’s Transfer Affiliate(s)’s Transfer of any or all direct or indirect interest in the Borrower or Operating Lessee, as part of a sale of substantially all of the hotel assets of Ryman and/or its subsidiaries to a Qualified Transferee;

(ix) a Transfer of any or all of any Ares Member’s (or any of its Affiliates’) direct or indirect interests (including those held jointly with Rida Guarantor or any Transfer Affiliate of the foregoing, if any) in Borrower and Operating Lessee, and/or a Transfer of any or all direct or indirect interests in Ares Entity Member or its Affiliates to (i) an Affiliate of any Ares Member, (ii) Ryman, an Affiliate of Ryman, any Transfer Affiliate of the foregoing (iii) Rida Guarantor, an Affiliate of Rida Guarantor or its Transfer Affiliates or (iv) a family trust or other estate-planning vehicle established by an Ares Rolling Member or any individual holding any direct and/or indirect interest in Ares Entity Member.

(x) a change in any non-member manager of a Person who is an indirect owner of Borrower to any Person who is (i) a Transfer Affiliate of such Person, or (ii) an employee or manager of a Transfer Affiliate of such Person.

No transfer fee shall be due in connection with a transfer permitted pursuant to this Section 9.15(d). Notwithstanding the foregoing, no consent shall be required as a result of any Transfer that involves the transfer or issuance of securities in an entity with a class of securities listed on the New York Stock Exchange or another recognized exchange, provided that no affected entity shall become a publicly traded entity for the first time without Requisite Lenders’ prior written consent in their reasonable discretion.

If, as a result of any transfer under subparagraphs (ii), (iii) or (v) of this Section 9.15(d), Rida Guarantor and its Affiliates, on the one hand, and Ryman Guarantor and its Affiliates, on the other hand, would no longer own, directly or indirectly, the respective percentage ownership interests in each of Borrower and Operating Lessee owned by each such Guarantor and its Affiliates prior to such transfer then concurrently therewith at the request of Ryman and Rida, the repayment and carry guaranty obligations as described in Section 1.1 and Section 1.2 of each of the Ryman Guaranty and Rida Guaranty (collectively, the “Repayment and Carry Guaranty Obligations”) shall (with the consent of each of Ryman Guarantor and Rida Guarantor in the case of a Transfer pursuant to subparagraphs (ii) and (iii) above) be amended to reflect the respective percentage ownership interests of Rida Guarantor and its Affiliates and Ryman Guarantor and its Affiliates following such transfer (and if such amendment would result in either Guarantor being responsible for 100% of the Repayment and Carry Guaranty Obligations, then the other Guarantor’s Guaranty shall be terminated, provided, that with respect to the nonrecourse carve out obligations as described in Sections 2 and 3 of each of the Rida Guaranty and the Ryman Guaranty, such termination shall be effective solely with respect to liabilities accruing thereafter). In no event shall such amendments (or termination, if applicable) reduce the aggregate amount of the Repayment and Carry Guaranty Obligations by and between Ryman Guarantor and Rida Guarantor on a combined basis. For purposes of clarity, if a new third party equity owner is brought into the ownership as permitted above, with the consent of Ryman and Rida their respective several percentage shares of the guaranty liability may be adjusted as between Rida and Ryman so long as the aggregate liability amongst Rida and Ryman shall not be reduced and shall, on a combined

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basis, continue to equal one hundred percent (100%) of the total liability (and if such adjustment would result in either Guarantor being responsible for one hundred percent (100%) of the guaranty liability, then the other Guarantor’s Guaranties shall be terminated). In no event shall Administrative Agent and Lenders be obligated to accept a new replacement or supplemental Guarantor in connection with a permitted transfer under subparagraphs (ii), (iii) or (v) of this Section 9.15(d).

A Transfer Affiliate permitted under this Section 9.15(d) shall be permitted to Transfer to the same extent as its transferor.

(e) Compliance Checks. Notwithstanding anything to the contrary in Section 9.15 above, if, after giving effect to one transfer or a series of transfers, any person (together with its Affiliates), would own ten percent (10%) or more of the direct or indirect interests in Borrower or Operating Lessee and such person (together with its Affiliates) owned less than ten percent (10%) of the direct or indirect interests in Borrower and/or Operating Lessee prior to such transfer or series of transfers, such transfers shall be subject to Administrative Agent’s prior written consent (provided that no transfer fee shall be due), which consent shall not be denied (so long as such transfer is otherwise permitted pursuant to Section 9.15 above) unless such person (or its Affiliates) does not satisfy Administrative Agent’s or any Lender’s customary KYC, background, criminal, OFAC or Patriot Act checks.

(f) Intentionally Omitted.

(g) Operating Lease.

(i) Full Force and Effect. Borrower and Operating Lessee have provided to Administrative Agent a correct and complete copy of the Operating Lease and the other Operating Lease Documents, all of which are in effect on and as of the Effective Date. As of the Effective Date, the Operating Lease has not been amended or modified (except as has been previously disclosed to Administrative Agent) and is in full force and effect and no default exists thereunder (nor has any event occurred that after the giving of notice or the passage of time (or both) would constitute a default).

(ii) Subordination. Each of Borrower and Operating Lessee hereby agree that the Operating Lease and the other Operating Lease Documents and all right, title and interest of Borrower and Operating Lessee thereunder are and shall be subject and subordinate to the lien of the Security Instrument and the Loan, including, without limitation, any and all fees and reimbursable expenses and other sums payable to Borrower or Operating Lessee under the Operating Lease or the other Operating Lease Documents.

(iii) Termination. Upon (i) a Default, (ii) the foreclosure by Administrative Agent of the Security Instrument (or the closing of a deed-in-lieu thereof); or (iii) the appointment of a receiver with respect to the Property, Administrative Agent, any purchaser in a foreclosure or any transferee in lieu thereof may, in its sole and absolute discretion, elect to terminate the Operating Lease and Operating Lessee agrees that such termination may be made without payment of any termination fees, liquidated damages or other fees and charges under the Operating Lease, provided, however, if Administrative Agent terminates the Operating Lease in accordance with the foregoing but prior to a foreclosure by Administrative Agent of the Security Instrument (or the closing of a deed-in-lieu thereof), Borrower may enter into a new operating lease with a replacement operating lessee (under the same terms as set forth in the Operating Lease) acceptable to

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Administrative Agent if Borrower reasonably determines it to be necessary to satisfy any REIT tax rules applicable to Borrower or Operating Lessee or its direct or indirect owners. Upon any such termination of the Operating Lease by Administrative Agent (or its successor), Operating Lessee shall promptly remit to Administrative Agent (or its successor) an accounting of, and all sums then held in, any accounts maintained by Operating Lessee under the Operating Lease. Operating Lessee hereby acknowledges that none of such sums shall be delivered to Borrower upon any such termination of the Operating Lease by Administrative Agent (or its successor). Upon any such termination, Operating Lessee shall afford to Administrative Agent (or its successor) all rights and benefits provided to Operating Lessee under the Operating Lease, including, without limitation, cooperating with and assisting Administrative Agent (or its successor) to effect a smooth transition of operational control, and assigning to Administrative Agent (or its successor) all operating licenses and permits for the Property then issued in Operating Lessee’s name and which may be assigned or transferred. If such assignment of licenses and permits is not permitted under applicable law, Operating Lessee shall cooperate with, and provide assistance to, Administrative Agent (or its successor) in its efforts to obtain food, liquor and other licenses and permits for the normal use and operation of the Property. Upon the written request of Administrative Agent (or its successor), Operating Lessee shall periodically execute and deliver a statement, in a form reasonably satisfactory to Administrative Agent (or its successor), reaffirming Operating Lessee’s obligation as set forth in this Section 9.15(g)(iii). Upon any termination, cancellation or invalidation of the Operating Lease (whether pursuant to the operation of this Section 9.15(g) or otherwise), Operating Lessee shall promptly transfer any and all FF&E owned by Operating Lessee to Borrower, the Lenders, or the purchaser at any foreclosure sale or transfer in lieu of foreclosure, as applicable.

(iv) Attornment. To the extent Operating Lessee’s interest in the Operating Lease is not terminated or merged with title to the Property at foreclosure or otherwise, Operating Lessee agrees that, upon a foreclosure of the Security Instrument or the acceptance by Administrative Agent of a deed in lieu of foreclosure, provided that the Operating Lease has not expired or otherwise been earlier terminated in accordance with its terms for reasons other than such foreclosure, Operating Lessee shall attorn to Administrative Agent (or its successor), as the case may be, and shall remain bound by all of the terms, covenants and conditions of the Operating Lease, for the balance of the remaining term thereof (and any renewals thereof which may be effected in accordance with the Operating Lease) with the same force and effect as if Administrative Agent (or its successor) were the landlord under the Operating Lease and without the payment by Administrative Agent (or its successor) of any fees arising from such succession to the interests of Borrower. Such attornment shall be effective and self-operative as an agreement between Operating Lessee and Administrative Agent (or its successor) without the execution of any further instruments on the part of any party; provided, however, that at Administrative Agent’s (or its successor’s) request, Operating Lessee shall execute an instrument confirming such attornment.

(v) Release. Upon termination of the Operating Lease in accordance with the terms of this Agreement, Administrative Agent shall unilaterally, without the need for further action, agreement or consent by Borrower or Operating Lessee, release Operating Lessee from all Loan Documents and its obligations thereunder provided Operating Lessee has satisfied all of its obligations under the Loan Documents at such time. Following such release, Operating Lessee shall not be deemed a party to any Loan Document, shall have no rights or obligations with respect to the Loan or any Loan Document, shall have no

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standing to bring any action or claim with respect to the Loan or under any Loan Document, and Operating Lessee’s agreement or consent shall not be required for any action taken by Borrower and/or Administrative Agent with respect to the Loan or any Loan Document, including, without limitation, any modification, amendment, termination or cancellation thereof. For the avoidance of doubt, the termination of the Operating Lease shall have no effect on any rights or obligations of the Borrower in respect of the Loan, and Borrower shall be responsible for the performance of any obligations of Operating Lessee under the Loan Documents.

(vi) Amendments. Upon request of Administrative Agent, Borrower and Operating Lessee will reasonably consider amendments to the Operating Lease provided that such requested amendments would not, other than to a de minimis extent, increase the obligations and liabilities or diminish the rights of Borrower or Operating Lessee (either under the Loan Documents or the Operating Lease) and could not alter either the tax accounting treatment of Ryman or RHP Hotel Properties, LP, or the conclusions of any tax opinion received by Ryman or RHP Hotel Properties, LP relating to the Operating Lease Documents.

(h) Certain Other Transfers. Notwithstanding anything to the contrary contained herein, Transfers or issuances (i) of direct and/or indirect interests in Ryman shall be permitted (including during a Default) and (ii) of direct and/or indirect interests in RHP Hotel Properties, LP shall be permitted (including during a Default) so long as at least seventy-five percent (75%) of the limited partnership interests in RHP Hotel Properties, LP are held directly or indirectly by Ryman or its successor by operation of law and Ryman or its successor maintains Control of RHP Hotel Properties, LP; provided, however, unless otherwise approved by all Lenders, it shall be a Default if there is a “Change in Control” of Ryman under and as defined in its principal bank credit facility referenced in Section 12 of the Ryman Guaranty at a time when Borrower and Operating Lessee are directly or indirectly managed and Controlled by Ryman Guarantor or a Transfer Affiliate of Ryman Guarantor, unless in connection with the acquisition of Ryman by a Qualified Transferee; and no fee or consent is required with respect to the foregoing transfers.

9.16 INTEREST RATE PROTECTION AGREEMENTS.

(a) Within twenty-four (24) hours of the Effective Date, Borrower shall enter into (and promptly execute and deliver to Administrative Agent copies of all documents evidencing) and maintain an Interest Rate Protection Agreement with an Acceptable Counterparty covering a notional amount not less than the Term Tranche, with a term of three (3) years commencing on the Effective Date and a strike rate of no greater than four percent (4.00%) (the “Initial Interest Rate Protection Agreement”).

(b) On or before January 2, 2022, Borrower shall enter into (and promptly execute and deliver to Administrative Agent copies of all documents evidencing) and maintain an Interest Rate Protection Agreement (which may include a modification or amendment of the Initial Interest Rate Protection Agreement) with an Acceptable Counterparty covering a notional amount not less than the Term Tranche with a term of one (1) year commencing on July 2, 2022 (which term shall end no earlier than the Original Maturity Date) and a strike rate of no greater than four percent (4.00%)(the “Follow-On Interest Rate Protection Agreement”).

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(c) If Borrower exercises any Option to Extend pursuant to Section 2.10, then prior to the expiration of the Follow-On Interest Rate Protection Agreement or any replacement Interest Rate Protection agreement then in effect, Borrower shall enter into (and promptly execute and deliver to Administrative Agent copies of all documents evidencing) and maintain an Interest Rate Protection Agreement with an Acceptable Counterparty covering a notional amount of at least the outstanding principal balance of the Loan as of the then applicable Maturity Date, with a term of a least one (1) year and a strike rate (or fixed rate, as applicable) of no greater than four and one-half percent (4.50%).

(d) Borrower shall assign its rights to payment under each Interest Rate Protection Agreement entered into in connection with the Loan to Administrative Agent, for the benefit of Lenders, as additional security for the Loan pursuant to a collateral assignment of interest rate protection agreement in form and content acceptable to Administrative Agent. No Interest Rate Protection Agreement (other than a Secured Interest Rate Protection Agreement which will be secured by the Security Instrument pursuant to the terms therein) may be secured by the Collateral, or any direct or indirect interest therein.

9.17 TAXES AND OTHER LIABILITIES.

Unless escrows are established for the payment thereof or the proceeds of the Loan are to be used for the payment thereof, Borrower shall and/or shall cause Operating Lessee to pay prior to delinquency all property taxes on all or part of the Collateral or any interest in it, or which may cause any decrease in the value of the Collateral or any part of it. Neither Borrower nor Operating Lessee shall permit, and shall immediately discharge, any property tax (other than liens in favor of Administrative Agent for the benefit of Lenders created by the Loan Documents) on the Collateral which is not a property tax that has been approved by Administrative Agent in writing, and shall also pay before delinquent each obligation secured by or reducible to a property tax which now or hereafter encumbers or appears to encumber all or part of the Collateral, whether the property tax is or would be senior or subordinate to the Security Instrument. Notwithstanding the preceding sentence, Borrower or Operating Lessee, as applicable, shall have the right to contest in good faith and with due diligence the validity of any such Tax provided that such Tax is first paid to the applicable Governmental Authority or, if not paid prior to instituting such contest, upon furnishing to Administrative Agent a bond covering such contested Tax in form, scope and substance satisfactory to Administrative Agent (and from a bonding company reasonably approved by Administrative Agent) or by furnishing the Title Company such security or indemnity as it may require to induce the Title Company to issue an endorsement to the Title Policy insuring against all applicable claims, liens or proceedings.

9.18 PERSONAL PROPERTY.

(a) All of the Personal Property located on or used in connection with the Property shall always be located at the Property except to the extent temporarily stored offsite (provided that Administrative Agent is notified as to the items stored offsite), returned to the vendor temporarily with respect to leased or rented Personal Property, temporarily sent offsite for refurbishment or otherwise periodically and temporarily removed from the Property in the ordinary course of business (and except with respect to intangible Personal Property which is deemed to be located elsewhere pursuant to applicable law and the limited liability company books and records of Borrower) and shall also be kept free and clear of all liens; (b) subject to Section 9.17 and Section 13.7 of this Agreement, Borrower or Operating Lessee, as applicable, shall pay all taxes, levies, charges and assessments on the Personal Property located on or used in connection with the Property prior to such taxes, levies, charges or assessments becoming delinquent subject to Borrower’s right to contest the same in accordance with Section 9.17 and Section 13.7; and (c) Borrower shall and/or shall cause Operating Lessee to, from time to time upon the reasonable request by Administrative Agent, furnish Administrative Agent with evidence of compliance with this Section, including searches of applicable public records.

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9.19 FF&E AND INVENTORY.

(a) Borrower shall and/or shall cause Operating Lessee to, or shall enforce such party’s rights under the Management Agreement and/or any Franchise Agreement to the extent Borrower or Operating Lessee is a party to such agreement, to ensure that the FF&E and the Inventory are at all times adequate and sufficient for the use, occupancy, operation and maintenance of the Property in a manner sufficient to operate the property as a first-class hotel, in a manner sufficient to meet the brand standards as set forth in such Management Agreement or Franchise Agreement, as applicable.

(b) If at any time a Franchise Agreement is in effect with respect to the Property, Borrower shall and/or shall cause Operating Lessee to, or shall enforce such party’s rights under the Management Agreement to cause Manager to, complete any property improvement plan, in a good and workmanlike manner with materials of high quality, free and clear of defects and liens, and in accordance with all applicable laws, regulations and requirements and the requirements of any Franchise Agreement.

(c) Borrower shall and/or shall cause Operating Lessee to, or shall enforce such party’s rights under the Management Agreement to cause Manager to, complete all FF&E replacements and other work related to FF&E in a good and workmanlike manner with materials of high quality consistent with a four diamond convention hotel, free and clear of defects and liens, and in compliance in all material respects with all applicable laws, regulations and requirements and the requirements of any Franchise Agreement, and the Management Agreement.

(d) Borrower shall and/or shall cause Operating Lessee to, or shall enforce any rights such party has under the Management Agreement to cause Manager to, make all renovations and capital improvements to the Property in a good and workmanlike manner with materials of high quality consistent with a four diamond convention hotel, free of defects and liens, in accordance with the applicable plans and specifications and in compliance in all material respects with all applicable laws, regulations and requirements;

(e) Borrower shall and/or shall cause Operating Lessee to complete, or shall cause to be completed, any capital improvements at any time begun, in a good and workmanlike manner with materials of high quality consistent with a four diamond convention hotel, free and clear of defects and liens, and in compliance in all material respects with all applicable laws, regulations and requirements and the requirements of any Franchise Agreement, and the Management Agreement.

9.20 CONSTRUCTION.

Neither Borrower nor Operating Lessee shall commence the construction of any other improvements (not including FF&E, maintenance and repair conducted in the ordinary course of business, and any maintenance performed by Manager pursuant to the Management Agreement) which exceeds (i) $5,000,000 for any individual project or (ii) $15,000,000 in the aggregate, except for the Expansion as set forth in the Plans and Specifications, without Administrative Agent’s prior written consent.

9.21 MANAGER FF&E CONTROL AGREEMENT.

Prior to or concurrently with the opening of the FF&E Reserve (as defined in the Management Agreement), Operating Lessee shall cause Manager to execute and deliver an account control agreement for such FF&E Reserve in accordance with Section 5.02 of the Management Agreement, which control agreement shall be mutually acceptable to Manager, Borrower and Administrative Agent, provided, however, that for so long as Operating Lessee and Manager agree to utilize the FF&E Reserve Account as a depository account for all FF&E Reserve funds under the Management Agreement, Operating Lessee shall have no obligation to deliver such account control agreement under this Section.

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9.22 INTENTIONALLY OMITTED.

9.23 MANAGER’S PAYMENTS TO OPERATING LESSEE & BORROWER.

Borrower and Operating Lessee shall use commercially reasonable efforts to cause Manager to deposit all funds payable to Operating Lessee pursuant to the Management Agreement into the Operating Lessee’s Depository Account, subject to application pursuant to the Operating Lessee Cash Management Agreement; provided, however, that so long as no Default exists for which written notice has been given, Manager may pay the Key Money (as defined in the Management Agreement) to Borrower or Operating Lessee pursuant to the Management Agreement without depositing such Key Money into the Operating Account or Operating Lessee’s Account (and the Key Money may be distributed by Borrower or Operating Lessee to the extent permitted pursuant to Section 9.13).

9.24 LITIGATION.

Borrower and Operating Lessee shall, or shall use commercially reasonable efforts to cause Manager to, diligently defend any material litigation against Borrower or Operating Lessee, or against Manager with respect to Manager’s operation of the Property or any portion thereof, or otherwise affecting the Property and to promptly make an insurance claim with respect thereto. Borrower and Operating Lessee shall deliver to Administrative Agent all evidence of and all correspondence with respect to insurance coverage of any such material litigation.

9.25 PROJECT DOCUMENTS.

(a) Neither Borrower nor Operating Lessee shall, without Administrative Agent’s prior written consent, not to be unreasonably delayed or withheld, surrender, terminate or cancel any of the Project Documents, except for any termination or expiration expressly contemplated by the terms of a Project Document on the Effective Date.

(b) Neither Borrower nor Operating Lessee shall materially modify, change, supplement, alter or amend, or waive or release any of its material rights and remedies under any of the Project Documents, without Requisite Lender’s prior written consent. If Administrative Agent has not responded to any written request for consent under this subsection (d) within ten (10) Business Days of receipt of such request by email and nationally recognized overnight courier (signature confirmation required), then Borrower shall deliver a second notice (in the same manner of delivery) to Administrative Agent that states prominently in bold letters: “FAILURE TO RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT SHALL CONSTITUTE DEEMED CONSENT TO THE ACTION FOR WHICH CONSENT WAS ORIGINALLY REQUESTED”. If Administrative Agent fails to respond to such second notice within five (5) Business Days following receipt, Requisite Lenders will be deemed to have consented to the action for which consent was originally requested. Notwithstanding the foregoing, if at any time prior to the expiration of the period described above, Administrative Agent delivers written notice to Borrower or Operating Lessee (by email or otherwise) that Requisite Lenders require additional time to consider such request, Administrative Agent shall be afforded an additional ten (10) Business Days to respond to such request prior to any deemed consent or second notice, as applicable.

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(c) Each of Borrower and Operating Lessee shall duly perform and observe all of the material terms and conditions on its respective part, as applicable, to be performed and observed under each of the Project Documents.

(d) Each of Borrower and Operating Lessee shall, and shall enforce its rights under the Project Documents to cause counterparties thereto to perform their respective material obligations thereunder.

(e) While a Default exists, in the event a material default exists under any of the Project Documents (notwithstanding the availability of any remaining notice and cure period under any such Project Documents), upon five (5) days’ notice by Administrative Agent to Borrower or Operating Lessee which notice shall contain a description of the concern and the requested action to be taken by Borrower or Operating Lessee (unless, in Administrative Agent’s reasonable discretion sooner action must be taken to preserve Borrower’s or Operating Lessee’s rights under each such Project Document, and/or Borrower’s, Operating Lessee’s or Lenders’ rights under each such Project Document or Lenders’ interest in the Collateral, in which case no notice shall be required), each of Operating Lessee and Borrower agrees that Administrative Agent (and any receiver appointed in connection with an exercise of remedies by Administrative Agent) has the right, but not the obligation, at any time prior to termination of any of the Project Documents to do or cause to be done anything reasonably necessary to prevent the termination of each Project Document. Borrower or Operating Lessee, as applicable, shall promptly provide to Administrative Agent any notices of default received by Borrower or Operating Lessee with respect to any Project Document.

9.26 LIQUOR LICENSE.

Borrower has delivered to Administrative Agent a true and correct copy of the Liquor License. In the event Administrative Agent or its successors or assigns, including, but not limited to, purchasers at a judicial or non-judicial sale or other transfer (collectively, the “Acquirer”) acquires title to the Property from Borrower in connection with a Post-Default Transfer (as defined below) at a time when Borrower, Operating Lessee or Manager holds the Liquor License, Borrower and Operating Lessee, as applicable, shall use commercially reasonable efforts to cooperate with Acquirer in obtaining the transfer of the Liquor License to such Acquirer, or the issuance of a new Liquor License in favor of Acquirer as applicable pursuant to local law. This cooperation shall include Borrower’s or Operating Lessee’s, as applicable, execution of applications and other documents required by the governmental authorities. For purposes of this Section 9.26, the term “Post-Default Transfer” means a transfer of the Property by foreclosure of any of the Loan Documents, power of sale or other similar proceedings brought to enforce the rights of the holder thereof, by conveyance in lieu of foreclosure or by any other similar method following the occurrence and during the continuance of a Default under the Loan Agreement or any other Loan Document.

9.27 BROKERS.

The fees, commissions and other compensation payable to all brokers, if any, involved in this transaction shall be paid by Borrower at or prior to the disbursement of the initial advance under this Agreement. BORROWER HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS INDEMNITEES FOR, FROM AND AGAINST ANY LOSS, DAMAGE, EXPENSE OR CLAIMS OF BROKERS ARISING BY REASON OF THE EXECUTION HEREOF OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING BUT NOT LIMITED TO, ANY TRANSACTIONS INVOLVING OR RELATING TO THE PROPERTY AND/OR IMPROVEMENTS. Each of Borrower, Operating Lessee and each Lender hereby represents that it has not engaged a broker in connection with the Loan.

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9.28 DEVELOPMENT AGREEMENT.

To the extent Administrative Agent approves an Expansion Development Agreement in connection with the Expansion, Borrower shall not, without Requisite Lenders’ prior written consent (which may be withheld in Requisite Lenders’ sole discretion), amend or modify such Expansion Development Agreement in any manner which results in an increase in the amount of fees paid thereunder, which accelerates the schedule for payment of such fees or which materially changes the scope or nature of the agreement. The fees payable under the Expansion Development Agreement shall be paid in accordance with the project budget approved by Administrative Agent.

9.29 INCENTIVE AGREEMENT.

Notwithstanding anything to the contrary contained herein, in no event shall Borrower (i) pledge, assign, transfer or convey any of Borrower’s rights the under the Incentive Agreement, (ii) amend, modify or waive any rights under the Incentive Agreement without the prior written approval of Administrative Agent, not to be unreasonably withheld or (iii) exercise any material rights or make any material elections, in each case, that are not in the ordinary course to enforce performance of the applicable counterparty, under the Incentive Agreement.

9.30 SANCTIONS.

(a) No Person specifically included in the definition of Borrowing Group shall: (a) use any of the Loan proceeds for the purpose of: (i) providing financing to or otherwise making funds directly or indirectly available to any Sanctioned Person; or (ii) providing financing to or otherwise funding any transaction which would be prohibited by Sanctions or would otherwise cause Administrative Agent, any Lender or Borrower, or any entity affiliated with Administrative Agent, any Lender, Operating Lessee or Borrower, to be in breach of any Sanction; (b) fund any repayment of the Loan with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause Administrative Agent, any Lender, Operating Lessee or Borrower, or any entity affiliated with Administrative Agent, any Lender, Operating Lessee or Borrower, to be in breach of any Sanction; or (c) use any of the Loan proceeds in any other manner (i) that would result in a violation of Sanctions by any Person or cause any Person to be in violation of Sanctions or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws. Borrower and Operating Lessee shall notify Administrative Agent and any affected Lender in writing not more than one (1) Business Day after becoming aware of any breach of this Section.

(b) Each of Borrower and Operating Lessee will (i) maintain in effect and enforce policies and procedures designed to ensure compliance by each of Borrower, Operating Lessee, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, (ii) notify Administrative Agent and each Lender that previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (iii) promptly upon the reasonable request of Administrative Agent or any Lender, provide Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

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9.31 BORROWER’S FUNDS ACCOUNT.

All proceeds, if any, deposited by Administrative Agent into the Borrower’s Funds Account shall be applied by Borrower solely to the costs of constructing the Expansion incurred in accordance with the Expansion Budget.

9.32 NO DELAWARE DIVISION.

No Loan Party shall: (i) create or adopt a Plan of Division, or file a Certificate of Division with the Secretary of State of Delaware, or otherwise effectuate a Delaware LLC Division of any Person; (ii) be liquidated, terminated, dissolved, or merged or consolidated into another entity (including, in each case, without limitation, pursuant to a Delaware LLC Division); (iii) be divided into two or more Persons, including, without limitation, becoming a Delaware Divided LLC (whether or not the original Person survives such division); or (iv) be created, or reorganized into, one or more series pursuant to a Delaware LLC Division or otherwise.

9.33 DSCR AND DEBT YIELD REPORTING; CASH SWEEP.

(a) Commencing on the DSCR Start Date, on or before each DSCR Reporting Date, Borrower shall and/or shall cause Operating Lessee to provide Administrative Agent a calculation and certification of the DSCR for the applicable calculation period in the form attached hereto as Schedule 9.33, together with reasonable supporting information (including, without limitation, historical operating statements and the amounts and sources of Gross Operating Revenue and Gross Operating Expenses) reasonably required by Administrative Agent to confirm the DSCR as of the immediately preceding DSCR Test Date. In the event of a dispute with respect to the determination of Adjusted NOI for the calculation of DSCR or otherwise, Administrative Agent shall have the right to audit Adjusted NOI and (i) prior to a Default, if Adjusted NOI is more than five percent (5%) less than Adjusted NOI certified by Borrower, such audit shall be at Borrower’s expense, (ii) while a Default exists, such audit shall be at Borrower’s expense.

(b) In the event of a DSCR Failure or failure by Borrower to deliver a DSCR Compliance Certificate to Administrative Agent as and when required pursuant to Section 9.33(a), then commencing on the twenty-fifth (25th) day of the month immediately following the DSCR Reporting Date on which such DSCR Failure was reported, or on which Borrower failed to deliver such DSCR Compliance Certificate, as applicable, and continuing on the twenty-fifth (25th) day of each succeeding month thereafter until the occurrence of a Cash Flow Sweep Termination Event (a “Cash Sweep Period”), all Excess Cash Flow for the preceding month, as certified by Borrower in the applicable Cash Sweep Reconciliation (as defined below), shall be deposited into the applicable DSCR Reserve Account (pursuant to the Cash Management Agreement and Operating Lessee Cash Management Agreement), in each such case, to be held as additional collateral for the Loan (the “Cash Sweep Requirement”). Upon the occurrence of a Cash Flow Sweep Release Event, all funds on deposit in the DSCR Reserve Account shall be promptly disbursed to Borrower or Operating Lessee, or, at the election of Borrower and/or Operating Lessee, as applicable, shall be applied against the outstanding principal balance of the Loan, it being agreed that, if such application occurs on a date (i) on or prior to the expiration of the Spread Maintenance Period, Borrower shall pay the Spread Maintenance Fee and (ii) after the expiration of the Spread Maintenance Period, there shall be no prepayment fee or penalty (including, without limitation, the Spread Maintenance Fee) in connection therewith.

(c) Following the end of each calendar month during a Cash Sweep Period, a reconciliation (each a “Cash Sweep Reconciliation”) of cash flows from the Property for the immediately preceding calendar month period shall be provided to Administrative Agent concurrently with the delivery of Excess Cash Flow from the prior month when required by subsection (b) above, which Cash Sweep Reconciliation shall be in form and detail reasonably satisfactory to Administrative Agent.

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(d) Without limiting any of the provisions of this Section 9.33, in the event of a DSCR Failure, Borrower may, in order to cure such DSCR Failure, either:

(i) prepay the principal amount of the Loan in an amount required to achieve the required Minimum DSCR Hurdle, which prepayment shall not be subject to (or give rise to) any prepayment fee or penalty (including, without limitation, the Spread Maintenance Fee); provided, however, that in the event of a prepayment of any Benchmark Loan, Borrower shall concurrently pay any applicable Benchmark Price Adjustment payable in respect thereof;

(ii) provide a Letter of Credit to Administrative Agent, for the benefit of Lenders, in an amount which, if applied to the then outstanding principal amount of the Loan, would be sufficient to achieve the required Minimum DSCR Hurdle; or

(iii) deposit cash with Administrative Agent into a blocked, pledged collateral account with Administrative Agent in an amount which, if applied to the then outstanding principal amount of the Loan, would be sufficient to achieve the required Minimum DSCR Hurdle.

If either a Letter of Credit or cash is deposited with Administrative Agent in accordance with this subsection (d), such Letter of Credit or cash shall be held as collateral for Borrower’s obligations hereunder and under the other Loan Documents. During the continuance of a Default, such cash may be applied, and/or such Letter of Credit may be drawn in full and applied, to Borrower’s obligations hereunder. Borrower shall deliver such deposit account agreements, pledge agreements, UCC Financing Statements and other agreements with respect to any Letter of Credit or cash deposit as Administrative Agent may reasonably request in order to perfect Administrative Agent’s security interest therein. If, on any two consecutive DSCR Test Dates following a deposit of a Letter of Credit or cash with Administrative Agent in accordance with the terms of this subsection (d), the Minimum DSCR Hurdle is achieved, then, provided no Default then exists or would result therefrom, such Letter of Credit or cash shall be promptly returned or disbursed, as applicable, to Borrower. Otherwise, upon the repayment in full of the Loan, such Letter of Credit or cash shall be promptly returned or disbursed, as applicable, to Borrower.

(e) Notwithstanding anything to the contrary in this Agreement, during the continuance of a Default, Administrative Agent may, in its sole discretion, apply any funds on deposit in the DSCR Reserve Account to the outstanding principal amount of the Loan, it being agreed that, if such application occurs (i) on or prior to the expiration of the Spread Maintenance Period, Borrower shall pay the Spread Maintenance Fee and (ii) after the expiration of the Spread Maintenance Period, there shall be no prepayment fee or penalty (including, without limitation, the Spread Maintenance Fee) in connection therewith.

(f) Upon repayment of the Loan in full, any amounts remaining on deposit in the DSCR Reserve Account (to the extent not credited toward the final payoff amount) shall be promptly disbursed to Borrower and/or Operating Lessee, as applicable.

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ARTICLE 10 REPORTING COVENANTS.

10.1 FINANCIAL INFORMATION.

(a) Borrower shall deliver to Administrative Agent, as soon as available, but in no event later than ninety (90) days, with respect to Ryman Guarantor, and one hundred twenty (120) days, with respect to Borrower, Operating Lessee and Rida Guarantor, after (i) the end of each fiscal year of Borrower, Operating Lessee and Ryman Guarantor, a copy of the audited Financial Statements of Borrower, Operating Lessee and Ryman Guarantor, as applicable, as of the end of such fiscal year, together with all supporting information and property schedules as Administrative Agent may reasonably request, accompanied by an opinion of a nationally recognized independent certified public accountant which report shall state that such Financial Statements present fairly, in all material respects, the financial position of Borrower, Operating Lessee or Ryman Guarantor, as applicable, as of the last day of such entity’s fiscal year; and (ii) the end of each calendar year, a copy of the certified Financial Statements of Rida Guarantor as at the end of such calendar year, together with all supporting information and property schedules as Administrative Agent may reasonably request.

(b) Borrower shall deliver to Administrative Agent, as soon as available, but in no event later than (i) forty-five (45) days after the end of each of the first three fiscal quarters of the fiscal year of Ryman Guarantor, a copy of the unaudited Financial Statements of Ryman Guarantor as of the end of such fiscal quarter, together with all supporting information and property schedules as Administrative Agent may reasonably request; and (ii) each February 1 and August 1, a copy of the unaudited, semi-annual Financial Statements of Rida Guarantor, together with all supporting information and property schedules as Administrative Agent may reasonably request.

10.2 BOOKS AND RECORDS.

Borrower and Operating Lessee shall maintain complete books of account and other records for the Property and for disbursement and use of the proceeds of the Loan and Borrower’s Funds, and the same shall be available for inspection and copying by Administrative Agent and each Lender upon reasonable prior notice and during reasonable business hours. Except as otherwise agreed to by Lenders, all such financial information shall be prepared in accordance with GAAP or on an income tax basis, in each case, consistently applied.

10.3 ANNUAL BUDGET.

(a) Borrower shall and/or shall cause Operating Lessee to deliver to Administrative Agent, within ten (10) days of receipt from Manager of the business plan and budget required to be prepared by Manager in accordance with Section 4.08 of the Management Agreement, but in any event, no less than thirty (30) days prior to the then applicable calendar year end, an estimated annual capital and operating budget for the Property. Administrative Agent shall have the right to review and, while a Default exists, approve Borrower’s or Operating Lessee’s response to Manager in respect of the proposed business plan and budget for the next succeeding calendar year within twenty (20) days of receipt. In the event a proposed business plan and budget provided to Administrative Agent and requiring Administrative Agent’s approval as described in the immediately preceding sentence is not approved by Administrative Agent within such time period, then Borrower shall and/or shall cause Operating Lessee to provide such disapproval to Manager (to the extent permitted under the Management Agreement), and the budget discussion and dispute resolution provisions of the Management Agreement shall apply with respect to the applicable disapproved matters. While a Default exists, to the extent Borrower or Operating Lessee is permitted to approve changes to any previously approved business plan and budget, neither Borrower nor Operating Lessee shall approve any such change to a previously approved business plan or budget, without Administrative Agent’s prior written approval pursuant to this Section 10.3.

(b) Borrower shall and/or shall cause Operating Lessee to deliver to Administrative Agent, no later than February 15th of the then applicable calendar year end, a final annual capital and operating budget for the Property.

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10.4 MONTHLY REPORTING REQUIREMENTS.

Borrower shall and/or shall cause Operating Lessee to deliver to Administrative Agent within twenty-five (25) days after each calendar month-end:

(a) detailed monthly operating statements (each, an “Operating Statement”), including balance sheets and income statements, prepared in accordance with the Uniform System of Accounts, which show the amounts and sources of Gross Operating Revenue and Gross Operating Expenses accrued relating to the Property and compares current month and year-to-date (month-by-month) actual performance relative to the Annual Budget and prior year for the same periods (including, without limitation, a Property segmentation report) and also contains a (non-comparative) trailing twelve (12) month report (if available);

(b) budget reforecasts (expressed on a month-to-month, fiscal-year basis, showing year-to-date actual and remainder of year budget) with respect to the then-current Annual Budget;

(c) reconciliation of the FF&E Reserve Account, and any other blocked account of Borrower described in any Loan Document;

(d) the Group Bookings Pace Report; and

(e) the most current Smith Travel Research Report available, which will include the Property with its primary competitive set.

10.5 PROJECT AGREEMENT REPORTING.

Concurrently with the delivery of each report provided by Borrower or Operating Lessee pursuant to Project Documents, Borrower or Operating Lessee, as applicable, shall deliver a copy of same to Administrative Agent.

10.6 KNOWLEDGE OF DEFAULT; ETC.

Each of Borrower and Operating Lessee shall promptly, upon obtaining knowledge thereof, report in writing to Administrative Agent the occurrence of any Default or Potential Default. In the case of any Potential Default, such notice shall include, as applicable, the affirmative steps which Borrower or Operating Lessee has taken or intends to take during the applicable cure period in order to avoid the occurrence of a Default with respect to the subject occurrence, circumstance or condition.

10.7 LITIGATION, ARBITRATION OR GOVERNMENT INVESTIGATION.

Each of Borrower and Operating Lessee shall promptly, upon obtaining knowledge thereof, report in writing to Administrative Agent, (i) the institution of, or threat of, any material proceeding against or affecting Borrower, Operating Lessee or the Property, including any eminent domain or other condemnation proceedings affecting the Property, or (ii) any material development in any proceeding already disclosed, which in either case, is reasonably likely to have a material adverse effect, which notice shall contain such information as may be reasonably available to Borrower and Operating Lessee to enable Administrative Agent and its counsel to evaluate such matters.

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10.8 ENVIRONMENTAL NOTICES.

Each of Borrower and Operating Lessee shall notify Administrative Agent, in writing, as soon as practicable, and in any event within ten (10) days after Borrower’s or Operating Lessee’s, as applicable, learning thereof, of any notice required pursuant to Section 7.2(c).

10.9 CERTIFICATE OF BORROWER.

Together with each delivery of any Operating Statement and/or Financial Statement pursuant to this Article 10, Borrower shall provide the certificate of its chief financial officer or other authorized signatory that such person, on behalf of the Borrower and not in such person’s individual capacity, has reviewed the terms of this Agreement and the other Loan Documents, and has made a review in reasonable detail of the transactions and condition of Borrower and Operating Lessee during the accounting period covered by such Operating Statements or Financial Statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that such person does not have knowledge of the existence as of the date of such certificate, of any condition or event which constitutes a Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto. Except for fraud, under no circumstances shall such authorized signatory have any personal liability in connection with any such certifications.

10.10 OTHER INFORMATION.

Each of Borrower and Operating Lessee shall provide to Administrative Agent such other information as Administrative Agent may reasonably require, including, in connection with Borrower, Operating Lessee, Ryman Guarantor, Rida Guarantor, the Property, and/or the Improvements.

10.11 FORM; WARRANTY.

Each of Borrower and Operating Lessee agree that all financial statements to be delivered to Administrative Agent pursuant to this Section 10.11 shall in all material respects: (a) be complete and correct; (b) present fairly the financial condition of the party; (c) disclose all liabilities that are required to be reflected or reserved against; and (d) be prepared on an income tax basis or in accordance with generally accepted accounting principles, in each case, consistently applied. Notwithstanding the foregoing, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Each of Borrower and Operating Lessee acknowledges and agrees that Administrative Agent may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports. By Borrower’s and Operating Lessee’s execution of this Agreement, each of Borrower and Operating Lessee shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no change in financial condition which would have a material adverse change since the date of such financial statement, except as disclosed by Borrower or Operating Lessee in writing delivered to Administrative Agent. Each of Borrower and Operating Lessee agrees that no statements or other information to be delivered to Administrative Agent pursuant to this Article 10 shall contain any misrepresentation or omission of a material fact that would render any other representation or warranty contained in this Agreement, or any financial statement or other report delivered in connection herewith, untrue or misleading in any respect.

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ARTICLE 11 DEFAULTS AND REMEDIES.

11.1 DEFAULT.

The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement, the other Loan Documents and the Other Related Documents:

(a) Monetary. Borrower’s (or Operating Lessee’s, as applicable) failure to pay when due any sums payable under the Notes, the Fee Letter or any of the other Loan Documents or, to the extent that Borrower has commenced construction of the Expansion, Borrower’s failure to deposit any Borrower’s Funds as and when required under this Agreement; or

(b) Performance of Obligations. Borrower’s, Operating Lessee’s, Rida Guarantor’s or Ryman Guarantor’s failure to perform any other obligation under this Agreement, the other Loan Documents or the Other Related Documents that is not otherwise specifically addressed in this Section; provided, however, that (i) if a cure period is provided for the remedy of such failure, the failure to perform will not constitute a Default until such date as the specified cure period expires or (ii) if no cure period is provided, then failure to perform within thirty (30) days after the delivery of written notice from Administrative Agent of such failure; or

(c) Intentionally Omitted.

(d) Liens, Attachment; Condemnation. (i) The condemnation, seizure or appropriation of any material portion of the Property, or occurrence of an uninsured casualty with respect to any material portion of the Property or Improvements except same shall not be a Default if Borrower provides cash collateral to be held by and pledged to Administrative Agent in an amount reasonably determined by Administrative Agent necessary for the restoration of the Improvements; (ii) the sequestration or attachment of, or any levy or execution upon any material portion of the Property or Improvements, any other material portion of the collateral provided by Borrower or Operating Lessee under any of the Loan Documents, any monies in any Account or any substantial portion of the other assets of Borrower or Operating Lessee, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or (iii) the recording of any claim of Lien or lien affidavit against material portions of the Property or the Improvements or the giving to Borrower or Operating Lessee of any bonded stop notice relating to the Property or Improvements, the continuance of such claim of lien or bonded stop notice in violation of Section 4.9; or

(e) Representations and Warranties. The material breach of any representation or warranty of Borrower or Operating Lessee in any of the Loan Documents; or

(f) Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower or Operating Lessee for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower or Operating Lessee in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s or Operating Lessee’s insolvency; (iii) a general assignment by Borrower or Operating Lessee for the benefit of creditors; or (iv) Borrower or Operating Lessee applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower, Operating Lessee or any of their property; or

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(g) Involuntary Bankruptcy. The failure of Borrower or Operating Lessee to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or Operating Lessee or in any way restrains or limits Borrower, Operating Lessee, Administrative Agent or Lenders regarding the Loan, the Property or the Improvements, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or ninety (90) days after the date of filing of such involuntary petition; or

(h) Guarantors. The occurrence of any of the events specified in Section 11.1(f) or Section 11.1(g) as to any Guarantor, unless no other Default exists and within thirty (30) days after written notice from Administrative Agent of such default or failure (i) a replacement guarantor reasonably acceptable to the Lenders is provided, such replacement guarantor executes a replacement guaranty substantially similar to the Guaranty (and delivers, in addition to any other materials required by Lenders, similar financial and corporate due diligence as delivered by Guarantor and a legal opinion with respect to such guarantor and Guaranty) or (ii) the non-defaulting Guarantor assumes in writing all obligations of the defaulting Guarantor; or

(i) Change in Management or Control. The occurrence of any material management or organizational change in Borrower or Operating Lessee or in the partners, venturers or members of Borrower or Operating Lessee, except as permitted pursuant to the terms hereof; or

(j) Loss of Priority. The failure at any time of the Security Instrument to be a valid first lien upon the Property or any portion thereof (subject to Permitted Liens), other than as a result of any release or reconveyance of the Security Instrument with respect to all or any portion of the Property pursuant to the terms and conditions of this Agreement; or

(k) Hazardous Materials. The discovery of any significant Hazardous Materials in, on or about the Property or Improvements subsequent to the Effective Date, provided that same shall not be a Default hereunder if Borrower or Operating Lessee promptly commences to cure same, diligently pursues such cure, completes the remediation of the Hazardous Materials within one hundred twenty (120) days of such discovery and provides evidence reasonably satisfactory to Administrative Agent that such remediation has been completed (excluding governmental approvals or sign-offs, but Borrower or Operating Lessee shall diligently pursue any applicable governmental approvals or sign-offs in connection with such remediation), including but not limited to, a certification from a licensed environmental remediation contractor and/or a phase I environmental assessment acceptable to Administrative Agent within one hundred fifty (150) days following such discovery. Any such Hazardous Materials shall be “significant” for this purpose if said Hazardous Materials, in Administrative Agent’s sole discretion, have a materially adverse impact on the value of the Property; or

(l) Prohibited Transfers. Any Transfer in violation of Section 9.15; or

(m) Judgment. Borrower, Operating Lessee or Guarantor, as applicable, fails to pay or discharge any final, non-appealable judgment in excess of (i) with respect to Borrower or Operating Lessee, $500,000 or (ii) with respect to Rida Guarantor and/or Ryman Guarantor, $10,000,000, against it within thirty (30) days after the entry of such judgment, unless no other Default exists and within thirty (30) days after written notice from Administrative Agent of such default or failure (y) a replacement guarantor reasonably acceptable to the Lenders is provided, such replacement guarantor executes a replacement guaranty substantially similar to the Guaranty (and delivers, in addition to any other materials required by Lenders, similar financial and corporate due diligence as delivered by Guarantor and a legal opinion with respect to such guarantor and Guaranty) or (z) the non-defaulting Guarantor assumes in writing all obligations of the defaulting Guarantor;

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(n) Manager. Any change of the Manager of the Property without Requisite Lenders’ prior written consent, except as permitted in the Management Agreement without Operating Lessee’s consent; or

(o) Default Under Franchise Agreement. The occurrence of a “default” or an “event of default” by Borrower or Operating Lessee under any Franchise Agreement that extends beyond any applicable cure period provided for therein; or

(p) Default Under Management Agreement. The occurrence of a material “Event of Default” (as defined in the Management Agreement) by Borrower or Operating Lessee under the Management Agreement that extends beyond any applicable cure period provided for therein and Manager does not waive said default prior to the expiration of such cure period; or

(q) Default Under the Project Documents. The occurrence of any material or monetary default by Borrower or Operating Lessee under the Project Documents (other than the Incentive Agreement, which are addressed in subclause (r) below) that extends beyond any applicable cure period provided therein; or

(r) Default Under Incentive Agreement. The occurrence of any material or monetary default by Borrower under the Incentive Agreement pursuant to which the Base Rebates are provided to Borrower that extends beyond any applicable cure period provided therein.

(s) Revocation of Liquor License. (i) The revocation, cancellation, termination or suspension of any Liquor License for the sale of liquor at the Property that is not reinstated or reissued within sixty (60) days following such revocation, cancellation, termination or suspension (provided that if it is not possible to reinstate or reissue the Liquor License within such initial sixty (60) day period, an additional sixty (60) day period shall be afforded Borrower, for a total period not to exceed one hundred twenty (120) days, so long as Borrower or Operating Lessee, as applicable, is diligently pursuing such reinstatement or reissuance); or (ii) the failure of Borrower, Operating Lessee or Manager to have the right to serve alcohol under applicable law, for the Property for a period of sixty (60) days or more (provided if it is not possible to correct such failure within such initial sixty (60) day period, an additional sixty (60) day period shall be afforded Borrower and/or Operating Lessee, for a total period not to exceed one hundred twenty (120) days, so long as Borrower or Operating Lessee, as applicable, is diligently pursuing correction of such failure); or

(t) Default Under Interest Rate Protection Agreement. The occurrence of a default by Borrower or a termination event with respect to Borrower under any Interest Rate Protection Agreement that extends beyond any applicable cure period provided for therein; or

(u) Default under Material Contract. The occurrence of a default or material breach by Borrower or Operating Lessee beyond any applicable cure period provided therein under any Material Contract (other than agreements specifically identified in the other clauses of this Section 11.1), which, in Administrative Agent’s reasonable discretion, will have a material adverse effect on the value, utility, operation or legality of the Property; or

(v) Guaranty; Guarantor Financial Covenants. The occurrence of a default (beyond any applicable notice or cure period contained therein) under any guaranty now or hereafter executed in connection with the Loan, including, without limitation, any Guarantor’s failure to perform any covenant, condition or obligation thereunder, or any failure to comply with the Guarantor Financial Covenants (as defined in any Guaranty), unless no other Default exists and

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within thirty (30) days after written notice from Administrative Agent of such default or failure (i) a replacement guarantor reasonably acceptable to the Lenders is provided, such replacement guarantor executes a replacement guaranty substantially similar to the Guaranty (and delivers, in addition to any other materials required by Lenders, similar financial and corporate due diligence as delivered by Guarantor and a legal opinion with respect to such guarantor and Guaranty) or (ii) the non-defaulting Guarantor assumes in writing all obligations of the defaulting Guarantor; or

(w) Intentionally Omitted.

(x) Default Under Operating Lease. The exercise of remedies by Borrower or Operating Lessee under the Operating Lease as a result of the occurrence of a default under any of the Operating Lease Documents; or

(y) Intentionally Omitted.

(z) Money Laundering. The conviction of any Person within the Borrowing Group, on any charge of violating any Anti-Money Laundering Laws if the result thereof is reasonably likely to be the forfeiture of the Property or any material portion thereof; or

(aa) Breach of Sanctions Provisions. The failure of any representation or warranty of Borrower or Operating Lessee, or Borrower’s or Operating Lessee’s failure to perform or observe any covenant, contained in either of Section 6.31 or Section 9.30 of this Agreement.

11.2 ACCELERATION UPON DEFAULT; REMEDIES.

Upon the occurrence of any Default specified in this Article 11, Requisite Lenders may, at their sole option, declare all sums owing to Lenders under the Notes, this Agreement and the other Loan Documents immediately due and payable; provided, however, that all sums owing to Administrative Agent and/or Lenders under the Notes, this Agreement and the other Loan Documents shall automatically become immediately due and payable upon the occurrence of any of the Defaults listed in Section 11.1(f) or Section 11.1(g), after which, in each such case, such sums shall bear interest at the Default Rate. Upon such acceleration, Administrative Agent may, and at the direction of Requisite Lenders, shall, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Account to the sums owing under the Loan Documents and any and all obligations of Lenders to fund further disbursements under the Loan shall terminate.

11.3 DISBURSEMENTS TO THIRD PARTIES.

Upon the occurrence and during the continuation of a Default occasioned by Borrower’s or Operating Lessee’s (as applicable) failure to pay money to a third party as required by this Agreement, Administrative Agent may, but shall not be obligated to, make such payment from the Loan proceeds, Borrower’s Funds, or other funds of Lenders. If such payment is made from proceeds of the Loan or from Borrower’s Funds, Borrower shall immediately deposit with Administrative Agent, upon written demand, an amount equal to such payment. If such payment is made from funds of Lenders, Borrower shall immediately repay such funds upon written demand of Administrative Agent. In either case, the Default with respect to which any such payment has been made by Administrative Agent or Lenders shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Administrative Agent.

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11.4 ADMINISTRATIVE AGENT’S COMPLETION OF CONSTRUCTION.

If Borrower has elected to commence construction of the Expansion, then, upon the occurrence and during the continuation of a Default, Administrative Agent may, upon five (5) days prior written notice to Borrower, and with or without legal process, take possession of the Property, remove Borrower, Operating Lessee and all agents, employees and contractors of Borrower and Operating Lessee from the Property, complete the work of construction substantially in accordance with the Plans and Specifications and market and sell or lease the Property and/or Improvements. For this purpose, to the maximum extent permitted by law, each of Borrower and Operating Lessee irrevocably appoints Administrative Agent as its attorney-in-fact, which agency is coupled with an interest. As attorney-in-fact, Administrative Agent may, in Borrower’s or Operating Lessee’s name, take or omit to take any action Administrative Agent may deem appropriate, including, without limitation, exercising Borrower’s or Operating Lessee’s rights under the Loan Documents and all contracts concerning the Property and/or Improvements.

11.5 ADMINISTRATIVE AGENT’S CESSATION OF CONSTRUCTION.

If Borrower has elected to commence construction of the Expansion, then, upon the occurrence and during the continuation of a Default, if Administrative Agent determines at any time that the Expansion is not being constructed in accordance with the Plans and Specifications and all governmental requirements, Administrative Agent may immediately cause all construction to cease on any portion of the Expansion affected by the condition of nonconformance. Neither Borrower nor Operating Lessee shall thereafter allow any construction work, other than corrective work, to be performed on any portion of the Expansion affected by the condition of nonconformance until such time as Administrative Agent notifies Borrower in writing that the nonconforming condition has been corrected.

11.6 REPAYMENT OF FUNDS ADVANCED.

Any funds expended by Administrative Agent or any Lender in the exercise of its rights or remedies under this Agreement and/or the other Loan Documents shall be payable to Administrative Agent or such Lender upon demand, together with interest at the rate applicable to the principal balance of the Loan from the date the funds were expended.

11.7 RIGHTS CUMULATIVE, NO WAIVER.

All of Administrative Agent’s and Lenders’ rights and remedies provided in this Agreement, the other Loan Documents and Other Related Documents, together with those granted by law or at equity, are cumulative and may be exercised by Administrative Agent or Lenders at any time, in accordance with the terms of this Agreement. Administrative Agent’s or any Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lenders under the Loan Documents and Other Related Documents are repaid and Borrower and Operating Lessee (as applicable) have cured all other Defaults to Administrative Agent’s satisfaction (as confirmed in writing). No waiver shall be implied from any failure of Administrative Agent or any Lender to take, or any delay by Administrative Agent or any Lender in taking, action concerning any Default or failure of condition under the Loan Documents and Other Related Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

11.8 ALLOCATION OF PROCEEDS.

If a Default exists and maturity of any of the obligations of Borrower have been accelerated or the Maturity Date has occurred, all payments received by Administrative Agent under any of the Loan Documents (including pursuant to the Cash Management Agreement and Operating Lessee Cash Management Agreement), in respect of any principal of or interest on the obligations of Borrower or any other amounts payable by Borrower or Operating Lessee hereunder or thereunder, shall be applied in the following order and priority:

(a) amounts due to Administrative Agent and the Lenders in respect of expenses due under Section 9.1 until paid in full, and then Fees;

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(b) amounts due to Administrative Agent and the Lenders in respect of Protective Advances;

(c) payments of interest (i) on the Loan and (ii) any Secured Interest Rate Protection Agreement, in each case, to be applied for the ratable benefit of the Lenders or the applicable counterparty to such Secured Interest Rate Protection Agreement, in such order as the Lenders or such counterparty, as the case may be, may determine in their sole discretion;

(d) payments of principal of the Loan and payments of any termination payment required in respect of any and all Secured Interest Rate Protection Agreements, to be applied for the ratable benefit of the Lenders or counterparty to such Secured Interest Rate Protection Agreements, as the case may be, in such order as the Lenders or such counterparty, as the case may be, may determine in their sole discretion;

(e) amounts due to Administrative Agent and the Lenders pursuant to Section 12.12 and Section 13.1;

(f) payments of all other amounts due under any of the Loan Documents and Secured Interest Rate Protection Agreements, if any, to be applied for the ratable benefit of the Lenders and the applicable counterparty to such Secured Interest Rate Protection Agreements; and

(g) any amount remaining after application as provided above, shall be paid to the Borrower or whoever else may be legally entitled thereto.

ARTICLE 12 ADMINISTRATIVE AGENT.

12.1 APPOINTMENT AND AUTHORIZATION; CO-LENDER PROVISIONS.

(a) Each Lender hereby irrevocably appoints and authorizes Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement, the other Loan Documents and the Other Related Documents as are specifically delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs Administrative Agent to enter into the Loan Documents and Other Related Documents for the benefit of the Lenders.

(b) Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement, the Loan Documents or the Other Related Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

(c) Nothing herein shall be construed to deem Administrative Agent a trustee or fiduciary for any Lender or to impose on Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Administrative Agent”, “Agent”, “agent” and similar terms in the Loan Documents or Other Related Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

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(d) Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to Administrative Agent pursuant to Article 10. Administrative Agent will also furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to Administrative Agent by the Borrower, Operating Lessee, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document.

(e) As to any matters not expressly provided for by the Loan Documents and Other Related Documents (including, without limitation, enforcement or collection of any of Borrower’s or Operating Lessee’s obligations hereunder), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the obligations of Borrower; provided, however, that, notwithstanding anything in this Agreement to the contrary, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Requirements of Law. Not in limitation of the foregoing, Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Potential Default or Default unless the Requisite Lenders have directed Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement, the other Loan Documents, or the Other Related Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

12.2 WELLS FARGO AS LENDER.

Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, Administrative Agent and any Affiliate may accept fees and other consideration from the Borrower and Operating Lessee for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Borrower, other loan parties, other subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them.

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12.3 LOAN DISBURSEMENTS.

(a) Promptly following Administrative Agent’s receipt of a complete Application for Payment, Administrative Agent shall send a copy thereof by facsimile to each other Lender (together with any supporting documents delivered in connection therewith) and shall otherwise notify each Lender of the proposed disbursement and the Funding Date. Each Lender shall make available to Administrative Agent (or the funding bank or entity designated by Administrative Agent), the amount of such Lender’s Pro Rata Share of such disbursement in immediately available funds not later than the times designated in Section 12.3(b). Unless Administrative Agent shall have been notified by any Lender not later than the close of business (San Francisco time) on the Business Day immediately preceding the Funding Date in respect of any disbursement that such Lender does not intend to make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, Administrative Agent may assume that such Lender shall make such amount available to Administrative Agent. If any Lender does not notify Administrative Agent of its intention not to make available its Pro Rata Share of such disbursement as described above, but does not for any reason make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, such Lender shall pay to Administrative Agent forthwith on demand such amount, together with interest thereon at the Federal Funds Rate. In any case where a Lender does not for any reason make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, Administrative Agent, in its sole discretion, may, but shall not be obligated to, fund to Borrower such Lender’s Pro Rata Share of such disbursement. If Administrative Agent funds to Borrower such Lender’s Pro Rata Share of such disbursement and if such Lender subsequently pays to Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Pro Rata Share of such disbursement. Nothing in this Section 12.3(a) shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Advance.

(b) Requests by Administrative Agent for funding by Lenders of disbursements will be made by telecopy at least three (3) Business Days prior to a Funding Date. Each Lender shall make the amount of its disbursement available to Administrative Agent in Dollars and in immediately available funds, to such bank and account, in El Segundo, California (to such bank and account in such other place) as Administrative Agent may designate, not later than 10:00 A.M. (San Francisco time) on the Funding Date designated by Administrative Agent with respect to such disbursement, but in no event earlier than two (2) Business Days following such Lender’s receipt of the applicable Application for Payment. Notwithstanding anything to the contrary contained herein, funds received from all non-defaulting lenders shall be disbursed in accordance with this Agreement, provided that all other conditions precedent for such funding have been satisfied including without limitation Section 3.1(i).

(c) Nothing in this Section 12.3 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of disbursements on any Funding Date, nor shall Administrative Agent or any Lender be responsible for the failure of any other Lender to perform its obligations to make any disbursement hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a disbursement.

12.4 DISTRIBUTION AND APPORTIONMENT OF PAYMENTS; DEFAULTING LENDERS.

(a) Subject to Section 12.4(b) below, payments actually received by Administrative Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Administrative Agent, but in any event within two (2) Business Days, provided that Administrative Agent shall pay to Lenders interest thereon, at the lesser of (i) the Federal Funds Rate and (ii) the rate of interest applicable to the Loan, from the Business Day following receipt of such funds by Administrative Agent until such funds are paid in immediately available funds to Lenders. All

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payments of principal, interest, and other payments under the Loan Documents or Other Related Documents shall be allocated among such of Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares in the Loan or otherwise as provided herein or as separately agreed by Administrative Agent and any Lender. Administrative Agent shall promptly distribute, but in any event within two (2) Business Days, to each Lender at its primary address set forth on the appropriate signature page hereof or on the Assignment and Assumption Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Administrative Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with this Agreement, without necessity of notice to or consent of or approval by Borrower or any other Person. All payments or other sums received by Administrative Agent for the account of Lenders shall not constitute property or assets of Administrative Agent and shall be held by Administrative Agent, solely in its capacity as agent for itself and the other Lenders, subject to the Loan Documents and the Other Related Documents.

(b) Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of a Protective Advance or prior Loan disbursements which was previously a Non-Pro Rata Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the amounts due in respect of such Non-Pro Rata Advance, all of the indebtedness and obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non-Pro Rata Advances in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as “Senior Loans”). All amounts paid by Borrower and otherwise due to be applied to the indebtedness and obligations owing to the Defaulting Lender (other than a Performing Defaulting Pfandbrief Lender) pursuant to the terms hereof shall be distributed by Administrative Agent to the other Lenders (including the Performing Defaulting Pfandbrief Lender) in accordance with their respective Pro Rata Shares of the Loan (recalculated for purposes hereof to exclude the Defaulting Lender’s (other than a Performing Defaulting Pfandbrief Lender’s) Pro Rata Share of the Loan), until all Senior Loans have been paid in full. This provision governs only the relationship among Administrative Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligations of Borrower under this Agreement. The provisions of this section shall apply and be effective regardless of whether a Default occurs and is then continuing, and notwithstanding (a) any other provision of this Agreement to the contrary, (b) any instruction of Borrower as to its desired application of payments or (c) the suspension of such Defaulting Lender’s (other than a Performing Defaulting Pfandbrief Lender’s) right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. Administrative Agent shall be entitled to (i) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (ii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Administrative Agent and each of the other Lenders harmless from and against any and all liabilities and costs, plus interest thereon at the Default Rate as set forth in the Notes, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender’s failure or refusal to perform its obligations under this Agreement. Administrative Agent shall use commercially reasonable and diligent efforts to assist Borrower to procure a replacement lender to fund each Defaulting Lender’s Pro Rata Share.

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Notwithstanding anything to the contrary contained in this Section 12.4 or elsewhere in this Agreement, including, without limitation, the definition of “Requisite Lenders” or Section 13.12(b) of this Agreement:

(i) the rights of a Performing Defaulting Pfandbrief Lender to participate in the administration of the Loan and the Loan Documents as set forth in this Agreement with respect to actions requiring Requisite Lender or all Lender approval shall not be suspended so long as such Performing Defaulting Pfandbrief Lender responds to any written communication or request under the Loan Documents within ten (10) Business Days after receipt thereof (or such lesser time as may be required by the Loan Documents); and

(ii) any payments received or payable in respect of such Performing Defaulting Pfandbrief Lender’s Pro-Rata Share in the Loans shall not be subject to any subordination, escrow or holdback, and shall be distributed to such Performing Defaulting Pfandbrief Lender in accordance with the terms of the Loan Documents as if such Performing Defaulting Pfandbrief Lender was not a Defaulting Lender.

Notwithstanding the provisions of this Section 12.4(b), the rights provided to a Performing Defaulting Pfandbrief Lender hereunder shall apply if, and only to the extent that, such rights are necessary or required to maintain such Performing Defaulting Pfandbrief’s Lender’s interest in the Loan that is subject to a Pfandbrief Pledge (as shall be determined by such Performing Defaulting Pfandbrief Lender in its sole discretion). Further, for avoidance of doubt, except as expressly provided in this Section 12.4(b), a Performing Defaulting Pfandbrief Lender shall remain a Defaulting Lender for all other purposes under this Agreement and the Loan Documents, including, without limitation, under Section 13.13(c) hereof.

12.5 PRO RATA TREATMENT.

Except to the extent otherwise provided herein: (a) each borrowing from Lenders shall be made from the Lenders, each payment of the fees shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments pursuant to this Agreement shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of the Loan by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loan held by them, provided that if immediately prior to giving effect to any such payment in respect of the Loan the outstanding principal amount of the Loan shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time the Loan was made, then such payment shall be applied to the Loan in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loan being held by the Lenders pro rata in accordance with their respective Commitments; and (c) each payment of interest on the Loan by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on the Loan then due and payable to the respective Lenders.

12.6 SHARING OF PAYMENTS, ETC.

Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the obligations of Borrower, Operating Lessee or Guarantor under the Loan, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares in the Loan, whether received by voluntary payment, by counterclaim or cross

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action or by the enforcement of any or all of such obligations, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of such obligations held by it which is greater than its Pro Rata Share in the Loan of the payments on account of such obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with such Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing participation from another Lender pursuant to this Section 12.6 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

12.7 COLLATERAL MATTERS; PROTECTIVE ADVANCES.

(a) Each Lender hereby authorizes Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to a Default, to take any action with respect to any Collateral, Loan Documents or Other Related Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents or Other Related Documents.

(b) The Lenders hereby authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of obligations of Borrower and Operating Lessee hereunder; (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) to the extent not covered in clauses (i) and (ii) above, if approved, authorized or ratified in writing by the Lenders. Upon request by Administrative Agent at any time, the Lenders will confirm in writing Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by the Borrower or Operating Lessee, Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Administrative Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the obligations of Borrower or Operating Lessee or any Liens upon (or obligations of the Borrower, Operating Lessee or any other Loan Party in respect of) all interests retained by the Borrower, Operating Lessee or any other Loan Party, including, without limitation, the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

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(d) Administrative Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower, Operating Lessee or any other Loan Party or is cared for, protected or insured or that the Liens granted to Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Administrative Agent in this Section or in any of the Loan Documents or Other Related Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent’s own interest in the Collateral as one of the Lenders and that Administrative Agent shall have no duty or liability whatsoever to the Lenders, except to the extent resulting from its gross negligence or willful misconduct.

(e) Administrative Agent may make, and shall be reimbursed by the Lenders (in accordance with their Pro Rata Shares) to the extent not reimbursed by the Borrower or Operating Lessee for, advances for the purposes of preserving, maintaining or protecting the Property and the Collateral during any one calendar year up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to such Property; and (iii) $1,000,000.00. Protective Advances in excess of said sum during any calendar year for any Property that is Collateral shall require the consent of the Requisite Lenders. Borrower agrees to pay on demand all Protective Advances.

(f) Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower, Operating Lessee or any other obligor hereunder under the Loan Documents or the Other Related Documents with respect to exercising claims against or rights in the Collateral without the written consent of Requisite Lenders.

12.8 POST-FORECLOSURE PLANS.

If all or any portion of the Collateral is acquired by Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the obligations of Borrower and/or Operating Lessee hereunder, the title to any such Collateral, or any portion thereof, shall be held in the name of Administrative Agent or a nominee or subsidiary of Administrative Agent, as agent, for the ratable benefit of all Lenders. Administrative Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Actions taken by Administrative Agent with respect to the Collateral, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Administrative Agent shall render or cause to be rendered to each Lender, on a monthly basis, an income and expense statement for such Collateral, and each Lender shall promptly contribute its Pro Rata Share of any operating

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loss for such Collateral, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders. All such distributions shall be made to the Lenders in accordance with their respective Pro Rata Shares. The Lenders acknowledge and agree that if title to any Collateral is obtained by Administrative Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. Administrative Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders reasonably shall determine to be most advantageous to the Lenders. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Administrative Agent, as agent for the Lenders, as the beneficiary or mortgagee. In such case, Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of the Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article insofar as the same is appropriate or applicable.

12.9 APPROVALS OF LENDERS.

All communications from Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Administrative Agent by the Borrower and Operating Lessee in respect of the matter or issue to be resolved, and (d) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to Administrative Agent that it specifically objects to the recommendation or determination of Administrative Agent within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents or Other Related Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

12.10 NOTICE OF DEFAULTS.

Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Potential Default unless Administrative Agent has received notice from a Lender or the Borrower or Operating Lessee referring to this Agreement, describing with reasonable specificity such Default or Potential Default and stating that such notice is a “notice of default”. If any Lender (excluding the Lender which is also serving as Administrative Agent) becomes aware of any Default or Potential Default, it shall promptly send to Administrative Agent such a “notice of default”. Further, if Administrative Agent receives such a “notice of default,” Administrative Agent shall give prompt notice thereof to the Lenders.

12.11 ADMINISTRATIVE AGENT’S RELIANCE, ETC.

Notwithstanding any other provisions of this Agreement, any other Loan Documents or the Other Related Documents, neither Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, Administrative Agent: may consult with legal counsel (including its own counsel or counsel for the Borrower, Operating Lessee or any other Loan Party), independent public accountants and other experts

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selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, Operating Lessee, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower, Operating Lessee or other Persons or inspect the property, books or records of the Borrower, Operating Lessee or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of Administrative Agent on behalf of the Lenders in any such Collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or Other Related Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. Administrative Agent may execute any of its duties under the Loan Documents or Other Related Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

12.12 INDEMNIFICATION OF ADMINISTRATIVE AGENT.

Regardless of whether the transactions contemplated by this Agreement, the other Loan Documents and Other Related Documents are consummated, each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so pursuant to the terms of this Agreement) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents or Other Related Documents, any transaction contemplated hereby or thereby or any action taken or omitted by Administrative Agent under the Loan Documents and Other Related Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, further, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so pursuant to the terms of this Agreement) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to Administrative Agent) incurred by Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents and Other Related Documents, any suit or action brought by Administrative Agent to enforce the terms of the Loan Documents and Other Related Documents and/or collect any obligation of Borrower or Operating Lessee hereunder, any “lender liability” suit or claim brought against Administrative Agent and/or the Lenders, and any claim or suit brought against Administrative Agent and/or the Lenders arising

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under any Hazardous Materials Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of Administrative Agent notwithstanding any claim or assertion that Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by Administrative Agent that Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents or Other Related Documents and the termination of this Agreement. If the Borrower or Operating Lessee shall reimburse Administrative Agent for any Indemnifiable Amount following payment by any Lender to Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

12.13 LENDER CREDIT DECISION, ETC.

Each Lender expressly acknowledges and agrees that neither Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other Affiliates has made any representations or warranties to such Lender and that no act by Administrative Agent hereafter taken, including any review of the affairs of the Borrower, Operating Lessee, any other Loan Party or Affiliate, shall be deemed to constitute any such representation or warranty by Administrative Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent, any other Lender or counsel to Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrower, Operating Lessee, the other Loan Parties or Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties and other Persons, its review of the Loan Documents and the Other Related Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent, any other Lender or counsel to Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents or Other Related Documents. Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower, Operating Lessee or any other Loan Party of the Loan Documents or Other Related Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, Operating Lessee or any other Loan Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents, Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, Operating Lessee, any other Loan Party or any other Affiliate thereof which may come into possession of Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to Administrative Agent and is not acting as counsel to such Lender.

12.14 SUCCESSOR ADMINISTRATIVE AGENT.

Administrative Agent may resign at any time as Administrative Agent under the Loan Documents and Other Related Documents by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Potential Default exists, be subject to the Borrower’s approval,

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which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents and the Other Related Documents. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article 12. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents and the Other Related Documents. Additionally, if (x) there is no Default in existence and it is determined by Borrower, Lenders (other than any Lender or its Affiliates acting as Administrative Agent) and a court of competent jurisdiction in a non-appealable judgment, that Administrative Agent has engaged in gross negligence or willful misconduct, the Lenders may remove Administrative Agent from its role as Administrative Agent, without affecting Administrative Agent’s rights or obligations as a Lender or (y) there is a Default in existence, and it is determined by Lenders (other than any Lender or its Affiliates acting as Administrative Agent) and a court of competent jurisdiction in a non-appealable judgment, that Administrative Agent has engaged in gross negligence or willful misconduct, the Lenders may remove Administrative Agent from its role as Administrative Agent, without affecting Administrative Agent’s rights or obligations as a Lender. Notwithstanding anything contained herein to the contrary, Administrative Agent may assign its rights and duties under the Loan Documents and the Other Related Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

12.15 TITLED AGENTS.

(i) Wells Fargo Securities, LLC, in its capacity as sole bookrunner and left lead arranger, (ii) BofA Securities, Inc., as joint lead arranger; (iii) Bank of America, N.A., as syndications agent, (iv) Credit Agricole Corporate and Investment Bank, as joint lead arranger; (v) The Bank of Nova Scotia, as document agent, and (vi) Sumitomo Mitsui Banking Corporation, as document agent (collectively, the “Titled Agents”), assume no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of the Loan, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to Administrative Agent, any Lender, the Borrower, Operating Lessee or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

12.16 FLOOD COMPLIANCE.

In the event the Property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, Borrower and/or Operating Lessee (A) has obtained and will maintain, with financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Property ceases to be financially sound and reputable after the Effective Date, in which case, Borrower or Operating Lessee, as applicable, shall promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in such reasonable total amount as the Administrative Agent may from time to time reasonably require, and otherwise sufficient to

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comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (B) promptly upon request of the Administrative Agent, will deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance.

Notwithstanding the foregoing, the Administrative Agent shall not enter into any additional mortgages or deeds of trust in respect of any real property, encumber any additional real property, or approve any other MIRE event (i.e., any modification resulting in an increase, renewal or extension of the Loan) (but specifically excluding the extensions provided for pursuant to the First Option to Extend, the Second Option to Extend and Third Option to Extend), after the date hereof until (1) the date that occurs thirty (30) days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to Borrower and Operating Lessee of that fact and (if applicable) notification to Borrower and Operating Lessee that flood insurance coverage is not available and (B) evidence of the receipt by Borrower and Operating Lessee of such notice; and (iii) if such notice is required to be provided to the Borrower and/or Operating Lessee and flood insurance is available in the community in which such real property is located, evidence of required flood insurance and (2) the Administrative Agent shall have received written confirmation from each Lender that flood insurance due diligence and flood insurance compliance has been completed by such Lender (such written confirmation not to be unreasonably conditioned, withheld or delayed).

ARTICLE 13 MISCELLANEOUS PROVISIONS.

13.1 INDEMNITY.

BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES FROM AND AGAINST ANY AND ALL ACTUAL LOSSES, ACTUAL DAMAGES (AS OPPOSED TO CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR LOST PROFITS OTHER THAN CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OWED BY A LENDER TO A THIRD PARTY), ACTUAL LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES AND ANY EXPENSES INCURRED IN CONNECTION WITH LITIGATION WITH RESPECT TO THE BASE REBATES AND/OR INCENTIVE AGREEMENT PURSUANT TO WHICH THE BASE REBATES ARE PROVIDED TO BORROWER AND TO WHICH BORROWER OR AN AFFILIATE OF BORROWER IS A PARTY, PROVIDED THE INDEMNITEES WILL USE COMMERCIALLY REASONABLE EFFORTS TO MINIMIZE THE FEES AND EXPENSES OF LEGAL COUNSEL FOR THE INDEMNITEES WHICH ARE SUBJECT TO REIMBURSEMENT BY THE BORROWER HEREUNDER BY CONSIDERING THE USAGE OF ONE LAW FIRM TO REPRESENT THE INDEMNITEES, IF APPROPRIATE UNDER THE CIRCUMSTANCES) WHICH INDEMNITEES MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER OR OPERATING LESSEE TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER RELATED DOCUMENT; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S OR OPERATING LESSEE’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER OR OPERATING LESSEE, CONSTITUENT PARTNER OR MEMBER OF BORROWER OR OPERATING LESSEE, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE PROPERTY OR

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IMPROVEMENTS, EVEN IF SUCH LOSS, DAMAGE, LIABILITY, CLAIM, ACTION, JUDGMENT, COST OR EXPENSE RESULTS FROM THE NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNITEE; PROVIDED, THAT THE FOREGOING INDEMNIFICATION OBLIGATION SHALL NOT APPLY IF SUCH PERSON’S ACTION THAT IS THE SUBJECT OF THIS INDEMNITY WAS SPECIFICALLY DONE AT THE WRITTEN DIRECTION OF ADMINISTRATIVE AGENT OR ANY LENDER. BORROWER SHALL IMMEDIATELY PAY TO ADMINISTRATIVE AGENT OR SUCH INDEMNITEE WITHIN TWELVE (12) BUSINESS DAYS AFTER DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE LOAN. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT AND EACH INDEMNITEE SHALL SURVIVE CANCELLATION OF THE NOTES AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE SECURITY INSTRUMENT.

13.2 FORM OF DOCUMENTS.

The form and substance of all documents, instruments, and forms of evidence to be delivered to Administrative Agent under the terms of this Agreement, any of the other Loan Documents or Other Related Documents shall be subject to Administrative Agent’s approval and shall not be modified, superseded or terminated in any respect without Administrative Agent’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

13.3 NO THIRD PARTIES BENEFITED.

No person other than Administrative Agent, Lenders, Guarantors, Operating Lessee and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents or Other Related Documents. None of the proceeds of the Loan shall constitute a fund for the benefit of any contractor, subcontractor, laborer or material supplier.

13.4 NOTICES.

All notices, demands, or other communications under this Agreement, the other Loan Documents or the Other Related Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement with a copy to Sandra Wheeler, Shared Credit Manager, Wells Fargo Bank, N.A., 171 17th Street, 4th Floor, Atlanta, GA 30363 (for all such notices exclusive of any communications made in accordance with the Disbursement Plan), and as specified in the Disbursement Plan (subject to change from time to time by written notice to all other parties to this Agreement). All communications shall be deemed served upon delivery of, or if mailed, upon the first to occur of receipt or the expiration of three (3) Business Days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of Borrower (or Operating Lessee) or Administrative Agent and Lenders at the address specified; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth hereinabove. Borrower and Operating Lessee shall forward to Administrative Agent, without delay, any notices, letters or other communications delivered to the Property or to Borrower or Operating Lessee naming Administrative Agent or the “Construction Lender” or any similar designation as addressee.

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13.5 ATTORNEY-IN-FACT; POWERS OF ATTORNEY.

To the maximum extent permitted by law, each of Borrower and Operating Lessee hereby irrevocably appoints and authorizes Administrative Agent, as Borrower’s and Operating Lessee’s attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Administrative Agent’s, Operating Lessee’s or Borrower’s name any notices, instruments or documents that Administrative Agent deems appropriate to protect Lenders’ interest under any of the Loan Documents or Other Related Documents. The powers of attorney granted by Borrower and Operating Lessee to Administrative Agent in this Agreement shall be unaffected by the disability of the principal so long as any portion of the Loan remains unpaid or unperformed. Administrative Agent shall have no obligation to exercise any of the foregoing rights and powers in any event. Each of Borrower and Operating Lessee acknowledges that this power of attorney forms a part of a contract (this Agreement) and is security for money or for the performance of a valuable act. Administrative Agent hereby discloses that it may exercise the foregoing power of attorney for Administrative Agent’s benefit, and such authority need not be exercised for Borrower’s or Operating Lessee’s best interest.

13.6 ACTIONS.

Each of Borrower and Operating Lessee agrees that Administrative Agent or any Lender, in exercising the rights, duties or liabilities of Administrative Agent, Lenders, Operating Lessee or Borrower under the Loan Documents or Other Related Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property, the Improvements, the Loan Documents or the Other Related Documents and Borrower and/or Operating Lessee shall immediately reimburse Administrative Agent or such Lender within twelve (12) Business Days after demand for all such expenses so incurred or paid by Administrative Agent or such Lender, including, without limitation, reasonable attorneys’ fees and expenses and court costs. Prior to a Default, the Lenders will use commercially reasonable efforts to minimize the fees and expenses of legal counsel for the Lenders which are subject to reimbursement by the Borrower and Operating Lessee hereunder by considering the usage of one law firm to represent the Lenders and Administrative Agent if appropriate under the circumstances. Prior to a Default, Administrative Agent or any Lender, as applicable, shall provide Borrower with prior written notice of its retention of counsel and its intention to appear in any action or proceeding with respect to the Property and shall consult with Borrower (but is not obligated to get Borrower’s consent or approval) in connection therewith if appropriate under the circumstances.

13.7 RIGHT OF CONTEST.

Borrower may contest in good faith any claim, demand, levy or assessment (other than Liens, lien affidavits and stop notices) by any person other than Administrative Agent or Lenders which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Administrative Agent determines is not prejudicial to Administrative Agent or any Lender, and does not impair the rights of Administrative Agent or any Lender under any of the Loan Documents or Other Related Documents; and (b)(i) for any such claim, demand, levy or assessment of $1,000,000 or less, Borrower shall have thirty (30) days to contest same, unless such contest cannot be resolved in such thirty (30) days then Borrower shall have an additional sixty (60) days to contest same and thereafter Borrower shall deposit with Administrative Agent any funds or other forms of assurance which Administrative Agent in good faith determines from time to time appropriate to protect Administrative Agent and each Lender from the consequences of the contest being unsuccessful or (ii) for any such claim, demand, levy or assessment of more than $1,000,000, Borrower shall deposit with Administrative Agent any funds or other forms of assurance which Administrative Agent in good faith determines from time to time appropriate to protect Administrative Agent and each Lender from the consequences of the contest being unsuccessful. Borrower’s compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

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13.8 RELATIONSHIP OF PARTIES.

The relationship of Borrower, Administrative Agent and Lenders under the Loan Documents and Other Related Documents is, and shall at all times remain, solely that of borrower and lender, and Administrative Agent and Lenders neither undertake nor assume any responsibility or duty to Borrower, Operating Lessee or to any third party with respect to the Property or Improvements, except as expressly provided in this Agreement, the other Loan Documents and the Other Related Documents.

13.9 DELAY OUTSIDE ADMINISTRATIVE AGENT’S AND LENDERS’ CONTROL.

No Lender or Administrative Agent shall be liable in any way to Borrower, Operating Lessee or any third party for Administrative Agent’s or such Lender’s failure to perform or delay in performing under the Loan Documents (and Administrative Agent or any Lender may suspend or terminate all or any portion of Administrative Agent’s or such Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Administrative Agent or such Lender deemed probable), or from any Act of God or other cause or event beyond Administrative Agent’s or such Lender’s control.

13.10 ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT.

If any attorney is engaged by Administrative Agent or any Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents or Other Related Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding or in connection with any appeal of a lower court decision, then Borrower shall immediately pay to Administrative Agent or such Lender, upon demand, the amount of all reasonable attorneys’ fees and expenses and all costs incurred by Administrative Agent or such Lender in connection therewith, including all trial and appellate proceedings in any legal action, suit, bankruptcy or other proceeding, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Loan. Prior to a Default, the Lenders will use commercially reasonable efforts to minimize the fees and expenses of legal counsel for the Lenders which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Lenders and Administrative Agent if appropriate under the circumstances.

13.11 IMMEDIATELY AVAILABLE FUNDS.

Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower or Operating Lessee to Administrative Agent or any Lender shall be payable only in United States Dollars, immediately available funds.

13.12 AMENDMENTS AND WAIVERS.

(a) Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower, Operating Lessee or any other Loan Party of any terms of this Agreement or such other Loan Document may be waived, and (iv) the existence of any Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto. Notwithstanding the previous sentence, Administrative Agent, shall be authorized on behalf of all the Lenders, without the necessity of any notice to, or further consent from, any Lender, to waive the imposition of the late fees provided in Section 2.6(c), up to a maximum of three (3) times per calendar year.

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(b) Unanimous Consent. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or Administrative Agent at the written direction of the Lenders), do any of the following:

(i) increase the Commitments of the Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 13.13) or subject the Lenders to any additional obligations;

(ii) reduce the principal of, or interest that has accrued or interest rates that will be charged on the outstanding principal amount of, the Loan;

(iii) reduce the amount of any fees payable to the Lenders hereunder;

(iv) postpone any date fixed for any payment of principal of, or interest on, the Loan (including, without limitation, the Maturity Date) or for the payment of fees or any other obligations of Borrower, Operating Lessee or Guarantor;

(v) change the Pro Rata Shares (excluding any change as a result of an assignment of Commitments permitted under Section 13.13);

(vi) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

(vii) modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(viii) release of any Guarantor from its obligations under the Guaranty or the Hazardous Materials Indemnity or reduce any material obligations of any Guarantor under the Guaranty or the Hazardous Materials Indemnity (except as provided in Section 9.15(d));

(ix) release of Borrower from its obligations under the Loan Documents;

(x) waive a Default under Section 11.1(a);

(xi) release or dispose of any material portion of the Collateral unless released or disposed of as permitted by, and in accordance with, Section 12.7; or

(xii) permit additional indebtedness for borrowed money secured by the Property of the Borrower.

(c) Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents. No waiver shall extend

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to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Default occurring hereunder shall continue to exist until such time as such Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, Operating Lessee, any other Loan Party or any other Person subsequent to the occurrence of such Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower or Operating Lessee shall entitle the Borrower or Operating Lessee to other or further notice or demand in similar or other circumstances. Furthermore, Borrower and Operating Lessee shall be entitled to rely on consents and approvals executed by Administrative Agent without investigation as to the existence of proper Lender authorization.

(d) Benchmark Replacement Amendment. The Administrative Agent may, without the consent of any Lender but subject to Borrower’s consent (such consent not to be unreasonably withheld, delayed or conditioned), enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or otherwise effectuate the terms of Exhibit J.

13.13 SUCCESSORS AND ASSIGNS.

(a) Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except neither the Borrower nor Operating Lessee may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lenders (and any such assignment or transfer to which all of the Lenders have not consented shall be void).

(b) Participations.

(i) Any Lender may at any time grant to an Affiliate of such Lender, or one or more banks or other financial institutions (each a “Participant”) participating interests in its Commitment or the obligations owing to such Lender hereunder. Except as provided under Section 13.13(b)(ii), no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Loan or a portion thereof owing to such Lender, or (iii) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

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(ii) Each of the Borrower and Operating Lessee agrees that each Participant shall be entitled to the benefits of Sections 13.14 and 13.18 (subject to the requirements and limitations therein, including the requirements under Section 13.18(g) (it being understood that the documentation required under Section 13.18(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 13.14(i) as if it were an assignee under paragraph (c) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 13.14 or 13.18 with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in applicable law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c) Assignments. Any Lender may with the prior written consent of Administrative Agent and Borrower (which consent shall not be unreasonably withheld) at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by the Borrower shall be required (x) if a Default shall exist or (y) in the case of an assignment to another Lender or an Affiliate of a Lender; (ii) any partial assignment shall be in an amount at least equal to $20,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds a Note having an outstanding principal balance, of at least $20,000,000, (iii) Borrower’s consent shall be deemed granted, unless Borrower specifically objects in writing within five (5) Business Days after Administrative Agent provides a request for Borrower’s approval hereunder and (iv) each such assignment shall be effected by means of an Assignment and Assumption Agreement, a copy of which shall be delivered to both Administrative Agent and the Borrower. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, Administrative Agent and the Borrower shall make appropriate arrangement so the new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to Administrative Agent an administrative fee for processing such assignment in the amount of $4,500, unless the transferor Lender is a Defaulting Lender, then $7,500. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any Guarantor, or any of their respective Affiliates or subsidiaries.

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(d) Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section (other than the provisions of Section 13.13(d)), any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents and Other Related Documents to a Federal Reserve Bank or a pledgee described in subsection (b) of the definition of “Performing Defaulting Pfandbrief Lender” to support obligations of such Lender; provided that no such pledge of assignment shall release such Lender from its obligation thereunder.

(f) Information to Assignee, Etc. A Lender may furnish any information concerning the Borrower, Operating Lessee, any subsidiary or any other Loan Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants). In connection with such negotiation, execution and delivery, each of Borrower and Operating Lessee authorizes Administrative Agent and Lenders to communicate all information and documentation related to the Loan (whether to Borrower, to Operating Lessee or to any Participant, Assignee, legal counsel, appraiser or other necessary party) directly by e-mail, fax, or other electronic means used to transmit information. Information provided with respect to a Guarantor shall be subject to the applicable Lender’s confidentiality restrictions as customarily used in connection with transactions similar to this Loan.

(g) Affected Lenders. If a Lender is a Defaulting Lender then, so long as no Default or Potential Default exists, Borrower may demand, within ten (10) Business Days after Borrower receives notice that such Lender (the “Affected Lender”) is a Defaulting Lender, that such Affected Lender assign its Commitment to an Eligible Assignee in accordance with this Section 13.13. Upon such demand by Borrower the Affected Lender shall promptly assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 13.13 above for a purchase price equal to (x) the aggregate principal balance of all Loans then owing to the Affected Lender, plus (y) any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee. Each of Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section and shall use commercially reasonable and diligent efforts to assist Borrower to procure a replacement of such Affected Lender, but at no time shall Administrative Agent, such Affected Lender nor any other Lender nor any titled agent be obligated to initiate any such replacement. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to Administrative Agent, the Affected

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Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation or Additional Costs owing to such Affected Lender pursuant to this Agreement with respect to any period up to the date of replacement.

13.14 ADDITIONAL COSTS; CAPITAL ADEQUACY.

(a) Capital Adequacy. If any Lender or any Participant in the Loan determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or such Participant, or any corporation controlling such Lender or such Participant, as a consequence of, or with reference to, such Lender’s or such Participant’s or such corporation’s Commitments or its making or maintaining Loans below the rate which such Lender or such Participant or such corporation controlling such Lender or such Participant could have achieved but for such compliance (taking into account the policies of such Lender or such Participant or corporation with regard to capital), then the Borrower shall, from time to time, within thirty (30) calendar days after written demand by such Lender or such Participant, pay to such Lender or such Participant additional amounts sufficient to compensate such Lender or such Participant or such corporation controlling such Lender or such Participant to the extent that such Lender or such Participant determines such increase in capital is allocable to such Lender’s or such Participant’s obligations hereunder; provided that such amounts are charged to similarly situated borrowers of such Lender. Conclusive evidence that such amounts are charged to similarly situated borrowers shall be based on a certification from such Lender that to the extent there are similarly situated borrowers, Borrower is not being treated differently from any such similarly situated borrowers.

(b) Additional Costs. In addition to, and not in limitation of the immediately preceding clause (a), the Borrower shall promptly pay to Administrative Agent within twelve (12) Business Days following written demand therefor for the account of a Lender from time to time such amounts as such Lender may determine to be necessary in good faith to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making, maintaining or converting any Benchmark Loan or its obligation to make any Benchmark Loan or hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Benchmark Loan or such obligation or the maintenance by such Lender of capital in respect of its Benchmark Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Benchmark Loans or its Commitments (other than Excluded Taxes), or (ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on Benchmark Loans are determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

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(c) Lender’s Suspension of Benchmark Loans. Without limiting the effect of the provisions of Section 13.14 (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on Benchmark Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes Benchmark Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to Administrative Agent), the obligation of such Lender to make or continue Benchmark Loans, or to convert Base Rate Loans into Benchmark Loans, shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 13.14(h) shall apply).

(d) Intentionally Omitted.

(e) Notification and Determination of Additional Costs. Each of Administrative Agent, each Lender, and each Participant, as the case may be, agrees to notify the Borrower of any event occurring after the date hereof entitling Administrative Agent, such Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of Administrative Agent, any Lender or any Participant to give such notice shall not release the Borrower or Operating Lessee from any of its obligations hereunder. Administrative Agent, each Lender and each Participant, as the case may be, agrees to furnish to the Borrower a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by Administrative Agent, such Lender, or such Participant, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error.

(f) Suspension of Benchmark Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the Benchmark rate of interest for any Interest Period, Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that:

(i) Dollar deposits are not being offered to banks in the applicable market or at the applicable rate of the then Benchmark for the applicable amount and Interest Period;

(ii) that reasonable and adequate means do not exist for the ascertaining the Benchmark for such Interest Period; or

(iii) that the relevant rates of interest referred to in the definition of Benchmark upon the basis of which the rate of interest for Benchmark Loans for such Interest Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining Benchmark Loans for such Interest Period, then Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional Benchmark Loans, continue Benchmark Loans or convert Base Rate Loans into Benchmark Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding Benchmark Loan, either prepay such Loan or convert such Loan into a Base Rate Loan. Lender shall as soon as practical after cessation of the conditions giving rise to the termination of the Benchmark Loans, notify Borrower of the same and unless otherwise directed by Borrower, all Base Rate Loans shall immediately be converted to a Benchmark Loan.

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(g) Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain Benchmark Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to Administrative Agent) and such Lender’s obligation to make or continue, or to convert Loans into Benchmark Loans shall be suspended until such time as such Lender may again make and maintain Benchmark Loans (in which case the provisions of Section 13.14(h) shall be applicable).

(h) Treatment of Affected Loans. If the obligation of any Lender to make Benchmark Loans or to continue Benchmark Loans, or to convert Base Rate Loans into Benchmark Loans shall be suspended pursuant to Section 13.14(c), Section 13.14(f), or Section 13.14(g) then such Lender’s Benchmark Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Benchmark Loans (or, in the case of a conversion required by Section 13.14(c), Section 13.14(f), or Section 13.14(g), on such earlier date as such Lender may specify to the Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in this Section that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Benchmark Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Benchmark Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued by such Lender as Benchmark Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Benchmark Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to Administrative Agent) that the circumstances specified in Section 13.14(c), Section 13.14(f), or Section 13.14(g) that gave rise to the conversion of such Lender’s Benchmark Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Benchmark Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Benchmark Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Benchmark Loans and by such Lender are held pro rata (as to principal amounts and Interest Periods) in accordance with their respective Commitments.

(i) Change of Lending Office. Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Section 13.14(a), Section 13.14(b), Section 13.14(c), Section 13.14(f), Section 13.14(g) or Section 13.18(b) to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

(j) Assumptions Concerning Funding Benchmark Loans. Calculation of all amounts payable to a Lender under this Section 13.14 shall be made as though such Lender had actually funded Benchmark Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Benchmark Loans in an amount equal to the amount of the Benchmark Loans; provided, however, that each Lender may fund each of its Benchmark Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

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(k) Benchmark Replacement. Notwithstanding anything to the contrary set forth in this Agreement or any of the other Loan Documents, the LIBO Rate and any Benchmark Replacement shall be subject to replacement in accordance with the terms of conditions of Exhibit J.

13.15 SIGNS.

Administrative Agent may place on the Property reasonable signs standard to construction loan transactions in a location and in form reasonably approved by Borrower stating that construction financing is being provided by Lenders; provided, however that such signs conform to applicable zoning ordinances and laws and are paid for by Administrative Agent.

13.16 LENDERS’ AGENTS.

Administrative Agent and/or any Lender may designate an agent or independent contractor to exercise any of such Person’s rights under this Agreement, any of the other Loan Documents and Other Related Documents. Any reference to Administrative Agent or any Lender in any of the Loan Documents or Other Related Documents shall include Administrative Agent’s and such Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Administrative Agent or such Lender in reimbursement of such costs, as applicable.

13.17 TAX SERVICE.

Administrative Agent, on behalf of Lenders, is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property satisfactory to Administrative Agent.

13.18 TAXES.

(a) Applicable Law. For purposes of this Section, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower, Operating Lessee or any other Loan Party to Administrative Agent or any Lender under any Loan Document or Other Related Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower, Operating Lessee or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower, Operating Lessee and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

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(d) Indemnification by the Borrower. The Borrower, Operating Lessee and the other Loan Parties shall jointly and severally indemnify each Recipient, within twelve (12) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower or Operating Lessee by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with any provisions of Loan Documents relating to a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document or Other Related Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or Other Related Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this subsection.

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower, Operating Lessee or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower, Operating Lessee or such other Loan Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document or Other Related Document shall deliver to the Borrower and Administrative Agent, at the time or times reasonably requested by the Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or Administrative Agent as will enable the Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and

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submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Administrative Agent), two executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document or Other Related Document, executed IRS Form W-8BEN, or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document or Other Related Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed originals of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower or Operating Lessee within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable,, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

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(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document or Other Related Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by the Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 13.18 (including by the payment of additional amounts pursuant to this Section 13.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less

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favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 13.18 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document or Other Related Document.

13.19 WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

13.20 SEVERABILITY.

If any provision or obligation under this Agreement, the other Loan Documents or Other Related Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the Other Related Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents or Other Related Documents; provided, however, that if the rate of interest or any other amount payable under the Notes or this Agreement or any other Loan Document, or the right of collectability therefor, are declared to be or become invalid, illegal or unenforceable, Lenders’ obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

13.21 TIME.

Time is of the essence of each and every term of this Agreement.

13.22 HEADINGS.

All article, section or other headings appearing in this Agreement, the other Loan Documents and Other Related Documents are for convenience of reference only and shall be disregarded in construing this Agreement, any of the other Loan Documents and Other Related Documents.

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13.23 GOVERNING LAW.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS WERE NEGOTIATED IN THE STATE OF NEW YORK AND THE LOAN WAS MADE BY LENDERS AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY AND THEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT FOR THE SECURITY INSTRUMENT, WHICH IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH COLORADO LAW) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS WHICH GIVE EFFECT TO THE LAWS OF ANOTHER JURISDICTION) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE JURISDICTION IN WHICH THE APPLICABLE PROPERTY THAT IS SUBJECT TO SUCH LIENS AND SECURITY INTERESTS IS LOCATED. TO THE FULLEST EXTENT PERMITTED BY LAW (AND SUBJECT TO THE FOREGOING EXCEPTION WITH RESPECT TO THE CREATION, PERFECTION, AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS), ADMINISTRATIVE AGENT, EACH LENDER, OPERATING LESSEE AND BORROWER EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND/OR THE OTHER LOAN DOCUMENTS (EXCLUSIVE OF THE SECURITY INSTRUMENT) AND THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCLUSIVE OF THE SECURITY INSTRUMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ADMINISTRATIVE AGENT, ANY LENDER, OPERATING LESSEE OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND ADMINISTRATIVE AGENT, EACH LENDER, OPERATING LESSEE AND BORROWER WAIVES ANY OBJECTIONS WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND ADMINISTRATIVE AGENT, EACH LENDER, OPERATING LESSEE AND BORROWER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

(c) SUBJECT TO THE REQUIREMENTS FOR A CASE TO BE HEARD IN THE COMMERCIAL DIVISION OF THE NEW YORK SUPREME COURT, THE PARTIES AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COMMERCIAL DIVISION OF THE NEW YORK STATE SUPREME COURT, AND TO THE APPLICATION OF SAID COURT’S ACCELERATED PROCEDURES PURSUANT TO RULE 9 OF SECTION 202.70(G)

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OF THE UNIFORM RULES FOR NEW YORK STATE TRIAL COURTS, IN CONNECTION WITH ANY DISPUTE, CLAIM, CONTROVERSY, SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

13.24 USA PATRIOT ACT NOTICE; COMPLIANCE.

Administrative Agent and each Lender hereby notifies the Borrower and Operating Lessee that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the PATRIOT Act or such Anti-Money Laundering Laws.

13.25 ELECTRONIC DOCUMENT DELIVERIES.

Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by Administrative Agent or the Borrower) provided that (A) the foregoing shall not apply to notices to any Lender pursuant to Article 3 and (B) the Lender has not notified Administrative Agent or Borrower that it cannot or does not want to receive electronic communications. Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which Administrative Agent or Borrower posts such documents or the documents become available on a commercial website and Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next Business Day for the recipient. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by Section 10.10 to Administrative Agent and shall deliver paper copies of any documents to Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender. Except for the certificates required by Section 10.10, Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

13.26 INTEGRATION; INTERPRETATION.

THE LOAN DOCUMENTS AND OTHER RELATED DOCUMENTS CONTAIN OR EXPRESSLY INCORPORATE BY REFERENCE THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE MATTERS CONTEMPLATED THEREIN AND SUPERSEDE ALL PRIOR NEGOTIATIONS OR AGREEMENTS, WRITTEN OR ORAL. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THE LOAN DOCUMENTS AND OTHER RELATED DOCUMENTS SHALL NOT BE MODIFIED EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES. ANY REFERENCE TO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS INCLUDES ANY AMENDMENTS, RENEWALS OR EXTENSIONS NOW OR HEREAFTER APPROVED BY ADMINISTRATIVE AGENT, OR REQUISITE LENDERS, IF APPLICABLE, IN WRITING.

Loan No. 1013851

13.27 ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

13.28 ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Interest Rate Protection Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Loan No. 1013851

(b) As used in this Section 13.28, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

13.29 COUNTERPARTS.

To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

13.30 NO WAIVER.

No previous waiver and no failure or delay by Administrative Agent or Lenders in acting with respect to the terms of the Notes or this Agreement shall constitute a waiver of any subsequent breach, default, or failure of condition under the Note, this Agreement or the obligations secured thereby. A waiver of any term of the Note, this Agreement or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.

13.31 ELECTRONIC TRANSMISSION OF DATA.

Each of Borrower and Operating Lessee agrees that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrower, Operating Lessee Administrative Agent and/or Lenders and their respective Affiliates and other persons involved with the subject matter of this Agreement. Each of Borrower and Operating Lessee acknowledges and agrees that (a) there are risks associated with the use of electronic

Loan No. 1013851

transmission and that Administrative Agent and Lenders do not control the method of transmittal or service providers, (b) Administrative Agent and Lenders have no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission and (c) EACH OF BORROWER AND OPERATING LESSEE RELEASE, HOLD HARMLESS AND INDEMNIFY INDEMNITEES FOR, FROM AND AGAINST ANY CLAIM, DAMAGE OR LOSS, INCLUDING THAT ARISING IN WHOLE OR PART FROM INDEMNITEES’ STRICT LIABILITY OR SOLE, COMPARATIVE OR CONTRIBUTORY NEGLIGENCE, WHICH RESULTS FROM THE ELECTRONIC TRANSMISSION OF DATA RELATED TO THE LOAN.

13.32 ADDITIONAL BORROWER AND OPERATING LESSEE WAIVERS.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER AND OPERATING LESSEE HEREBY WAIVE ANY AND ALL RIGHTS AND DEFENSES BASED UPON OR ARISING OUT OF (A) ANY LEGAL DISABILITY OR OTHER DEFENSE OF BORROWER, OPERATING LESSEE, ANY OTHER GUARANTOR OR OTHER PERSON OR BY REASON OF THE CESSATION OR LIMITATION OF THE LIABILITY OF BORROWER OR OPERATING LESSEE FROM ANY CAUSE OTHER THAN FULL PAYMENT OF ALL SUMS PAYABLE UNDER THE LOAN DOCUMENTS; (B) ANY LACK OF AUTHORITY OF THE OFFICERS, DIRECTORS, PARTNERS, MANAGERS, MEMBERS OR AGENTS ACTING OR PURPORTING TO ACT ON BEHALF OF BORROWER OR OPERATING LESSEE OR ANY PRINCIPAL OF BORROWER OR OPERATING LESSEE, OR ANY DEFECT IN THE FORMATION OF BORROWER, OPERATING LESSEE OR ANY PRINCIPAL OF BORROWER OR OPERATING LESSEE; (C) THE APPLICATION BY BORROWER OR OPERATING LESSEE OF THE PROCEEDS OF THE LOAN FOR PURPOSES OTHER THAN THE PURPOSES REPRESENTED BY BORROWER OR OPERATING LESSEE TO ADMINISTRATIVE AGENT OR INTENDED OR UNDERSTOOD BY ADMINISTRATIVE AGENT; (D) ANY ACT OR OMISSION BY ADMINISTRATIVE AGENT OR LENDERS WHICH DIRECTLY OR INDIRECTLY RESULTS IN, OR CONTRIBUTES TO, THE RELEASE OF BORROWER, OPERATING LESSEE OR ANY OTHER PERSON OR ANY COLLATERAL FOR ANY OBLIGATION TO LENDERS IN CONNECTION WITH THE LOAN; (E) THE UNENFORCEABILITY OR INVALIDITY OF ANY COLLATERAL ASSIGNMENT OR GUARANTY WITH RESPECT TO ANY OBLIGATION TO ADMINISTRATIVE AGENT OR LENDERS IN CONNECTION WITH THE LOAN, OR THE LACK OF PERFECTION OR CONTINUING PERFECTION OR LACK OF PRIORITY OF ANY LIEN WHICH SECURES ANY OBLIGATION TO LENDERS IN CONNECTION WITH THE LOAN; (F) ANY FAILURE OF ADMINISTRATIVE AGENT OR LENDERS TO MARSHAL ASSETS IN FAVOR OF BORROWER, OPERATING LESSEE OR ANY OTHER PERSON; (G) ANY MODIFICATION OF ANY OBLIGATION TO ADMINISTRATIVE AGENT OR LENDERS IN CONNECTION WITH THE LOAN, INCLUDING, WITHOUT LIMITATION, ANY RENEWAL, EXTENSION, ACCELERATION OR INCREASE IN INTEREST RATE; (H) AN ELECTION OF REMEDIES BY ADMINISTRATIVE AGENT OR LENDERS, EVEN THOUGH THAT ELECTION OF REMEDIES (SUCH AS A NON-JUDICIAL FORECLOSURE, IF AVAILABLE AND/OR PERMITTED, WITH RESPECT TO SECURITY FOR A GUARANTEED OBLIGATION) HAS OR MAY HAVE DESTROYED BORROWER’S AND/OR OPERATING LESSEE’S RIGHTS OF SUBROGATION, REIMBURSEMENT AND CONTRIBUTION AGAINST THE PRINCIPAL BY OPERATION OF LAW OR OTHERWISE; (I) ADMINISTRATIVE AGENT’S OR LENDERS’ FAILURE TO DISCLOSE TO BORROWER AND/OR OPERATING LESSEE ANY INFORMATION CONCERNING BORROWER’S OR OPERATING LESSEE’S FINANCIAL CONDITION OR ANY OTHER CIRCUMSTANCES BEARING ON BORROWER’S ABILITY TO PAY AND PERFORM ITS OBLIGATIONS UNDER THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, OR UPON THE FAILURE OF ANY OTHER PRINCIPALS OF BORROWER OR OPERATING LESSEE TO GUARANTY THE LOAN; (J) ANY STATUTE OR RULE OF LAW WHICH PROVIDES THAT THE OBLIGATION OF A SURETY OR GUARANTOR MUST BE NEITHER LARGER IN AMOUNT NOR IN ANY OTHER RESPECTS

Loan No. 1013851

MORE BURDENSOME THAN THAT OF A PRINCIPAL OR WHICH REDUCES A SURETY’S OR GUARANTOR’S OBLIGATION IN PROPORTION TO THE PRINCIPAL OBLIGATION; (K) ANY FAILURE OF ADMINISTRATIVE AGENT OR LENDERS TO FILE OR ENFORCE A CLAIM IN ANY BANKRUPTCY OR OTHER PROCEEDING WITH RESPECT TO ANY PERSON; (L) ADMINISTRATIVE AGENT’S OR LENDERS’ ELECTION, IN ANY PROCEEDING INSTITUTED UNDER THE FEDERAL BANKRUPTCY CODE, OF THE APPLICATION OF SECTION 1111(B)(2) OF THE FEDERAL BANKRUPTCY CODE OR ANY SUCCESSOR STATUTE; (M) ANY BORROWING OR ANY GRANT OF A SECURITY INTEREST UNDER SECTION 364 OF THE FEDERAL BANKRUPTCY CODE; (N) ANY RIGHT OF SUBROGATION, ANY RIGHT TO ENFORCE ANY REMEDY WHICH ADMINISTRATIVE AGENT OR LENDERS MAY HAVE AGAINST BORROWER OR OPERATING LESSEE, AND ANY RIGHT TO PARTICIPATE IN, OR BENEFIT FROM, ANY SECURITY FOR THE NOTES AND THE OTHER LOAN DOCUMENTS; (O) PRESENTMENT, DEMAND, PROTEST AND NOTICE OF ANY KIND EXCEPT AS EXPRESSLY PROVIDED FOR IN THE LOAN DOCUMENTS; (P) ANY STATUTE OF LIMITATIONS AFFECTING THE LIABILITY OF BORROWER OR OPERATING LESSEE HEREUNDER OR THE ENFORCEMENT HEREOF; (Q) USE OF CASH COLLATERAL UNDER SECTION 363 OF THE UNITED STATES BANKRUPTCY CODE; AND (R) ANY AGREEMENT OR STIPULATION WITH RESPECT TO THE PROVISION OF ADEQUATE PROTECTION IN ANY BANKRUPTCY PROCEEDING OF ANY PERSON. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING OR ANY OTHER PROVISION HEREOF, EACH OF BORROWER AND OPERATING LESSEE FURTHER EXPRESSLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS OF SUBROGATION, REIMBURSEMENT, INDEMNIFICATION AND CONTRIBUTION, WHICH MIGHT OTHERWISE BE AVAILABLE TO BORROWER AND/OR OPERATING LESSEE UNDER APPLICABLE LAW WHILE THE LOAN IS OUTSTANDING. THIS UNDERSTANDING AND WAIVER IS MADE IN ADDITION TO AND NOT IN LIMITATION OF ANY OF THE OTHER TERMS AND CONDITIONS OF THIS AGREEMENT. EACH OF BORROWER AND OPERATING LESSEE AGREES THAT THE PAYMENT OR PERFORMANCE OF ANY ACT WHICH TOLLS ANY STATUTE OF LIMITATIONS APPLICABLE TO THE NOTES, ANY OF THE OTHER LOAN DOCUMENTS SHALL SIMILARLY OPERATE TO TOLL THE STATUTE OF LIMITATIONS APPLICABLE TO BORROWER’S AND OPERATING LESSEE’S LIABILITY HEREUNDER, AS APPLICABLE.

[Signatures Appear on Following Page]

Loan No. 1013851

IN WITNESS WHEREOF, Borrower, Operating Lessee, Administrative Agent and Lenders have executed and delivered this Agreement as of the date appearing on the first page of this Agreement.

“ADMINISTRATIVE AGENT”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Thomas Day
Name:	Thomas Day
Its:	Executive Vice President

Administrative Agent’s Address:

Wells Fargo Bank, National Association

301 S. College St. 4th Floor

Charlotte, NC 28202

Attention: Anand J. Jobanputra

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Loan No. 1013851

“BORROWER”

AURORA CONVENTION CENTER HOTEL, LLC,

a Delaware limited liability company

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Its:	President

“OPERATING LESSEE”

AURORA CONVENTION CENTER HOTEL LESSEE, LLC,

a Delaware limited liability company

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Its:	President

Borrower:

Aurora Convention Center Hotel, LLC

c/o Ryman Hospitality Properties, Inc.

One Gaylord Drive

Nashville, TN 37214

Attn: Scott J. Lynn

With a copy to:

Rida Development Corporation

1777 Walker Street, Suite 501

Houston, TX 77010

Attn: Ira Mitzner

Operating Lessee:

Aurora Convention Center Hotel Lessee, LLC

c/o Ryman Hospitality Properties, Inc.

One Gaylord Drive

Nashville, TN 37214

Attn: Scott J. Lynn

With a copy to:

Rida Development Corporation

1777 Walker Street, Suite 501

Houston, TX 77010

Attn: Ira Mitzner

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Loan No. 1013851

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Thomas Day
Name:	Thomas Day
Its:	Executive Vice President

Lender’s Address:

Wells Fargo Bank, National Association

301 S. College St. 4th Floor

Charlotte, NC 28202

Attention: Anand J. Jobanputra

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Loan No. 1013851

“LENDER”

AAREAL CAPITAL CORPORATION

By:	/s/ Ralph C. Marra Jr.
Name:	Ralph C. Marra Jr.
Its:	Managing Director

By:	/s/ Alan L. Griffin
Name:	Alan L. Griffin
Its:	General Counsel

Lender’s Address:

Aareal Capital Corporation

360 Madison Avenue, 18th Floor

New York, NY 10017

Attention: Asish Thallur

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Loan No. 1013851

“LENDER”

BANK OF AMERICA, NA

By:	/s/ Roger C. Davis
Name:	Roger C. Davis
Its:	Senior Vice President

Lender’s Address:

Bank of America, NA

901 Main Street, 64th Floor

Dallas, TX 75202

Attention: Karenda Milburn

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Loan No. 1013851

“LENDER”

THE BANK OF NOVA SCOTIA

By:	/s/ Michelle Phillips
Name:	Michelle Phillips
Its:	Managing Director

Lender’s Address:

The Bank of Nova Scotia

250 Vesey Street, 23rd Floor

New York, New York 10281

Attention: Ajit Goswami

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Loan No. 1013851

“LENDER”

BMO HARRIS BANK N.A.

By:	/s/ Michael Watson
Name:	Michael Watson
Its:	Managing Director

Lender’s Address:

BMO Harris Bank N.A.

115 S. LaSalle Street, Floor 10W

Chicago, IL 60613

Attention: Daniel Wiest

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Loan No. 1013851

“LENDER”

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Steven Jonassen
Name:	Steven Jonassen
Its:	Managing Director

By:	/s/ David Bowers
Name:	David Bowers
Its:	Managing Director

Lender’s Address:

Credit Agricole Corporate and Investment Bank

1301 Avenue of the Americas

New York, NY 10019

Attention: Steven Jonassen

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Loan No. 1013851

“LENDER”

FROST BANK

By:	/s/ Anna Pawlik
Name:	Anna Pawlik
Its:	Market President

Lender’s Address:

Frost Bank

1 BLVD Place

1700 Post Oak Blvd, Suite 300

Houston, TX 77056

Attention: Anna Pawlik

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Loan No. 1013851

“LENDER”

MIDFIRST BANK

By:	/s/ Todd Wright
Name:	Todd Wright
Its:	Senior Vice President

Lender’s Address:

MidFirst Bank

501 NW Grand Blvd.

Oklahoma City, OK 73118

Attention: Todd Wright

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Loan No. 1013851

“LENDER”

RAYMOND JAMES BANK, N.A.

By:	/s/ Matt Stein
Name:	Matt Stein
Its:	Senior Vice President

Lender’s Address:

Raymond James Bank, N.A.

710 Carillon Parkway

St. Petersburg, FL 33716

Attention: Matt Stein

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Loan No. 1013851

“LENDER”

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Keith Connolly
Name:	Keith Connolly
Its:	Managing Director

Lender’s Address:

Sumitomo Mitsui Banking Corporation

277 Park Avenue

New York, NY 10172

Attention: John Corrigan

[Signatures Continue on Following Page]

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Loan No. 1013851

SCHEDULE 1.1 – PRO RATA SHARES

Schedule 1.1 to Second Amended and Restated Loan Agreement among Aurora Convention Center Hotel, LLC, a Delaware limited liability company, as Borrower, Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company, as Operating Lessee, Wells Fargo Bank, National Association, as Administrative Agent, and various lenders party thereto from time to time, as Lenders, dated as of July 2, 2019.

Lender	Term Tranche Commitment	Expansion Tranche Commitment	Total Commitment	Pro Rata Share
WELLS FARGO BANK, NATIONAL ASSOCIATION	$136,363,636.36	$13,636,363.64	$150,000,000.00	17.045454545455%
BANK OF AMERICA, NA	$136,363,636.36	$13,636,363.64	$150,000,000.00	17.045454545455%
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	$113,636,363.64	$11,363,636.36	$125,000,000.00	14.204545454546%
SUMITOMO MITSUI BANKING CORPORATION	$90,909,090.91	$9,090,909.09	$100,000,000.00	11.363636363636%
THE BANK OF NOVA SCOTIA	$90,909,090.91	$9,090,909.09	$100,000,000.00	11.363636363636%
AAREAL CAPITAL CORPORATION	$90,909,090.91	$9,090,909.09	$100,000,000.00	11.363636363636%
BMO HARRIS BANK N.A.	$45,454,545.45	$4,545,454.55	$50,000,000.00	5.681818181818%
FROST BANK	$45,454,545.45	$4,545,454.55	$50,000,000.00	5.681818181818%
RAYMOND JAMES BANK, N.A.	$27,272,727.27	$2,727,272.73	$30,000,000.00	3.409090909091%
MIDFIRST BANK	$22,727,272.73	$2,272,727.27	$25,000,000.00	2.840909090909%

TOTALS	$800,000,000.00	$80,000,000.00	$880,000,000.00	100%

Schedule 1.1

Loan No. 1013851

SCHEDULE 9.33 – FORM DSCR COMPLIANCE CERTIFICATE

Schedule 9.33 to Second Amended and Restated Loan Agreement among Aurora Convention Center Hotel, LLC, a Delaware limited liability company, as Borrower, Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company, as Operating Lessee, Wells Fargo Bank, National Association, as Administrative Agent, and various lenders party thereto from time to time, as Lenders, dated as of July 2, 2019.

Certification of Debt Service Coverage Ratio

To: Wells Fargo Bank, National Association

This Certificate is furnished pursuant to that certain Second Amended and Restated Loan Agreement among Aurora Convention Center Hotel, LLC, a Delaware limited liability company, as Borrower, Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company, as Operating Lessee, Wells Fargo Bank, National Association, as Administrative Agent, and various lenders party thereto from time to time, as Lenders, dated as of July 2, 2019. Unless otherwise defined herein, capitalized terms used in this DSCR Compliance Certificate have the meanings given thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the ___________________ of Borrower, an officer qualified to execute this DSCR Compliance Certificate on Borrower’s behalf.

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a review of the operations of Borrower during the period covered by the attached operating statements.

3. Schedule I attached hereto sets forth financial data and computations required to establish the DSCR (as of the DSCR Test Date identified in Schedule I) as set forth in the Agreement, all of which data and computations are true, complete and correct in all material respects.

The foregoing certifications, together with the computations set forth in Schedule I hereto and the operating statements delivered with this DSCR Compliance Certificate in support hereof, are made and delivered this      day of                 ,         .

Schedule 9.33

Loan No. 1013851

Schedule I

Debt Service Hurdle

Measurement Period Trailing 12 months (“TTM”) ending: Month Year

Gross Operating Revenues

Less: Gross Operating Expenses

Equals Net Operating Income

Plus Adjustments:

(a) Actual Base Management Fees

(b) Actual FF&E Reserves as provided for in Management Agreement

(c) Actual Franchise Fees

Equals Grossed up NOI

Less:

(1) Greater of:

(a) Actual Base Management Fees

(b) 3% of Gross Operating Revenues

Greater of (a) or (b)

(2) Actual FF&E Reserves as provided for in Management Agreement

Adjusted Net Operating Income (Gross Operating Revenues less Adjusted Gross Operating Expenses)

Debt Service

(1) Greater of:

(a) Actual Debt Service

(b) 8% of outstanding principal loan amount

(c) Debt constant calculated using the 10-year prevailing Treasury rate plus 2.50% and a 30-year amortization schedule

Greater of (a) (b) or (c)

Debt Service Coverage Ratio

(Adjusted Net Operating Income divided by Debt Service)

Applicable DSCR Hurdle

Pass or Failed Test

Passed Test/Failed Test

Schedule 9.33

Loan No. 1013851

EXHIBIT A—DESCRIPTION OF PROPERTY

Exhibit A to Second Amended and Restated Building Loan Agreement among Aurora Convention Center Hotel, LLC, a Delaware limited liability company, as Borrower, Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company, as Operating Lessee, Wells Fargo Bank, National Association, as Administrative Agent, and various lenders party thereto from time to time, as Lenders, dated as of July 2, 2019.

Parcel 1:

Lot 1, Block 1, Gaylord Subdivision Filing No. 2, County of Adams, State of Colorado, recorded in Reception No. 2019000043819.

Parcel 2:

Non-exclusive easement for access and other related purposes, as more particularly set forth in the Non-Exclusive Access Easement Agreement from LNR CPI High Point, LLC, recorded December 23, 2015 at Reception No. 2015000106641, County of Adams, State of Colorado.

Parcel 3:

Non-exclusive easement for landscaping purposes, as more particularly set forth in the Landscape Easement recorded December 23, 2015 at Reception No. 2015000106643, County of Adams, State of Colorado.

Parcel 4:

Non-exclusive easement for a View Corridor easement, as more particularly described in the View Corridor Easement recorded December 23, 2015 at Reception No. 2015000106642, County of Adams, State of Colorado.

Parcel 5:

Non-Exclusive easements for construction purposes, as more particularly described in the Temporary Construction Easement Agreement recorded December 23, 2015 at Reception No. 201500106644, County of Adams, State of Colorado.

Exhibit A

Loan No. 1013851

EXHIBIT B - DOCUMENTS

Exhibit B to Second Amended and Restated Loan Agreement among Aurora Convention Center Hotel, LLC, a Delaware limited liability company, as Borrower, Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company, as Operating Lessee, Wells Fargo Bank, National Association, as Administrative Agent, and various lenders party thereto from time to time, as Lenders, dated as of July 2, 2019.

1. Loan Documents. The documents listed below, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1 This Agreement.

1.2 The Amended and Restated Secured Promissory Notes and the Secured Promissory Notes, initially dated as of the date hereof, collectively, in the original principal amount of the Loan, each made by Borrower payable to the order of a Lender, together with all replacements of any of the foregoing from time to time.

1.3 Amended and Restated Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, and to be recorded in the Recorder’s Office of Adams County, Colorado, executed by Borrower and Operating Lessee, as Trustor, to the trustee named therein, for the benefit of Administrative Agent, for its benefit and the benefit of Lenders, as Beneficiary, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

1.4 Second Amended and Restated Subordination, Attornment and Non-Disturbance Agreement, dated as of the date hereof, by and among Borrower, Administrative Agent and Manager in connection with the Loan.

1.5 Second Amended and Restated Hazardous Materials Indemnity Agreement, dated as of the date hereof, executed by and between Ryman Guarantor and Rida Guarantor, as Indemnitor, and Administrative Agent.

1.6 Limited liability company resolution and certificates of Borrower and Operating Lessee delivered to Administrative Agent in connection with the closing of the Loan, dated as of the date hereof.

1.7 Resolutions and certificates of each Guarantor delivered to Administrative Agent in connection with the closing of the Loan, dated as of the date hereof.

1.8 Disbursement Instruction Agreement, dated as of the date hereof, executed by Borrower.

1.9 Assignment of Interest Rate Protection Agreement, dated as of the date hereof, by and between Borrower and Administrative Agent and consented to by Counterparty.

1.10 Amended and Restated Collateral Assignment of Infrastructure Acquisition and Reimbursement Agreement, dated as of the date hereof, executed by and between Borrower and Administrative Agent.

Exhibit B

Loan No. 1013851

1.11 Amended and Restated Assignment, Consent and Subordination of Asset Management Agreement, dated as of the date hereof, executed by RHPA Management, LLC, Borrower and Administrative Agent.

2. Other Related Documents (Which Are Not Loan Documents):

2.1 The Third Amended and Restated Guaranty Agreement, dated as of the date hereof, executed by Rida Guarantor, as Guarantor, in favor of Administrative Agent.

2.2 The Second Amended and Restated Guaranty Agreement, dated as of the date hereof, executed by Ryman Guarantor, as Guarantor, in favor of Administrative Agent.

2.3 Second Amended and Restated Cash Management Agreement (Senior Borrower), dated as of the date hereof, by and among Borrower, Operating Lessee, Manager and Administrative Agent.

2.4 Amended and Restated Cash Management Agreement (Operating Lessee), dated as of the date hereof, by and among Borrower, Operating Lessee, Manager and Administrative Agent

2.5 If Borrower elects to receive an advance of the Expansion Trance, the Completion Guaranty Agreement, made by a Guarantor for the benefit of Administrative Agent.

Exhibit B

Loan No. 1013851

EXHIBIT C – INTENTIONALLY OMITTED

Exhibit C

Loan No. 1013851

EXHIBIT D – INTENTIONALLY OMITTED

Exhibit D

Loan No. 1013851

EXHIBIT E – FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

Exhibit E to Second Amended and Restated Loan Agreement among Aurora Convention Center Hotel, LLC, a Delaware limited liability company, as Borrower, Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company, as Operating Lessee, Wells Fargo Bank, National Association, as Administrative Agent, and various lenders party thereto from time to time, as Lenders, dated as of July 2, 2019.

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is dated as of ________ __, ____, between __________________ (“Assignor”) and _________________ (“Assignee”).

RECITALS:

A. Assignor is a Lender under the Second Amended and Restated Loan Agreement dated, as of July 2, 2019 (as from time to time amended, supplemented or restated, the “Loan Agreement”), by and among AURORA CONVENTION CENTER HOTEL, LLC, a Delaware limited liability company (“Borrower”), Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company, as Operating Lessee, the persons named therein as Lenders and such other Persons as may become Lenders in accordance with the terms of the Loan Agreement, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (“Administrative Agent”). Capitalized terms used in this Agreement without definition have the same meanings as in the Loan Agreement.

B. Currently, Assignor’s Pro Rata Share of the Loan is equal to __________% and Assignee’s Pro Rata Share of the Loan is equal to _________%.

C. Assignor desires to assign to Assignee, and Assignee desires to accept and assume, [all/a portion of] the rights and obligations of Assignor under the Loan Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Assignment.

(a) Effective on the Assignment Effective Date (as defined in Section 3 below), Assignor hereby assigns to Assignee the Assigned Share (as defined below) of [all/a portion of] of Assignor’s rights, title, interest and obligations under the Loan Agreement and other Loan Documents, including without limitation those relating to Assignor’s Pro Rata Share of the Loan. The Assigned Share of all such rights, title, interest and obligations is referred to collectively as the “Assigned Rights and Obligations”.

(b) The “Assigned Share” means the portion of Assignor’s Pro Rata Share in the Loan being assigned hereby, such portion being equal to _______% of the Loan (or $__________ of Commitment). The new Pro Rata Share of Loan being held by Assignee (after giving effect to the assignment hereunder), and the Pro Rata Share in the Loan retained by Assignor, shall be as specified on the signature pages of this Agreement

2. Assumption. Effective on the Assignment Effective Date, Assignee hereby accepts the foregoing assignment of, and hereby assumes from Assignor, the Assigned Rights and Obligations.

Exhibit E

Loan No. 1013851

3. Effectiveness. This Agreement shall become effective on a date (the “Assignment Effective Date”) selected by Assignor, which shall be on or as soon as practicable after the execution and delivery of counterparts of this Agreement by Assignor, Assignee, Administrative Agent, Operating Lessee and Borrower. Assignor shall promptly notify Assignee, Administrative Agent, Operating Lessee and Borrower in writing of the Assignment Effective Date.

4. Payments on Assignment Effective Date. In consideration of the assignment by Assignor to Assignee, and the assumption by Assignee, of the Assigned Rights and Obligations, on the Assignment Effective Date Assignee shall pay to Assignor such amounts as are specified in any written agreement or exchange of letters between them and additionally shall pay to Administrative Agent an assignment processing fee of $________.

5. Allocation and Payment of Interest and Fees.

(a) Administrative Agent shall pay to Assignee all interest and other amounts (including Fees, except as otherwise provided in the written agreement referred to in Section 4 above) not constituting principal that are paid by or on behalf of Borrower pursuant to the Loan Documents and are attributable to the Assigned Rights and Obligations (“Borrower Amounts”), that accrue on and after the Assignment Effective Date. If Assignor receives or collects any such Borrower Amounts, Assignor shall promptly pay them to Assignee.

(b) Administrative Agent shall pay to Assignor all Borrower Amounts that accrue before the Assignment Effective Date (or otherwise pursuant to the written agreement referred to in Section 4 above) when and as the same are paid by Administrative Agent to the other Lenders. If Assignee receives or collects any such Borrower Amounts, Assignee shall promptly pay such amounts to Assignor.

(c) Unless specifically assumed by Assignee, Assignor shall be responsible and liable for all reimbursable liabilities and costs and indemnification obligations which accrue under Section 12.12 of the Loan Agreement prior to the Assignment Effective Date, and such liability shall survive the Assignment Effective Date.

6. Administrative Agent Liability. Administrative Agent shall not be liable for any allocation or payment to either Assignor or Assignee subsequently determined to be erroneous, unless resulting from Administrative Agent’s willful misconduct or gross negligence.

7. Representations and Warranties.

(a) Each of Assignor and Assignee represents and warrants to the other and to Administrative Agent as follows:

(i) It has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement;

(ii) The making and performance of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation applicable to it;

(iii) This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and

(iv) All approvals, authorizations or other actions by, or filings with, any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.

Exhibit E

Loan No. 1013851

(b) Assignor represents and warrants to Assignee that Assignor owns the Assigned Rights and Obligations free and clear of any Lien or other encumbrance.

(c) Assignee represents and warrants to Assignor as follows:

(i) Assignee is and shall continue to be an “Eligible Assignee” as defined in the Loan Agreement;

(ii) Assignee has made and shall continue to make its own independent investigation of the financial condition, affairs and creditworthiness of Borrower, Operating Lessee and any other Loan Party; and

(iii) Assignee has received copies of the Loan Documents and such other documents, financial statements and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

8. No Assignor Responsibility. Assignor makes no representation or warranty regarding, and assumes no responsibility to Assignee for:

(a) the execution (by any party other than Assignor), effectiveness, genuineness, validity, enforceability, collectability or sufficiency of the Loan Documents or any representations, warranties, recitals or statements made in the Loan Documents or in any financial or other written or oral statement, instrument, report, certificate or any other document made or furnished or made available by Assignor to Assignee or by or on behalf of any Loan Party to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby;

(b) the performance or observance of any of the terms, covenants or agreements contained in any of the Loan Documents or as to the existence or possible existence of any Default or Potential Default under the Loan Documents; or

(c) the accuracy or completeness of any information provided to Assignee, whether by Assignor or by or on behalf of any Loan Party.

Assignor shall have no initial or continuing duty or responsibility to make any investigation of the financial condition, affairs or creditworthiness of any of the Loan Parties, in connection with the assignment of the Assigned Rights and Obligations or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times thereafter.

9. Assignee Bound by Loan Agreement. Effective on the Assignment Effective Date, Assignee (a) shall be deemed to be a party to the Loan Agreement and as such, shall be directly liable to Borrower for any failure by Assignee to comply with Assignee’s assumed obligations thereunder, including, without limitation, Assignee’s obligation to fund its Pro Rata Share of the Loan in accordance with provisions of the Loan Agreement, (b) agrees to be bound by the Loan Agreement to the same extent as it would have been if it had been an original Lender thereunder, (c) agrees to perform in accordance with their respective terms all of the obligations which are required under the Loan Documents to be performed by it as a Lender, and (d) agrees to maintain its status as an Eligible Assignee. Assignee appoints and authorizes Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

Exhibit E

Loan No. 1013851

10. Assignor Released From Loan Agreement. Effective on the Assignment Effective Date, Assignor shall be released from the Assigned Rights and Obligations; provided, however, that Assignor shall retain all of its rights to indemnification under the Loan Agreement and the other Loan Documents for any events, acts or omissions occurring before the Assignment Effective Date, and, to the extent not assumed by Assignee, Assignor shall continue to be responsible for the liabilities and obligations described in Section 5(c) of this Agreement.

11. New Notes. On or promptly after the Assignment Effective Date, Borrower, Administrative Agent, Assignor and Assignee shall make appropriate arrangements so that new Notes executed by Borrower, dated the Assignment Effective Date and in the amount of the respective Pro Rata Shares of Assignor and Assignee in the original Loan amount, after giving effect to this Agreement, are issued to Assignor and Assignee, in exchange for the surrender by Assignor and Assignee to Borrower of any applicable outstanding Notes, marked “Exchanged”.

12. General.

(a) No term or provision of this Agreement may be amended, waived or terminated orally, but only by an instrument signed by the parties hereto.

(b) This Agreement may be executed in one or more counterparts. Each set of executed counterparts shall be an original. Executed counterparts may be delivered by facsimile transmission.

(c) If Assignor has not assigned its entire remaining Pro Rata Share of the Loan to Assignee, Assignor may at any time and from time to time grant to others, subject to applicable provisions in the Loan Agreement, assignments of or participation in all of Assignor’s remaining Pro Rata Share of the Loan.

(d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Assignor nor Assignee may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other and Administrative Agent [and (subject to the provisions of Section 13.13) Borrower]. The preceding sentence shall not limit the right of Assignee to grant to others a participation in all or part of the Assigned Rights and Obligations subject to the terms of the Loan Agreement.

(e) All payments to Assignor or Assignee hereunder shall, unless otherwise specified by the party entitled thereto, be made in United States dollars, in immediately available funds, and to the address or account specified on the signature pages of this Agreement. The address of Assignee for notice purposes under the Loan Agreement shall be as specified on the signature pages of this Agreement.

(f) If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions hereof will not be affected or impaired in any way.

(g) Each party shall bear its own expenses in connection with the preparation and execution of this Agreement.

(h) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(i) On or before the Assignment Effective Date, Assignee shall comply with the provisions of Section 13.18(g) of the Loan Agreement.

[Remainder of Page Intentionally Left Blank]

Exhibit E

Loan No. 1013851

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

ASSIGNOR:

By:
Name:
Its:

Pro Rata Share:	%
Share of Original Loan:	$

Payment Instruction:

ABA No.:
Account No.:
Reference:
Loan No. :
Attn :
Telephone:
Facsimile:

ASSIGNEE:

By:
Name:
Its:

Pro Rata Share:	%
Share of Original Loan:	$

Payment Instruction:

ABA No.:
Account No.:
Reference:
Loan No. :
Attn :
Telephone:
Facsimile:

Exhibit E

Loan No. 1013851

ACKNOWLEDGED AND AGREED:

ADMINISTRATIVE AGENT:WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Its:

[AND, PROVIDED REQUIRED PURSUANT TO SECTION 13.13(c)]

BORROWER:	AURORA CONVENTION CENTER HOTEL, LLC, a Delaware limited liability company

By:
Name:
Its:

Exhibit E

Loan No. 1013851

EXHIBIT F - FORM OF NOTE

Exhibit F to Second Amended and Restated Loan Agreement among Aurora Convention Center Hotel, LLC, a Delaware limited liability company, as Borrower, Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company, as Operating Lessee, Wells Fargo Bank, National Association, as Administrative Agent, and various lenders party thereto from time to time, as Lenders, dated as of July 2, 2019.

[AMENDED AND RESTATED] SECURED PROMISSORY NOTE

$	, 20

[This Amended and Restated Note (this “Note”) is issued in replacement of that certain Secured Promissory Note (the “Original Note”) dated                      in the principal amount of $                    , which Original Note was issued by Borrower to Lender pursuant to that certain Loan Agreement dated as of December 18, 2015 (the “Original Loan Agreement”), and shall evidence a Loan made by Lender that is outstanding as of the date hereof, together with accrued and unpaid interest thereon and other amounts payable with respect thereto, as well as future advances hereunder. All obligations outstanding under the Original Note shall remain outstanding under this Note. THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER NOTE.]

FOR VALUE RECEIVED, AURORA CONVENTION CENTER HOTEL, LLC, a Delaware limited liability company (“Borrower”), HEREBY PROMISES TO PAY to the order of                              (“Lender”) the principal sum of                                  Dollars ($                ), or if less, the aggregate unpaid principal amount of all disbursements disbursed by Lender pursuant to the requirements set forth in the Second Amended and Restated Loan Agreement dated as of July 2, 2019 (as amended, supplemented or restated from time to time the “Loan Agreement”), among Borrower, Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company (“Operating Lessee”), Lender, certain other Lenders named therein or made parties thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, together with interest on the unpaid principal balance hereof at the rate (or rates) determined in accordance with Section 2.6 of the Loan Agreement from the date such principal is advanced until it is paid in full. It is contemplated that there will be advances and payments under this [Secured Promissory Note (this “Note”)][Note] from time to time, but no advances or payments under this Note (including payment in full of the unpaid balance of principal hereof prior to maturity) shall affect or impair the validity or enforceability of this Note as to future advances hereunder.

This Note is one of the “Notes” referred to in and governed by the Loan Agreement, which Loan Agreement, among other things, contains provisions for the acceleration of the maturity hereof and for the payment of certain additional sums to Lender upon the happening of certain stated events. Capitalized terms used in this Note without definition have the same meanings as in the Loan Agreement.

The principal amount of this Note, unless accelerated in accordance with Loan Agreement as described below, if not sooner paid, will be due and payable, together with all accrued and unpaid interest and other amounts due and unpaid under the Loan Agreement, on the Maturity Date.

This Note is secured by, among other things, that certain Amended and Restated Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Effective Date, and to be recorded in the Recorder’s Office of Adams County, Colorado, executed by Borrower and Operating Lessee, as Trustor, to the trustee named therein, for the benefit of Administrative Agent, for its benefit and the benefit of Lenders, as Beneficiary (as so amended, and as may be further amended, restated, supplemented, replaced or otherwise modified from time to time the “Security Instrument”).

Exhibit F

Loan No. 1013851

Interest on the Loans is payable in arrears on the first Business Day of each month during the term of the Loan Agreement, commencing with the first Business Day of the first calendar month to begin after the date of this Note. Interest will be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty (360) days. The Loan Agreement provides for the payment by Borrower of various other charges and fees, in addition to the interest charges described in the Loan Agreement, as set forth more fully in the Loan Agreement. The usury and other interest rate savings provisions set forth in Section 2.6(i) of the Loan Agreement are incorporated herein by this reference.

All payments of any amount becoming due under this Note shall be made in the manner provided in the Loan Agreement, in Dollars.

Upon and during the existence of a Default, unless such Default is waived as provided in the Loan Agreement, this Note may, at the option of Requisite Lenders and without further demand, notice or legal process of any kind, be declared by Administrative Agent, and in such case immediately shall become, due and payable. Upon and during the existence of certain Defaults, this Note shall, without any action by Lenders and without demand, notice or legal process of any kind, automatically and immediately become due and payable.

Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower. Subject to the terms of the Loan Agreement, Lender may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any subordination of Borrower’s obligations hereunder without affecting or diminishing Lender’s right of recourse against Borrower, which right is hereby expressly reserved.

This Note shall be governed, construed, applied and enforced in accordance with Section 13.23 of the Loan Agreement.

All notices or other communications required or permitted to be given pursuant to this Note shall be given to the Borrower or Lender at the address and in the manner provided for in the Loan Agreement.

In no contingency or event whatsoever shall interest charged, contracted for or received in respect of the Loan evidenced hereby, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall, at Lender’s election, either (a) promptly refund such excess interest to Borrower or (b) credit such excess to the principal balance hereof. This provision shall control over every other provision of all agreements between Borrower and Lender.

Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

Exhibit F

Loan No. 1013851

This Note, amends, restates, replaces and supersedes the Original Note in its entirety.

“BORROWER”

AURORA CONVENTION CENTER HOTEL, LLC,

a Delaware limited liability company

By:
Name:
Its:

Exhibit F

Loan No. 1013851

EXHIBIT G – DISBURSEMENT INSTRUCTION AGREEMENT

DISBURSEMENT INSTRUCTION AGREEMENT

Loan No. 1013851

EXHIBIT H-1 - FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Loan Agreement among Aurora Convention Center Hotel, LLC, a Delaware limited liability company, as Borrower, Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company, as Operating Lessee, Wells Fargo Bank, National Association, as Administrative Agent, and various lenders party thereto from time to time, as Lenders, dated as of July 2, 2019 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”).

Pursuant to the provisions of Section 13.18(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the interest in the Loan (as well as any Note evidencing such interest in the Loan) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable,. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:	, 20

Exhibit H-1

Loan No. 1013851

EXHIBIT H-2 - FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Loan Agreement among Aurora Convention Center Hotel, LLC, a Delaware limited liability company, as Borrower, Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company, as Operating Lessee, Wells Fargo Bank, National Association, as Administrative Agent, and various lenders party thereto from time to time, as Lenders, dated as of July 2, 2019 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”).

Pursuant to the provisions of Section 13.18(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	, 20

Exhibit H-2

Loan No. 1013851

EXHIBIT H-3 - FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Loan Agreement among Aurora Convention Center Hotel, LLC, a Delaware limited liability company, as Borrower, Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company, as Operating Lessee, Wells Fargo Bank, National Association, as Administrative Agent, and various lenders party thereto from time to time, as Lenders, dated as of July 2, 2019 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”).

Pursuant to the provisions of Section 13.18(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	, 20

Exhibit H-3

Loan No. 1013851

EXHIBIT H-4 - FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Loan Agreement among Aurora Convention Center Hotel, LLC, a Delaware limited liability company, as Borrower, Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company, as Operating Lessee, Wells Fargo Bank, National Association, as Administrative Agent, and various lenders party thereto from time to time, as Lenders, dated as of July 2, 2019 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”).

Pursuant to the provisions of Section 13.18(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the interest in the Loan (as well as any Note evidencing such interest in the Loan) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such interest in the Loan (as well as any Note evidencing such interest in the Loan), (iii) with respect to the extension of credit pursuant to the Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:	, 20

Exhibit H-4

Loan No. 1013851

EXHIBIT I

Exhibit I to Second Amended and Restated Loan Agreement among Aurora Convention Center Hotel, LLC, a Delaware limited liability company, as Borrower, Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company, as Operating Lessee, Wells Fargo Bank, National Association, as Administrative Agent, and various lenders party thereto from time to time, as Lenders, dated as of July 2, 2019.

OPERATING LEASE DOCUMENTS

1.	Credit Support Fee Agreement

2.	Operating Lease

3.	Owner’s Agreement

4.	Assignment and Assumption of Management Agreement

Exhibit I

Loan No. 1013851

EXHIBIT J – BENCHMARK REPLACEMENT PROVISIONS

Exhibit J to Second Amended and Restated Loan Agreement among Aurora Convention Center Hotel, LLC, a Delaware limited liability company, as Borrower, Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company, as Operating Lessee, Wells Fargo Bank, National Association, as Administrative Agent, and various lenders party thereto from time to time, as Lenders, dated as of July 2, 2019.

Notwithstanding anything to the contrary herein or in any other Loan Document or Other Related Document, Borrower, Operating Lessee, Administrative Agent and Lenders agree as follows:

(a)

Benchmark Replacement. Upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Administrative Agent, Borrower and Operating Lessee may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Requisite Lenders, provided, however, as applied to this subsection (a) only and for no other purposes, consent from the Lender acting as Administrative Agent is not required for contesting the Benchmark Replacement, so long as all the other Lenders objecting to such Benchmark Replacement otherwise satisfy the Requisite Lender requirements. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Requisite Lenders have delivered to Administrative Agent written notice that such Requisite Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Exhibit J will occur prior to the applicable Benchmark Transition Start Date.

(b)

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Administrative Agent with the written consent of Borrower (such consent not to be unreasonably withheld, delayed or conditioned) shall have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document or Other Related Document, any amendments implementing such Benchmark Replacement Conforming Changes shall become effective without any further action or consent of any other party to this Agreement.

(c)

Notices; Standards for Decisions and Determinations. Administrative Agent shall promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or Lenders pursuant to this Exhibit J, including any determination with respect to a tenor, comparable replacement rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, shall be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to the provision of this Exhibit J.

(d)	Certain Defined Terms. As used in this Agreement, each of the following capitalized terms has the meaning given to such term below:

“Benchmark” – means, initially, the LIBO Rate; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to clause (a) of this Exhibit J.

Exhibit J

Loan No. 1013851

“Benchmark Replacement” – means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero percent (0%), the Benchmark Replacement shall be deemed to be zero percent (0.00%) for the purposes of this Agreement, the other Loan Documents and the Other Related Documents.

“Benchmark Replacement Adjustment” – means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” – means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and on a non-arbitrary basis).

“Benchmark Replacement Date” – means the earlier to occur of the following events with respect to the LIBO Rate:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate;

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” – means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1)

a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

Loan No. 1013851

“Benchmark Transition Start Date” – means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Administrative Agent or the Requisite Lenders, as applicable, by notice to the Borrower, Administrative Agent (in the case of such notice by the Requisite Lenders) and the Lenders.

“Benchmark Unavailability Period” – means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes under this Agreement or under any other Loan Document or Other Related Document in accordance with the provisions of this Exhibit J and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes under this Agreement or under any other Loan Document or Other Related Document in accordance with the provisions of this Exhibit J.

“Early Opt-in Election” – means the occurrence of:

(1)

(i) a determination by Administrative Agent or (ii) a notification by the Requisite Lenders to Administrative Agent (with a copy to the Borrower) that the Requisite Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Exhibit J are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2)

(i) the election by Administrative Agent or (ii) the election by the Requisite Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Requisite Lenders of written notice of such election to Administrative Agent.

“Federal Reserve Bank of New York’s Website” – means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” – means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” – means with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” – means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” – means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Loan No. 1013851

EXHIBIT K – MATERIAL CONTRACTS

Exhibit K to Second Amended and Restated Loan Agreement among Aurora Convention Center Hotel, LLC, a Delaware limited liability company, as Borrower, Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company, as Operating Lessee, Wells Fargo Bank, National Association, as Administrative Agent, and various lenders party thereto from time to time, as Lenders, dated as of July 2, 2019.

Those contracts listed in the definition of “Material Contracts.”

Exhibit K

Loan No. 1013851

EXHIBIT L – FORM OF ITEMIZED REQUISITION

Exhibit L to Second Amended and Restated Loan Agreement among Aurora Convention Center Hotel, LLC, a Delaware limited liability company, as Borrower, Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company, as Operating Lessee, Wells Fargo Bank, National Association, as Administrative Agent, and various lenders party thereto from time to time, as Lenders, dated as of July 2, 2019.

Exhibit L

Loan No. 1013851

Borrower Name

SCHEDULE OF TOTAL COSTS

DATE:	April	2010

CAPITAL BUDGET	BUDGET				FUNDED BY EQUITY			FUNDED BY COMPASS			Summary
	Original	Previously Adju	Current	Revised	Previously	Current		Previously	Current	Total	Total	Percentage	Balance to
Submitted Detail	Total	Budget	Adjustments	Budget	Drawn	Draw	Total	Drawn	Draw	Draw	Completed	Completed	Finish
Land Purchase	$—	$—	$—	$—		$—	$—	$—	$—	$—	$—	—	$—
Acquisition Costs	$—	$—	$—	$—		$—	$—			$—	$—	—	$—
Hard Costs
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
Soft Costs
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
—	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
Contingency	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
Financing Fee	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
Interest Reserve	$—	$—	$—	$—		$—	$—		$—	$—	$—	—	$—
Total	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	—	$—
Sources of Funds:
Equity	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	—	$—
Paydowns	$—	$—	$—	$—							$—	—	$—
Compass Loan	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	—	$—
Total	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	—	$—

Borrower Name hereby requests $0 be advanced from loan and deposited into cooresponding BBVA Compass operating account.

Reviewed And Approved By:

Loan No.: 1013851

EXHIBIT M - FORM OF COMPLETION GUARANTY

Exhibit M to Second Amended and Restated Loan Agreement among Aurora Convention Center Hotel, LLC, a Delaware limited liability company, as Borrower, Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company, as Operating Lessee, Wells Fargo Bank, National Association, as Administrative Agent, and various lenders party thereto from time to time, as Lenders, dated as of July 2, 2019.

COMPLETION GUARANTY AGREEMENT

THIS COMPLETION GUARANTY AGREEMENT (this “Guaranty”) is made as of [______________], by [__________________________] ([individually and collectively, jointly and severally, ]“Guarantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as contractual representative of the Lenders (as defined below)(collectively with its successors and assigns, “Administrative Agent”).

R E C I T A L S

A.

Pursuant to the terms of that certain Second Amended and Restated Loan Agreement, dated as of July 2, 2019 (as the same may be amended, restated, supplemented replaced or otherwise modified from time to time, the “Loan Agreement”), by and among Aurora Convention Center Hotel, LLC, a Delaware limited liability company (“Borrower”), Aurora Convention Center Hotel Lessee, LLC, a Delaware limited liability company (“Operating Lessee”), Administrative Agent, and the Lenders, Lenders made a loan to Borrower the principal sum of up to Eight Hundred Eighty Million Dollars ($880,000,000.00) (the “Loan”) for the purposes specified in the Loan Agreement. The “Lenders” shall mean all of the lenders that are a party to the Loan Agreement and their respective successors and/or assigns as permitted pursuant to the Loan Agreement.

B.

The Loan is evidenced by those certain Amended and Restated Secured Promissory Notes and Secured Promissory Notes, each dated as of July 2, 2019 each made by Borrower and payable to the order of a Lender, collectively in the aggregate principal amount of the Loan (as the same may be amended, restated, supplemented replaced or otherwise modified from time to time, collectively, the “Notes”). The Notes are secured by, among other things, that certain Amended and Restated Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 2, 2019, executed by Borrower and Operating Lessee, jointly and severally as grantor, to the Public Trustee of Adams County, Colorado, as trustee, in favor of Administrative Agent, for the benefit of Lenders, as beneficiary, and recorded [________], 2019, in the Recorder’s Office of Adams County, Colorado, at Reception No. [____________] (as the same may be amended, restated, supplemented replaced or otherwise modified from time to time, the “Security Instrument”). The Security Instrument encumbers the real property and any and all improvements now or hereafter located thereon more particularly described on Exhibit A attached thereto (“Property”).

C.

The Loan Agreement, the Security Instrument, the Notes, and those other documents described in the Loan Agreement as Loan Documents, together with all modifications, extensions, renewals and amendments thereto, are collectively referred to hereinafter as the “Loan Documents”. This Guaranty is not one of the Loan Documents.

D.

Pursuant to Section 3.2 of the Loan Agreement, Borrower has provided written notice to Administrative Agent that it intends to commence construction of the Expansion and Guarantor has agreed to, and as a condition to Administrative Agent’s and Lenders’ obligation to disburse the Expansion Tranche, enter into this Guaranty and to be bound by the terms herein.

Loan No.: 1013851

E.	This Guaranty is not secured by the Security Instrument.

F.	[Each ]Guarantor is an indirect owner of Borrower and will benefit from the Loan to be made by Lenders to Borrower.

G.	Contemporaneously herewith, Administrative Agent has received a Completion Guaranty Agreement (the “[___________] Guaranty”) executed by [____________] (“[__________] Guarantor”).

A G R E E M E N T:

NOW, THEREFORE, to induce Administrative Agent and Lenders to disburse the Expansion Tranche, and in consideration thereof, Guarantor unconditionally, absolutely and irrevocably guarantees and agrees as follows:

1.	COMPLETION GUARANTY.

1.1

GUARANTY. Subject to the Completion Guaranty Limit (as defined below) and to the terms of Section 1.2 and 7 below, Guarantor hereby guarantees Completion of the Expansion (the “Expansion Improvements”). Without limiting the generality of the foregoing, Guarantor guarantees that: (i) construction of the Expansion Improvements shall commence and be completed within the time limits set forth in the Loan Agreement (as the same may be extended pursuant to the Loan Agreement), as renewed, extended or modified from time to time; (ii) the Expansion Improvements shall be constructed and completed in accordance with the Plans and Specifications and the other provisions of the Loan Documents, without substantial deviation therefrom, except as permitted by the Loan Agreement, unless approved by Administrative Agent in writing; (iii) the Expansion Improvements shall be constructed and completed free and clear of any mechanic’s liens, materialman’s liens, equitable liens and stop notices (as defined in the Loan Agreement); (iv) all costs (including soft costs and hard costs) of constructing the Expansion Improvements in accordance with the Loan Agreement shall be paid when due. In the event of any condemnation or casualty, if Administrative Agent decides to use insurance or condemnation proceeds to pay down the Secured Obligations (as defined in the Security Instrument) pursuant to Section 5.4 of the Security Instrument instead of disbursing same to Borrower, then Guarantor shall be released from its obligations under this Guaranty.

1.2

PAYMENT OPTION. Within sixty (60) days after any demand for performance by Administrative Agent made under this Section 1, Guarantor[ and [__________] Guarantor] ([each, a “Guarantor Party” and collectively, the “Guarantor Parties”][“Guarantor Party”]) shall have the right to elect, by written notice to Administrative Agent, in lieu of performance under Section 1.1 above, to pay to Administrative Agent (for the benefit of Lenders) a sum equal to one hundred percent (100%) of the amount (the “Completion Costs Amount”) equal to the excess, if any, of (i) all construction and other soft costs (specifically excluding any amounts guaranteed pursuant to that certain [_____________] Guaranty Agreement, dated as of [__________], 2019, executed by Guarantor for the benefit of Administrative Agent (the “Existing Guaranty”)) in connection with the construction and development of the Expansion Improvements in accordance with the Plans and

Loan No.: 1013851

Specifications and Project Documents which relate to the Expansion Improvements, including costs associated with stored materials, necessary for such Completion of the Expansion Improvements (collectively, “Costs”) incurred (but not yet paid) or to be incurred in connection with the Completion of the Expansion Improvements as required of Borrower and/or Operating Lessee by the Loan Agreement (irrespective of the amounts set forth in the approved Expansion Budget delivered by Borrower pursuant to Section 3.2(g) of the Loan Agreement (the “Expansion Budget”)) or the absence of any amount in the Expansion Budget for a particular item of Costs, and as such Costs may vary at any time as the result of change orders, cost over-runs, loan balancing or other events which have occurred during development and construction of the Expansion Improvements, or which have resulted, from any delay in Completion, including, without limitation, delay resulting from force majeure or a Default (e.g., weatherization costs, increased costs of materials, costs incurred in resolving liens filed against the Property, costs of compliance with legal requirements and development conditions), over (ii) the undisbursed portion of the Expansion Tranche and any balancing deposits that have not yet been applied toward construction costs, if any, determined as of the date of Borrower’s election made under the first sentence of this Section 1.2.

1.3	CALCULATION OF COMPLETION COSTS AMOUNT.

(A) Not later than thirty (30) days after the date demand is made of Guarantor under this Guaranty, Administrative Agent shall select an independent inspector who meets the qualifications set forth below and notify Guarantor Parties of that independent inspector’s name and address. If the independent inspector selected by Administrative Agent is acceptable to the Guarantor Parties, then that independent inspector shall be charged with making a written assessment of the Completion Costs Amount and delivering a copy of said assessment to Administrative Agent and Guarantor Parties within thirty (30) days after the independent inspector’s appointment. The Completion Costs Amount estimated by said independent inspector shall be deemed the Completion Costs Amount for purposes hereof.

(B) If Guarantor Parties do not approve of Administrative Agent’s independent inspector, then not later than fifteen (15) days after Guarantor was notified of Administrative Agent’s choice of independent inspector, the Guarantor Parties shall together select an independent inspector who meets the qualifications set forth below and will notify Administrative Agent in writing of that independent inspector’s name and address. Each independent inspector so selected will be charged with making a written assessment of the Completion Costs Amount in accordance with the provisions of this Guaranty and with delivering a copy thereof to Administrative Agent and to Guarantor Parties as soon as possible after selection, and in any event within forty five (45) days after the date Administrative Agent notifies Guarantor of Administrative Agent’s independent inspector. If such assessments differ by five percent (5%) or less (of the larger assessment), the two assessments will be averaged, and the average thereof will be the Completion Costs Amount for purposes of this Guaranty.

(C) If such assessments differ by more than five percent (5%), then not later than ten (10) days after the completion of such assessments, the two independent inspectors will jointly select and notify Administrative Agent and Guarantor Parties of a third independent inspector who meets the qualifications set forth herein. Such third independent inspector will be charged with making a written assessment of the Completion Costs Amount in accordance with the provisions of this Guaranty and delivering copies thereof to Administrative Agent, Guarantor Parties, and to the other two independent inspectors as soon as possible thereafter, and in any event within twenty (20) days after his or her selection. The assessment that is closest to the third independent inspector’s assessment, whether it be the Administrative Agent’s independent inspector’s assessment or Guarantor Parties independent inspector’s assessment will be the Completion Costs Amount for purposes of this Guaranty.

Loan No.: 1013851

(D) If Guarantor Parties fail or refuse to select an independent inspector when required under this Section 1.3, or if Guarantor and [_________] Guarantor are unable to agree on an independent inspector, or if Guarantor Parties’ independent inspector fails or refuses to deliver its assessment when required under this Guaranty, then the determination of the Completion Costs Amount made by Administrative Agent’s independent inspector shall be binding on Guarantor and shall be the Completion Costs Amount for the purposes hereof. If the independent inspectors selected by Administrative Agent and Guarantor Parties shall fail or refuse to agree upon the appointment of a third independent inspector when required under the provisions of this Guaranty, then Administrative Agent and Guarantor Parties each will cause the independent inspectors selected by it to provide the name of an independent inspector who meets the qualifications set forth herein, and Guarantor (or its representative), in the presence of Administrative Agent (or its representative), shall make a blind draw of one name of the two so provided and the independent inspector whose name is so drawn shall be the third independent inspector. In the event only one of the independent inspectors selected by Administrative Agent and Guarantor Parties supplies the name of an independent inspector when required under the provisions of this Guaranty the independent inspector so named shall be the third independent inspector.

(E) Each independent inspector selected pursuant hereto shall be a third-party architect, engineer, consultant or other inspector (i) certified in the State of Colorado, and (ii) with at least ten (10) years of active, current experience in analyzing construction costs of commercial real estate of the general type and approximate magnitude of the Expansion.

(F) Guarantor agrees that the Completion Costs Amount estimated as aforesaid shall be conclusive for purposes of determining Guarantor’s liability hereunder. Guarantor will bear the cost of each independent inspector selected under this Guaranty.

(G) Guarantor covenants and agrees to furnish copies of and provide access to Administrative Agent, Lenders and the independent inspector(s) of all drawings, plans and specifications, construction materials and other information requested by Administrative Agent, Lenders or any independent inspector in connection with the estimate of the of the Completion Costs Amount, to the extent such information is in Guarantor’s possession or control. Guarantor further covenants and agrees to use commercially reasonable efforts to arrange for interviews with any contractors and architects of the Expansion Improvements as reasonably requested by Administrative Agent, Lenders or any independent inspector.

1.4

TREATMENT OF PAYMENT. If Guarantor elects to make payment pursuant to Section 1.2, any such payment shall be retained by Lenders as liquidated damages. The parties acknowledge and agree that the actual damages of Lenders in such event would be extremely difficult or impracticable to determine. After negotiations, the parties have agreed that, considering all the circumstances existing on the date of this Guaranty, the liquidated damages amount as determined in accordance with the foregoing is a reasonable estimate of the damages that Lenders would incur in the event that Borrower has not timely and fully completed the construction of the Expansion Improvements in accordance with the Loan Documents. The payment of the liquidated damages amount to Administrative Agent (for the benefit of Lenders) under the circumstances provided herein is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages to Lenders and constitute Lenders’ sole remedy under this Section 1 (provided, for the avoidance of doubt, the acceptance of such liquidated damages shall in no way limit Administrative Agent’s rights to collect under any other Loan Documents or any other guaranty).

1.5

EXERCISE OF REMEDIES. For the avoidance of doubt, if the Guarantor Parties fail to make an election in accordance with Section 1.2, or elect not to proceed under Section 1.2, Administrative Agent shall retain and may immediately thereafter pursue all remedies available under this Guaranty, including under Section 8 below.

Loan No.: 1013851

Notwithstanding the foregoing, (1) in no event shall the Lenders’ combined recovery under Section 1 of this Guaranty and Section 1 of the [___________] Guaranty exceed the full amount owed under such Sections 1 of this Guaranty and (2) Guarantor’s liability under this Section 1 shall be limited (the “Completion Guaranty Limit”) to a maximum amount equal to [________________] percent ([__]%)[NOTE: COMBINED RECOVERY AMONG GUARANTORS TO EQUAL 100% OF GUARANTIED LIABILITIES] of the total amounts or obligations otherwise due by Guarantor under this Section 1.

2.	[INTENTIONALLY OMITTED].

3.	[INTENTIONALLY OMITTED].

4.

NO WAIVER, RELEASE OR IMPAIRMENT. Nothing contained in this Guaranty shall be deemed to waive, release, affect or impair the indebtedness evidenced by the Loan Documents or the obligations of Borrower or Operating Lessee under the Loan Documents, or the liens and security interests created by the Loan Documents, or Administrative Agent’s rights to enforce its rights and remedies under the Loan Documents and under this Guaranty or the indemnity provided herein, in the Loan Documents or in connection with the Loan, or otherwise provided in equity or under applicable law, including, without limitation, the right to pursue any remedy for injunctive or other equitable relief, or any suit or action in connection with the preservation, enforcement or foreclosure of the liens, mortgages, assignments and security interests which are now or at any time hereafter security for the payment and performance of all obligations under the Loan Agreement or in the other Loan Documents. The provisions of Sections 1 and 4 of this Guaranty shall prevail and control over any contrary provisions elsewhere in this Guaranty or the other Loan Documents.

5.	CERTAIN DEFINITIONS. For purposes of this Guaranty, the following capitalized terms shall have the following meanings:

5.1

“Affiliate” shall mean, as to any person or entity, any other person or entity that, directly or indirectly, is in Control of, is Controlled by or is under common ownership or Control with such person or entity, or is a director or officer of such person or entity, or of an Affiliate of such person or entity.

5.2

“Control” shall mean the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

5.3	“SPE Component Entity” shall mean, if Borrower is a limited partnership or a limited liability company, each general partner or managing member of Borrower, as applicable.

6.	[INTENTIONALLY OMITTED]

7.

OBLIGATIONS OF GUARANTOR UPON DEFAULT BY BORROWER. Subject in all respects to the last paragraph of Section 1 hereof, if the Expansion Improvements are not Completed in the manner and within the time required by the Loan Agreement, or if, prior to the expiration of the time limits for said Completion set forth in the Loan Agreement, construction of the Expansion Improvements should cease or be halted prior to Completion and such cessation or halt constitutes a Default, Guarantor shall, promptly upon demand of Administrative Agent: (a) diligently proceed

Loan No.: 1013851

to Complete construction of the Expansion Improvements at Guarantor’s sole cost and expense; (b) fully pay and discharge all claims for labor performed and material and services furnished (including soft costs and hard costs) in connection with the construction of the Expansion Improvements in accordance with the Loan Agreement; (c) release and discharge all stop notices, mechanic’s liens, materialman’s liens and equitable liens that may arise in connection with the construction of the Expansion Improvements; and (d) pay to Administrative Agent the interest on the principal amount outstanding under the Loan for any period of such delay which precedes the transfer of title to the Property to Administrative Agent. Subject to the further provisions of this Section 7, Administrative Agent shall make the undisbursed Expansion Tranche funds available to Guarantor for the purposes of completing the Expansion Improvements and fulfilling Guarantor’s other obligations under this Guaranty; provided, however, that the obligation of Administrative Agent to make such undisbursed Expansion Tranche funds available to Guarantor in accordance with the disbursement procedures and subject to the disbursement conditions set forth in the Loan Agreement (provided that the condition in Section 3.2(b) of the Loan Agreement shall not be a condition to disbursement hereunder) is expressly conditioned upon: (x) there being no continuing Default by Guarantor under this Guaranty; and (y) Borrower, Operating Lessee and/or Guarantor having deposited with Administrative Agent all sums required to be deposited into Borrower’s Funds Account in accordance with the Loan Agreement.

8.	REMEDIES. If Guarantor fails to commence and pursue diligently its obligations under this Guaranty, Administrative Agent and Lenders shall have the following remedies:

8.1	[Intentionally Omitted];

8.2

From time to time, and without first requiring performance by Borrower or any other guarantor or without exhausting any or all security (if any) for the Loan or any Interest Rate Protection Agreement between Borrower and a Lender with respect to the Loan, to bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and (without limitation of the amounts guaranteed under Section 1 above) to collect in any such action compensation for all loss, cost, damage (as opposed to consequential, special or punitive damages or lost profits other than consequential, special or punitive damages owed by a Lender to a third party), injury and expense sustained or incurred, by Administrative Agent and/or any Lender as a direct or indirect consequence of the failure of Guarantor to perform its obligations hereunder, together with interest thereon at the rate of interest applicable to the principal balance of the Notes.

8.3	[Intentionally Omitted].

9.

RIGHTS OF ADMINISTRATIVE AGENT AND LENDERS. Guarantor authorizes Administrative Agent, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor, from time to time to: (a) approve modifications to the Plans and Specifications so long as such modifications do not materially increase the cost of constructing the Expansion Improvements nor materially increase the time necessary to complete the Expansion Improvements; (b) change the terms or conditions of disbursement of the Expansion Tranche so long as such changes do not materially interfere with Borrower’s or Operating Lessee’s ability to construct the Expansion Improvements as and when required under the Loan Agreement; (c) renew, modify or extend all or any portion of Borrower’s and/or Operating Lessee’s obligations under the Notes or any of the other Loan Documents and any obligations under or in connection with any Interest Rate Protection Agreement between Borrower and a Lender in connection with the Loan; (d) declare all sums owing to Lenders under the Notes or any of the other Loan Documents and any obligations under or in connection with any Interest Rate Protection Agreement between Borrower and a Lender in connection with the Loan, due and payable during the existence

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of a Default under the Loan Documents or an Event of Default as defined in any Interest Rate Protection Agreement between Borrower and a Lender in connection with the Loan; (e) make non-material changes in the dates specified for payments of any sums payable in periodic installments under the Notes or any of the other Loan Documents; (f) otherwise modify the terms of any of the Loan Documents or any Interest Rate Protection Agreement between Borrower and a Lender in connection with the Loan, except for: (i) increases in the principal amount of the Notes for or changes in the manner by which interest rates, fees or charges are calculated under the Notes and the other Loan Documents (Guarantor acknowledges that if the Notes or the other Loan Documents so provide, said interest rates, fees and charges may vary from time to time) or (ii) advancement of the Maturity Date (as defined in the Notes) of the Notes where no Default has occurred and is continuing under the Loan; (g) take and hold security for the performance of Borrower’s and/or Operating Lessee’s obligations under Notes or the other Loan Documents and any obligations under or in connection with any Interest Rate Protection Agreement between Borrower and a Lender in connection with the Loan, and exchange, enforce, waive, subordinate and release any such security in whole or part; (h) apply such security and direct the order or manner of sale thereof as Administrative Agent in its discretion may determine; (i) release, substitute or add any one or more endorsers of the Notes or guarantors of Borrower’s and/or Operating Lessee’s obligations under the Notes or the other Loan Documents or any obligations under or in connection with any Interest Rate Protection Agreement between Borrower and a Lender in connection with the Loan; (j) apply payments received by Administrative Agent and/or any Lender from Borrower and/or Operating Lessee to any obligations of Borrower or Operating Lessee to Administrative Agent and/or Lenders, in such order as Administrative Agent shall determine in its sole discretion, whether or not any such obligations are covered by this Guaranty; (k) assign this Guaranty in whole or in part; and (l) assign, transfer or negotiate all or any part of the indebtedness guaranteed by this Guaranty. Notwithstanding anything to the contrary contained herein, the rights of Administrative Agent granted pursuant to this Section 9 shall in no way amend, alter or supersede any of Borrower’s, Operating Lessee’s or Administrative Agent’s rights under the Loan Agreement or any other Loan Document.

10.

GUARANTOR’S WAIVERS. Guarantor waives, to the maximum extent permitted by law: (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment and performance of those obligations of Borrower which are guaranteed hereunder; (b) any defense based upon any lack of authority of the officers, directors, partners, managers, members or agents acting or purporting to act on behalf of Borrower, Guarantor or any principal of Borrower or Guarantor, any defect in the formation of Borrower, Guarantor or any principal of Borrower or Guarantor; (c) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lenders or intended or understood by Lenders or Guarantor; (d) any and all rights and defenses arising out of an election of remedies by Administrative Agent and/or Lenders, even though that election of remedies, such as a nonjudicial foreclosure, if available and/or permitted, with respect to security for a guaranteed obligation, has or may have destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of any applicable state law or otherwise; (e) any defense based upon Administrative Agent’s and/or any Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay and perform its obligations under the Notes or any of the other Loan Documents and any obligations under or in connection with any Interest Rate Protection Agreement between Borrower and a Lender in connection with the Loan, or upon the failure of any other principals of Borrower to guaranty the Loan or any obligations under or in connection with any Interest Rate Protection Agreement between Borrower and a Lender in connection with the Loan; (f) any defense based upon any statute or rule of law which provides that the obligation of a

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surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Administrative Agent’s or Lenders’ election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) any right of subrogation, any right to enforce any remedy which Administrative Agent and/or Lenders may have against Borrower and any right to participate in, or benefit from, any security for the Notes or the other Loan Documents or any obligations under or in connection with any Interest Rate Protection Agreement between Borrower and a Lender, now or hereafter held by such Lender, in connection with the Loan; (j) presentment, demand, protest and notice of any kind; (k) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof; (l) any right to require Administrative Agent or Lenders to institute suit or exhaust remedies against Borrower or others liable for any of such indebtedness, to enforce Lenders’ rights against any collateral which shall have been given to secure the Loan, to enforce Lenders’ rights against any other guarantors of such indebtedness, to join Borrower or any others liable on such indebtedness in any action seeking to enforce this Guaranty, to resort to any other means of obtaining payment of such indebtedness; (m) notices of disbursement of Loan proceeds, acceptance hereof, proof of non-payment, default under any of the Loan Documents, notices and demands of any kind; and (n) the invalidity, illegality or unenforceability of all or any portion of the indebtedness guaranteed hereby or any of the Loan Documents for any reason whatsoever, including that interest on such indebtedness violates applicable usury laws, that Borrower or others liable for all or a portion thereof have valid defenses, claims or offsets to all or a portion of such indebtedness, or that the Notes or other Loan Documents have been forged or otherwise are irregular or not genuine or authentic (it being agreed that Guarantor shall remain liable under this Guaranty regardless of whether Borrower or any other person shall be found not liable for repayment of all or a portion of such indebtedness. Guarantor further waives any and all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property; this means, among other things, that: (1) Administrative Agent and Lenders may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; (2) if Administrative Agent forecloses on any real property collateral pledged by Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Administrative Agent, for the benefit of Lenders, may collect from Guarantor even if Administrative Agent, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon deficiency limitation or anti-deficiency, redemption or other similar rights, if any. Without limiting the generality of the foregoing or any other provision hereof, Guarantor further expressly waives, to the extent permitted by law until the Loan is paid or satisfied in full, any and all rights and defenses, including without limitation, any rights of subrogation, reimbursement, indemnification and contribution, and which might otherwise be available to Guarantor under New York law, Colorado law or otherwise. Finally, Guarantor agrees that the payment or performance of any act which tolls any statute of limitations applicable to the Notes or any of the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

11.

GUARANTOR’S WARRANTIES. Guarantor warrants, represents, covenants and acknowledges to Administrative Agent and Lenders that: (a) Lenders would not make the Loan nor enter into any Interest Rate Protection Agreement with the Borrower but for this Guaranty; (b) Guarantor has reviewed all of the terms and provisions of the Loan Agreement, any Interest Rate Protection Agreement between Borrower and a Lender (as applicable) in connection with the Loan and the

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other Loan Documents; (c) there are no conditions precedent to the effectiveness of this Guaranty; (d) Guarantor has established adequate means of obtaining from sources other than Administrative Agent and/or Lenders, on a continuing basis, financial and other information pertaining to Borrower’s or Operating Lessee’s financial condition, the Property and Borrower’s and Operating Lessee’s activities relating thereto and the status of Borrower’s performance of obligations under the Loan Documents and any Interest Rate Protection Agreement with a Lender in connection with the Loan, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder, and Administrative Agent and Lenders have made no representation to Guarantor as to any such matters; (e) the most recent financial statements of Guarantor heretofore or hereafter delivered to Administrative Agent are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied (or other principles acceptable to Administrative Agent) and fairly and accurately represent the financial condition of Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof; (f) Guarantor has not and will not, without the prior written consent of Administrative Agent, sell, lease, assign, encumber, pledge, hypothecate, mortgage, transfer or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein, other than in the ordinary course of Guarantor’s business; (g) Guarantor has the requisite legal power and authority to execute, deliver and perform this Guaranty, and the execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite action of Guarantor and no other proceedings or authorizations on the part of Guarantor are necessary to consummate such transactions; (h) this Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization or similar law of general application affecting the rights and remedies of creditors, and moratorium laws from time to time in effect, and except to the extent the availability of equitable relief may be subject to the discretion of the court for which any proceeding therefor may be brought; and (i) Guarantor is not and will not be, as a consequence of the execution and delivery of this Guaranty, impaired or rendered “insolvent”, as that term is defined in Section 101 of the Federal Bankruptcy Code, or otherwise rendered unable to pay Guarantor’s debts as the same mature and will not have thereby undertaken liabilities in excess of the present fair value of Guarantor’s assets. Notwithstanding the foregoing, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Guarantor acknowledges and agrees that Administrative Agent may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

12.	[INTENTIONALLY OMITTED].

13.	[INTENTIONALLY OMITTED].

14.

SUBORDINATION. Guarantor subordinates all present and future indebtedness owing by Borrower or, during the existence of a Default, by any other guarantor under any guaranty or indemnity of the Loan or an Event of Default under, and defined in, any Interest Rate Protection Agreement between Borrower and a Lender with respect to the Loan, to Guarantor to the obligations at any time owing by Borrower to Lenders under the Notes and the other Loan

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Documents or under or in connection with any Interest Rate Protection Agreement between Borrower and a Lender with respect to the Loan. Guarantor assigns all such indebtedness to Administrative Agent, for the benefit of Lenders, as security for this Guaranty, the Notes and the other Loan Documents and any obligations under or in connection with any Interest Rate Protection Agreement between Borrower and a Lender with respect to the Loan. Guarantor agrees to make no claim for such indebtedness until all obligations of Borrower under the Notes and the other Loan Documents and under or in connection with any Interest Rate Protection Agreement between Borrower and Administrative Agent have been fully discharged. Guarantor further agrees not to assign all or any part of such indebtedness unless Administrative Agent is given prior notice and such assignment is expressly made subject to the terms of this Guaranty. If Administrative Agent so requests, (a) all instruments evidencing such indebtedness shall be duly endorsed and delivered to Administrative Agent, (b) all security for such indebtedness shall be duly assigned and delivered to Administrative Agent, (c) such indebtedness shall be enforced, collected and held by Guarantor as trustee for Administrative Agent and Lenders and shall be paid over to Administrative Agent on account of the Loan and under or in connection with any Interest Rate Protection Agreement between Borrower and a Lender with respect to the Loan, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty, and (d) Guarantor shall execute, file and record such documents and instruments and take such other action as Administrative Agent deems necessary or appropriate to perfect, preserve and enforce Lenders’ rights in and to such indebtedness and any security therefor. If Guarantor fails to take any such action, Administrative Agent, as attorney-in-fact for Guarantor, to the extent permitted by law, is hereby authorized to do so in the name of Guarantor. The foregoing power of attorney is coupled with an interest and cannot be revoked.

15.

BANKRUPTCY OF BORROWER. In any bankruptcy or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor and shall assign to Administrative Agent, for the benefit of Lenders, all rights of Guarantor thereunder. If Guarantor does not file any such claim, Administrative Agent, as attorney-in-fact for Guarantor, to the maximum extent permitted by law, is hereby authorized to do so in the name of Guarantor or, in Administrative Agent’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Administrative Agent’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Administrative Agent or Administrative Agent ‘s nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Administrative Agent the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Administrative Agent, for the benefit of Lenders, all of Guarantor’s rights to any such payments or distributions; provided, however, Guarantor’s obligations hereunder shall not be satisfied except to the extent that Administrative Agent receives cash by reason of any such payment or distribution. If Administrative Agent receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If all or any portion of the obligations guaranteed hereunder are paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Administrative Agent as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, or (b) full payment and performance of all of the indebtedness and obligations evidenced and secured by the Loan Documents and under or in connection with any Interest Rate Protection Agreement between Borrower and a Lender with respect to the Loan.

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16.

ADDITIONAL, INDEPENDENT AND UNSECURED OBLIGATIONS. This Guaranty is a continuing guaranty of performance and payment and not of collection and cannot be revoked by Guarantor and shall continue to be effective with respect to any indebtedness referenced in Section 1 hereof arising or created after any attempted revocation hereof or after the death of Guarantor (if Guarantor is a natural person, in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantor under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. This Guaranty is independent of the obligations of Borrower and Operating Lessee under the Notes, the other Loan Documents and under or in connection with any Interest Rate Protection Agreement between Borrower and a Lender with respect to the Loan and the Security Instrument. Administrative Agent and Lenders may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Borrower or any other party or joining Borrower or any other party as a party to such action. Except as otherwise provided in this Guaranty, this Guaranty is not secured and shall not be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty.

17.

CREDIT REPORTS. Each legal entity and individual obligated on this Guaranty hereby authorizes Administrative Agent to order and obtain, from a credit reporting agency of Administrative Agent’s choice, a third party credit report on such legal entity and individual.

18.

ENFORCEABILITY. Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Lenders’ consideration for entering into this transaction and any Interest Rate Protection Agreement between Borrower and a Lender with respect to the Loan, Lenders have specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (d) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Guarantor does hereby represent and confirm to Administrative Agent and Lenders that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Administrative Agent and Lenders, and that Administrative Agent and Lenders are induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

19.	MISCELLANEOUS.

19.1

Notices. All notices, demands, or other communications under this Guaranty and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Guaranty). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any

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change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Guarantor:	[_________________________] [_________________________] [_________________________] [_________________________]
With a copy to:	[_________________________] [_________________________] [_________________________] [_________________________]
Administrative Agent:	Wells Fargo Bank, National Association Hospitality Finance Group 301 S. College St. 4th Floor Charlotte, NC 28202 Attention: Anand J. Jobanputra Loan No.: 1013851
With a copy to:	Wells Fargo Bank, National Association Real Estate Group (AU #80703) 2030 Main Street, Suite 800 Irvine, CA 92614 Attention: Rhonda Friedly Loan No.: 1013851

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth hereinabove.

19.2

Attorneys’ Fees and Expenses; Enforcement. If any attorney is engaged by Administrative Agent and/or any Lender to enforce or defend any provision of this Guaranty, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, or an Event of Default under or in connection with, and as defined in, any Interest Rate Protection Agreement between Borrower and a Lender with respect to the Loan, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding or in connection with any appeal of a lower court decision, then Guarantor shall immediately pay to Administrative Agent, within ten (10) Business Days following receipt of written demand, the amount of all attorneys’ fees and expenses and all costs incurred in connection therewith, including all trial and appellate proceedings in any legal action, suit, bankruptcy or other proceeding, together with interest thereon from the date of such demand until paid at rate of interest applicable to the principal balance of the Notes as specified therein. In the event of any legal proceedings, court costs and attorneys’ fees shall be set by the court and not by jury and shall be included in any judgment obtained by Administrative Agent

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19.3

No Waiver. No previous waiver and no failure or delay by Administrative Agent and/or Lenders in acting with respect to the terms of this Guaranty shall constitute a waiver of any breach, default, or failure of condition under this Guaranty or the obligations secured thereby. A waiver of any term of this Guaranty or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.

19.4

Loan Sales and Participation; Disclosure of Information. Guarantor agrees that Lenders may elect, at any time, to sell, assign or grant participation in all or any portion of such Lender’s rights and obligations under the Loan Documents and this Guaranty, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities (“Participant”), at such Lender’s sole discretion in accordance with the Loan Agreement. Guarantor further agrees that Lenders may disseminate to any actual or potential Participant all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to such Lender with respect to: (a) the Property and Improvements and their operation; (b) any party connected with the Loan (including, without limitation, Borrower, Operating Lessee, any partner, shareholder, joint venturer, manager or member of Borrower or Operating Lessee, any constituent partner, shareholder, joint venturer, manager or member of Borrower or Operating Lessee, and any Guarantor, any other guarantor); and/or (c) any lending relationship other than the Loan which Lenders may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lenders and Participants shall share in the rights and obligations of Lenders as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Guarantor further agrees that this Guaranty shall be sufficient evidence of the obligations of Guarantor to each Participant, and upon written request by Administrative Agent, Guarantor shall consent to such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation. Information provided with respect to Guarantor shall be subject to Agent’s confidentiality restrictions as customarily used in transactions similar to the Loan.

Anything in this Guaranty to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Guaranty, including this Section, any Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

19.5

WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND

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WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY. THIS PROVISION IS A MATERIAL INDUCEMENT OF LENDERS TO MAKE THE LOAN TO BORROWER.

19.6

Severability. If any provision or obligation under this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Guaranty and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Guaranty.

19.7

Heirs, Successors and Assigns. Except as otherwise expressly provided under the terms and conditions herein, the terms of this Guaranty shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

19.8	Time. Time is of the essence of each and every term herein.

19.9	Governing Law And Consent To Jurisdiction.

(a) THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS WHICH GIVE EFFECT TO THE LAWS OF ANOTHER JURISDICTION) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, ADMINISTRATIVE AGENT, EACH LENDER AND GUARANTOR EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY, AND THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ADMINISTRATIVE AGENT, ANY LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND ADMINISTRATIVE AGENT (BY ITS ACCEPTANCE HEREOF), EACH LENDER (BY ITS ACCEPTANCE HEREOF) AND GUARANTOR WAIVE ANY OBJECTIONS WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND ADMINISTRATIVE AGENT (BY ITS ACCEPTANCE HEREOF), EACH LENDER (BY ITS ACCEPTANCE HEREOF) AND GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

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(c) SUBJECT TO THE REQUIREMENTS FOR A CASE TO BE HEARD IN THE COMMERCIAL DIVISION OF THE NEW YORK SUPREME COURT, THE PARTIES AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COMMERCIAL DIVISION OF THE NEW YORK STATE SUPREME COURT, AND TO THE APPLICATION OF SAID COURT’S ACCELERATED PROCEDURES PURSUANT TO RULE 9 OF SECTION 202.70(G) OF THE UNIFORM RULES FOR NEW YORK STATE TRIAL COURTS, IN CONNECTION WITH ANY DISPUTE, CLAIM, CONTROVERSY, SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

19.10

Survival. This Guaranty shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Administrative Agent and/or any Lender under the Security Instrument or any of the other Loan Documents, including without limitation any foreclosure or deed in lieu thereof, except as otherwise set forth in this Guaranty.

19.11	[intentionally omitted].

19.12	Headings. All articles, section or other headings appearing in this Guaranty are for convenience of reference only and shall be disregarded in construing this Guaranty.

19.13

Powers Of Attorney. The powers of attorney granted by Guarantor to Administrative Agent in this Guaranty shall be unaffected by the disability of the principal so long as any portion of the Loan remain unpaid or unperformed or any obligations under or in connection with any Interest Rate Protection Agreement between Borrower and a Lender in connection with the Loan remain unpaid or unperformed. Administrative Agent shall have no obligation to exercise any of the foregoing rights and powers in any event.

19.14	Defined Terms. Unless otherwise defined herein, capitalized terms used in this Guaranty shall have the meanings attributed to such terms in the Loan Agreement.

19.15

Rules Of Construction. The word “Borrower” as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Notes and the other Loan Documents. The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Guaranty is executed by more than one person, the term “Guarantor” shall include all such persons. The word “Lenders” as used herein shall include Lenders and their respective successors, assigns and affiliates. The word “Administrative Agent” as used herein shall include Administrative Agent and their respective successors, assigns and affiliates.

19.16

Use Of Singular And Plural; Gender. When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.

19.17	Exhibits, Schedules And Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Guaranty by such attachment for all purposes.

Loan No.: 1013851

19.18

Community Property. If Guarantor is a natural person, this Guaranty shall be binding against Guarantor’s sole and separate property and the property now or hereafter owned by the marital community property of Guarantor.

19.19

Integration; Interpretation. This Guaranty contains the entire agreement of the parties with respect to the matters contemplated hereby and supersedes all prior negotiations or agreements, written or oral. This Guaranty shall not be modified except by written instrument executed by all parties.

19.20

Electronic Document Deliveries. Documents required to be delivered pursuant to this Guaranty shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that Lender has not notified the Administrative Agent or Guarantor that it cannot or does not want to receive electronic communications. The Administrative Agent or the Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or Guarantor posts such documents or the documents become available on a commercial website and the Administrative Agent or Guarantor notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, Guarantor shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Guarantor with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

19.21

Taxes. Taxes in respect of this Guaranty shall be paid by Guarantor as required by Section 13.18 of the Loan Agreement (with the understanding and agreement of Guarantor that, for purposes hereof, Guarantor shall have the same payment and reimbursement obligations as the Borrower under Section 13.18 even though such Guarantor is not specifically referenced in Section 13.18, and by accepting the benefits hereof, each Lender agrees that it will comply with Section 13.18 of the Loan Agreement.

[Remainder of Page Intentionally Left Blank]

Loan No.: 1013851

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date appearing on the first page of this Guaranty.

“GUARANTOR”
]

By:
Name:
Title:

Signature Page Completion Guaranty Agreement

Loan No.: 1013851

EXHIBIT A

DESCRIPTION OF PROPERTY

Exhibit A to Completion Guaranty Agreement, made by [_____________________] ([individually and collectively, jointly and severally, ]“Guarantor”), for the benefit of Wells Fargo Bank, National Association, as Administrative Agent, on behalf of itself and on behalf of Lenders, dated as of [______________].

All that certain real property located in the City of Aurora, County of Adams, State of Colorado, described as follows:

Parcel 1:

Lot 1, Block 1, Gaylord Subdivision Filing No. 2, County of Adams, State of Colorado, recorded in Reception No. 2019000043819.

Parcel 2:

Non-exclusive easement for access and other related purposes, as more particularly set forth in the Non-Exclusive Access Easement Agreement from LNR CPI High Point, LLC, recorded December 23, 2015 at Reception No. 2015000106641, County of Adams, State of Colorado.

Parcel 3:

Non-exclusive easement for landscaping purposes, as more particularly set forth in the Landscape Easement recorded December 23, 2015 at Reception No. 2015000106643, County of Adams, State of Colorado.

Parcel 4:

Non-exclusive easement for a View Corridor easement, as more particularly described in the View Corridor Easement recorded December 23, 2015 at Reception No. 2015000106642, County of Adams, State of Colorado.

Parcel 5:

Non-Exclusive easements for construction purposes, as more particularly described in the Temporary Construction Easement Agreement recorded December 23, 2015 at Reception No. 201500106644, County of Adams, State of Colorado.